Registration No. 000-000000

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                   Form SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              -------------------
                         KEARNS DEVELOPMENT CORPORATION
                 (Name of small business issuer in its charter)


            Nevada                          6512                 88-0356037
            ------                          ----                 ----------
   (State of jurisdiction of    (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

                           Fraser Campbell, President
            268 West 400 South, Suite 300, Salt Lake City, Utah 84101
       (801) 575-8073 (Address, including zip code and telephone number of principal executive offices and principal
 place of business and name, address and telephone number of agent for service)

Approximate date of proposed distribution to the public: As soon as practicable after this registration statement becomes effective.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

  Title of each                                                    Proposed             Proposed
     class of            Amount of        Dollar Amount to          maximum              maximum             Amount of
 securities to be    securities to be       be registered     offering price per        aggregate         registration fee
    registered          registered                                  share(1)          offering price
   Common Stock          6,000,000            $6,000.00              $.001              $2,000.00              $0.50
==================  ===================  ===================  ===================  ===================  ====================

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------

(1)Estimated solely for purposes of determining the filing fee pursuant to Rule 457(f)2 of the Securities Act of 1933.

                         Prospectus dated June 28, 2001

                         KEARNS DEVELOPMENT CORPORATION

                  6,000,000 shares of $0.001 par value Common Stock
                                                  $0.00 per share
[GRAPHIC OMITTED]


The Offering:
                                     Per Share       Total
Public Price                         $ 0.00           $ 0.00
Underwriting1
   Discounts/Commissions2            $ 0.00           $ 0.00
Proceeds to the Company 3            $ 0.00           $ 0.00

This is a dividend offering wherein Axia Group, Inc., will distribute shares on a pro-rata basis to its shareholders at no cost.

There may be a possible tax impact to recipients of shares in this offering. See "Plan of Distribution" at page 14.
-----------------

(1) We are not using an underwriter for the distribution. See "Plan of Distribution."

(2)The commissions shown do not include legal, accounting, printing and related costs incurred in connection with the offering, which will be payable by us. These expenses are estimated to total $12,750.50

(3)There will be no proceeds paid to us from this offering which is a pro-rata distribution of 6,000,000 of our shares equal to the shareholders of our parent, Axia Group, Inc.











Kearns Development Corporation, Inc. is a Nevada corporation engaged in the business of real estate investment. We have acquired one commercial property and intend to acquire additional properties that we believe are undervalued in relation to cash flows and prospective resale value. We intend to acquire additional properties by assuming favorable financing in place at the time of purchase and satisfying the balance of any purchase price with nominal cash payments or some combination of cash and our own common stock.

There is no market for our securities and no assurance can be given that a public market will develop. Since the shares offered are to be distributed to shareholders of Axia Group, Inc. on a pro-rata basis, at no cost to the shareholders, the offering price may not reflect the value of our shares after the offering.


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



This is a dividend to the public of 6,000,000 of the shares of Kearns Development Corporation's common stock that is owned by our parent, Axia Group, Inc. Axia Group, Inc. will distribute the shares, at no cost to its shareholders, in a pro-rata distribution. There is no public market for the securities of Kearns Development Corporation and no assurance can be given that any such market will develop.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not distribute these securities until the registration statement becomes effective. This prospectus is not an offer to sell or the solicitation of an offer to buy these securities. There can not be any distribution of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

This offering involves a high degree of risk and securities offered hereby are highly speculative. See "Risk Factors" beginning on Page 8 and "Dilution" beginning on Page 14.









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

Inside front cover page of prospectus

                                TABLE OF CONTENTS

                            Page
Summary  .....................................................................6
Summary of Selected Financial Information  ...................................7
Risk Factors  ................................................................8
Use of Proceeds  ............................................................14
Determination of Offering Price  ............................................14
Dilution  ...................................................................14
Selling Security Holders  ...................................................14
Plan of Distribution  .......................................................14
Legal Proceedings ...........................................................14
Directors, Executive Officers, Promoters &
Control Persons  ............................................................16
Security Ownership of Certain Beneficial
Owners and Managers  ........................................................17
Description of Securities ...................................................17
Interest of Named Experts and Counsel  ......................................18
Disclosure of Commission Position on
Indemnification for Securities Act Liabilities...............................19
Description of Business .....................................................21
Description of Property......................................................25
Management's Discussion and Analysis of
Financial Condition and Results of Operations  ..............................27
Certain Relationships and Related Transactions.............................. 28
Market for Common Equity and Related
Transactions.................................................................28
Executive Compensation ......................................................29
Changes in and Disagreements with Accounts
or Accounting and Financial Disclosure.......................................30
Financial Statements............................................... F-1- FQ - 6



                               Kearns Development
                                   Corporation
                                   Offering of
                        6,000,000 Shares of Common Stock
                               -------------------
                                   PROSPECTUS
                               -------------------

                                  June 28, 2001

Kearns Development Corporation intends to become a fully reporting company and will file all reports and other information as required under the Securities Exchange Act of 1934 with the Commission. The public may read and copy, at certain prescribed rates, such material at the Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20439. The Commission maintains a website which you can access at http://ww.sec.gov that contains reports, proxy, other information statements and other information regarding issuers that file electronically.

Kearns Development Corporation currently has no public trading market. We intend to file a Form 15c- (2)(11) in an effort to obtain a listing on the NASD over the counter bulletin board upon this Form SB-2 becoming effective in an effort to provide some liquidity for our shareholders and to create a public market for our securities. However, there is no guarantee that we will obtain a listing on the NASD over the counter bulletin board or that a public market for our securities will develop even if a listing on the NASD over the counter bulletin board is obtained.

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



Although we do not anticipate that future annual reports will be voluntarily delivered to our security holders, we will provide at no cost to each security holder copies of our annual report which will include audited financial statements. Also, we will provide at no cost to each person who has received a prospectus, a copy of any information that is incorporated herein by reference. To request such information, call (801) 575-8073 or write to: Fraser Campbell, president, Kearns Development Corporation, 268 West 400 South, Suite 300, Salt Lake City, Utah 84101.

















                      [THIS SPACE INTENTIONALLY LEFT BLANK]

First page of the prospectus
                                     SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in this prospectus. As such, you are urged to read the entire prospectus carefully, especially the risks involved in owning our common stock as discussed under "Risk Factors."
                         Kearns Development Corporation

Kearns Development Corporation, ("Kearns, we, our") was initially formed under the laws of the State of Nevada on February 15, 1996 as Cyberstudio, Inc. The name was changed to Kearns Development Corporation on April 4, 2001. Our executive offices are located at 268 West 400 South, Suite 300, in Salt Lake City, Utah, 84101 and our telephone number is (801) 575-8073. Our registered statutory office is located at 711 South Carson Street, Suite 1, Carson City, Nevada 89701.

Kearns was formed for the purpose of specializing in Internet "virtual mall" development. We were one of over 40 related companies whose plan was to create a virtual mall with theme based stores to sell merchandise over the Internet. Our parent, Axia Group, Inc., ("Axia") a fully reporting company under the Exchange Act of 1934, through its now defunct subsidiary CyberMalls, Inc., was in the process of developing a specialized search engine. This search engine was designed to assist consumers in the purchase of products by narrowing the number of responses received when searching for a specific product. However, due to a lack of necessary funding CyberMalls, Inc.'s plan to create the search engine were discontinued. Consequently, CyberMalls Inc.'s plan to create a virtual mall with at least 40 theme based stores was abandoned. Kearns became a shell company during the last quarter of 1996 as a result of CyberMalls Inc.'s decision not to fund the our planned operations. On November 18, 1997, Kearns entered into a three year lease agreement with an option to purchase a single story office building located in a south western suburb of Salt Lake City, Utah, known as the Kearns Building I. We exercised the option on the lease agreement and purchased the Kearns Building I on November 29, 2000.

The Kearns Building I is located at 5295 South 4115 West on Sams Boulevard in Salt Lake City, Utah. The building is a 11,709 square foot, single story construction with a current tenant occupancy rate of 100%. The building is rented at an average cost of approximately $11.44 a square foot by the current tenants. We are also leasing, with an option to purchase, a second building of identical square footage and construction in the same location known as the Kearns Building II pursuant to a three year lease agreement executed on November 1, 1999. The terms of the option permit Kearns to purchase the building for $625,000 if closed prior to October 31, 2001 and $650,000 if closed before October 1, 2002. The cost of the lease is dependent on the building's occupancy rate with a minimum payment of $2,000 a month. The lease rate is designed to increase with corresponding increases in the occupancy rate of the building. The second building is currently unoccupied.

We intend to acquire additional properties that we believe are undervalued in relation to cash flows and prospective resale value. We will attempt to acquire such properties by assuming existing favorable financing and satisfying the balance of any purchase price with nominal cash payments or some combination of cash and an issuance of our common stock. Once properties are acquired, we intend to lease primarily to commercial tenants. Kearns is prepared to make limited improvements to properties acquired with the objective of increasing occupancy, improving cash flows and enhancing potential resale value.


                       SUMMARY OF SELECTED FINANCIAL DATA


                                                           For the Quarter                For the Year Ended
                                                                Ended                        December 31,
                                                           March 31, 2001              2001               2000
                                                       -----------------------    ---------------   ----------------

REVENUE
     Rental Revenues                                                    20,673             83,301             77,987
                                                            ------------------    ---------------   ----------------
         TOTAL REVENUE                                                  20,673             83,301             77,987

EXPENSES
     General and Administrative Expenses                                18,999            144,784             61,383
                                                            ------------------    ---------------   ----------------

NET INCOME FROM OPERATIONS                                               1,674            (61,483)            16,604

OTHER INCOME (EXPENSE)
     Interest Expense                                                   16,775                 41                  0
                                                            ------------------    ---------------   ----------------

INCOME BEFORE TAXES                                                    (15,101)           (61,442)            16,604
                                                            ------------------    ---------------   ----------------

     Provision for Income Taxes                                              0                  0                  0
                                                            ------------------    ---------------   ----------------

NET INCOME                                                             (15,101)           (61,442)            16,604

BALANCE SHEET DATA
     Working Capital (Deficit)                                        (778,992)          (768,164)           (24,910)
     Total Assets                                                      718,022            730,202             38,186
     Total Liabilities                                                 797,849            794,928             41,524
     Minority Interest                                                       0                  0                  0
     Shareholders' Equity                                              (79,827)           (64,726)            (3,338)

Income (Loss) per Common Share

     Income (Loss) before Minority Interest                              (0.01)             (0.06)              0.02
     Minority Interest in Loss                                            0.00               0.00               0.00
     Diluted Income (Loss) per weighted average
     common share outstanding                                            (0.01)             (0.06)              0.02
     Weighted average number of shares                               1,153,900          1,113,696          1,075,068
     outstanding

                                  RISK FACTORS

The securities to be distributed in connection with this offering are highly speculative in respect to any valuation and are subject to certain risks that may impact any future prospect of value. Given this possibility, you are encouraged to evaluate the following risk factors and all other information contained in this prospectus. Any of the these risks could adversely effect our business, financial condition and results of operations, and could cause a complete loss of value for the securities offered.

Risks Related to Our Business

1. Our investment in real estate is inherently risky and income dependent.
-

Real estate investments are inherently risky. The yields available from equity investments in real estate depend on the amount of income and capital appreciation generated by the properties held by the entity in which the investment is made. Should we acquire properties that do not generate sufficient operating cash flow to meet operating expenses, such as debt service, capital expenditures and tenant improvements, our ability to develop our business and become profitable will be adversely affected.

Income from real property investments may be adversely affected by a number of factors, including:

          o the general economic climate and local real estate conditions (such as oversupply of or reduced demand for space and changes in market rental rates);

          o the perceptions of prospective tenants of the safety, convenience and attractiveness of the properties and overall appeal of particular types of properties;

          o the ability of the owner of the properties to provide adequate management, maintenance and insurance;

          o the ability to collect on a timely basis all rent from tenants and interest from borrowers;

          o the expense of periodically renovating, repairing and re-letting spaces;

          o increasing operating costs (including real estate taxes and utilities) which may not be passed through to tenants;

          o adverse changes in local conditions and land values, such as excessive building resulting in an oversupply of commercial units in an area where our property is located;

          o reduction in the cost of operating competing properties or decreases in employment that reduce the demand for properties in the area;

          o adverse changes in zoning laws, other laws and regulations and real property tax rates;

          o    damage from earthquakes or other natural disasters;

Certain significant expenditures associated with investments in real estate (such as mortgage payments, real estate taxes, insurance and maintenance costs) are fixed expenses and generally not reduced when circumstances cause a reduction in rental revenues from the investment. If a property is mortgaged to secure the payment of indebtedness and if the borrower is unable to meet its mortgage payments, a loss could be sustained as a result of foreclosure on the property or the exercise of other remedies by a mortgagee or secured party. Real estate values and income from properties are also affected by factors such as compliance with laws, including tax laws, interest rate levels and the availability of financing.

The market value of properties is affected by the risk that a lease may not be renewed, that the space may not be released, and that the terms of renewal or re-lease (including the cost of required renovations or concessions to tenants) may be less favorable than current lease terms.

2. Our investment in real estate has limited liquidity and no certainty of capital appreciation.

Our real estate investment has limited liquidity. Real estate investments in general are relatively illiquid. Our ability to vary our portfolio in response to changes in economic and other conditions will be limited. We cannot ascertain whether we will be able to dispose of an investment when we find disposition advantageous or necessary or that the sale price of any disposition will recoup or exceed the amount of our investment. Accordingly, Kearns can provide no assurance that the value of its property will appreciate.

There are numerous uncertainties in estimating the value of real estate and prospective appreciation value. The estimated values set forth in appraisals are based on various comparisons to sales prices of other properties; predictions about market conditions, demand, vacancy rates, prospective vacancy rates, renewal terms and other factors; assumptions about the property's condition, conformance with laws and regulations, absence of material defects, and a variety of numerous other factors; estimates of lease revenues and operating expenses, and other items. Any significant change in these comparisons, predictions, assumptions, and estimates, most of which are beyond our control, could materially and adversely affect estimated market values and appreciation potential.

3. Kearns competes with substantially larger companies for the types of acquisitions that fit within the parameters of our business plan.

The commercial real estate market is highly competitive. We compete with substantially larger companies for the acquisition, development and operation of properties that fit within the parameters of our business plan. Some of these companies are national or regional operators with far greater resources than ours. The presence of these competitors may be a significant impediment to the continuation and development of our business.

4. Kearns may encounter cash flow and liquidity problems.

Our operations involve the acquisition, lease and prospective sale of commercial real estate. We may at some future point experience occasional cash flow shortages. Our cash flow, results of operations and asset value would be adversely affected if a significant number of tenants of the Kearns property failed to meet lease obligations or if a significant amount of vacant space was not leased. In the event of a default by a lessee, delays may be experienced in enforcing lessor rights and substantial costs may be incurred in protecting the investment. The bankruptcy or insolvency of a major tenant might have an adverse effect on the property. At any time, a tenant may also seek protection under the bankruptcy laws, which could result in rejection and termination of the tenant's lease resulting in a reduction in the property's cash flow. If a tenant rejects its lease, a claim for breach of the lease would be treated as a general unsecured claim, absent the availability of collateral securing the claim. No assurance can be given that the property that we currently own will not experience significant tenant defaults in the future.

5. Our investment in real estate is subject to property operation risks.

Real estate investments are subject to industry-specific operating risks, any and all of which may adversely affect income. All properties are subject to increases in operating expenses such as: cleaning; electricity; heating, ventilation and air- conditioning; elevator repair and maintenance; insurance and administrative costs; and other general costs associated with security, landscaping, repairs, regulatory compliance and maintenance. While commercial tenants are often obligated to pay a portion of these escalating costs, there can be no assurance that they will agree to pay these costs in the absence of a contractual duty or that their payments will fully cover these costs. If operating expenses increase, the local rental market, governmental regulations or the lease may limit the extent to which rents may be increased to meet expenses without decreasing occupancy rates. To the extent rents cannot be increased or costs controlled, the cash flow and financial condition of Kearns may be adversely affected.

6. We are dependent upon key personnel and have no employment agreements or full-time employees.

We believe that our success depends to a significant extent on the efforts and abilities of our senior management. Specifically, we are dependent upon the services of Fraser Campbell, our president, chief executive officer and sole director. We do not have an employment agreement with Mr. Campbell and the loss of his services would likely have an adverse effect on Kearns' ability to conduct its current business. Further, Kearns has no full time employees. We expect to use consultants, managers, attorneys and accountants as necessary and do not anticipate a need for any full time employees.

7. Kearns will need new funding which may not be available in order to fully execute our business plan.

The long term implementation of our business plan will depend upon our ability to raise new funding. No commitments to provide new funding have been made by management or shareholders. We have not investigated the availability, source or terms that might govern the procurement of new funding. When new funding is needed, there is no assurance that funds will be available from any source or, if available, that funds can be obtained on terms acceptable to Kearns. Should we be unable to obtain new funding, our operations could be severely limited.

8. Our real estate investment may potentially be subject to environmental liability.

Under various federal, state and local environmental laws, ordinances and regulations, an owner of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances on the property. These laws often impose environmental liability without regard to whether the owner knew of, or was responsible for, the presence of hazardous or toxic substances. The presence of hazardous substances, or the failure to properly remediate them, may adversely affect the owner's ability to sell or rent the property or to borrow using the property as collateral. We are unaware of any environmental matters affecting our property that would have a material adverse effect on our business, assets or results of operations. No assurance can be given that existing environmental assessments of our property revealed all environmental liabilities, or that a prior owner of the property did not create any material environmental condition not known to us, or that a material environmental condition does not exist with respect to our property.

9. We may face the possibility of uninsured loss.

We carry comprehensive liability, fire, extended coverage and rental loss insurance in respect to our real estate, with policy specifications, insured limits and deductibles customarily carried for similar properties. However, there are certain types of losses (such as losses arising from civil disturbance or pollution) that are not generally insured because such losses are either uninsurable or not economically insurable. Should an uninsured loss or a loss in excess of insured limits occur, the capital invested in a property as well as anticipated future revenues could be lost. Meanwhile, obligations on any mortgage indebtedness and the property would continue. Therefore, any uninsured loss could adversely affect our financial condition and results of operation.

10. Kearns must bear the costs of compliance with the Americans With Disabilities Act and similar legislation.


Under the Americans with Disabilities Act of 1980 (ADA), places of public accommodations and commercial facilities are required to meet certain requirements related to access and use by disabled persons. Compliance with ADA requirements could require both structural and non-structural changes to the property which we own. Noncompliance could result in fines imposed by the federal government or an award of damages to private litigants. Although management believes that our property is substantially in compliance with present requirements of the ADA, additional costs may be incurred to ensure compliance in the future. A number of additional federal, state and local laws exist which impose additional burdens or restrictions on owners with respect to access by disabled persons. Those laws may require modifications or restrict renovations to properties in which we have an investment. The ultimate cost of compliance with the ADA or other related laws is not currently ascertainable. While any prospective costs of compliance are not expected to have a material effect on the result of our operations, a potential for substantial costs exists. Should changes be required and involve greater expense than currently anticipated, our financial condition and results of operations could be adversely affected.

11. We must bear the cost of any increases in real estate taxes, income taxes and other services.

Increases in real estate taxes, income taxes and services or other taxes are not generally passed through to tenants under existing leases. Real estate taxes on our property my increase or decrease as property tax rates change subject to ongoing assessments by the relevant tax authorities. Any increases in real estate taxes, income taxes and other services could adversely affect our cash flow from operations.

Risks Related to the Kearns I Building

12. Our significant tenants have leases that expire within the next three years.

The three tenants of the Kearns I building have leases that expire within the next three years. Our principal source of revenue is comprised of rent we charge to these tenants. The failure of one or more of these tenants to renew their lease, without immediate replacement with another qualified tenant, would have a severe impact on the building's operation.

13. Our real estate investment is located in an area experiencing economic decline.

The Kearns buildings are located in a south western suburb of Salt Lake City, Utah in an area that is currently experiencing an economic decline. Nonetheless, we believe that as Salt Lake City expands and new office space becomes less readily available that real estate values in the Kearns area will be positively affected. However, any significant decrease in the level of occupancy rates in

Salt Lake City could curtail any enhancement of real estate values. Therefore, we can provide no assurance that Salt Lake City, Utah real estate values will rise, or that, if such values do rise, that we will benefit.

14. We have no assurance that the Kearns buildings will remain occupied at current levels.

Our office buildings can be classified as Class "B" properties. In the suburbs of Salt Lake City, Utah vacancy rates for Class "B" office space have increased slightly over the past four years from an average of 9.34% in 1996 to an average of 11.31% in 2000. Our vacancy rate in Kearns I is currently at 0% and Kearns II remains unoccupied. The trend towards a slight increase in the vacancy rate remains relatively consistent for all classes of suburban office space over the last three years (6.46% in 1997, 7.81% in 1998, 8.97% in 1999 and 10.35% in
2000). We can provide no assurance that the trend towards more vacant space in the suburbs will not continue or that it will not have a significantly negative impact on our office space in the future.

We believe that the increase in vacancy rates for suburban Class "B" space has resulted from the construction of new office space both in the suburbs and in downtown Salt Lake City, Utah. We are unable to predict whether we will need to forego rental increases or reduce rental rates in order to maintain or increase the level of occupancy in our buildings. Should our vacancy rate rise, we may be unable to maintain our tenant base without reducing rental fees, which would adversely affect the Company's revenues.

Further, we can provide no assurance of continued tenant occupancy. We cannot presume that current tenants will renew their leases upon expiration of their terms or that current tenants will not attempt to terminate their leases prior to the expiration of their lease terms. Should either of these possibilities occur, we might not be able to locate qualified replacement tenants. Any increase in our vacancy rate might in turn result in insufficient cash flow to pay for operating expenses and any debt service that may become associated with the property.

15. Our share value is dependent upon its ability to generate net cash flows.

A substantial portion of any potential return on our common stock will be dependent upon our ability to generate net cash flows. Should we not be able to operate our commercial property at a net profit, there will be no return on shareholder's equity, and could well result in a loss in share value. No assurance can be given that Kearns will be able to operate at a net profit. We employ a property management company to manage our building on terms consistent with industry practice. We are relying on the property management company to lease and maintain the building. Should the property management company not be effective in its role, any decrease in our ability to generate cash flows may leave Kearns unable to remain commercially viable.

Risks Related to Investment

16. Our common stock has no prior market, and value may decline after the offering.

There is no public market for our common stock, and no assurance can be given that a market will develop or that any shareholder will be able to liquidate its shares without considerable delay, if at all. The trading market price of our common stock may decline below the offering valuation. If a market should develop, the price may be highly volatile. In addition, an active public market for our common stock may not develop or be sustained. Factors such as those discussed in this "Risk Factors" section may have a significant impact on the market price of our securities. Owing to the low price of the securities, many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in our common stock, the combination of brokerage commissions, state transfer taxes, if any, and other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of these securities as collateral for loans. Thus, a purchaser may be unable to sell or otherwise realize the value acquired in our stock.

17. Our shareholders may face significant restrictions on the resale of our stock due to state "Blue Sky Laws".

Each state has its own securities laws, often called "blue sky laws," which (1) limit sales of stock to a state's residents unless the stock is registered in that state or qualifies for an exemption from registration and (2) govern the reporting requirements for broker-dealers and stock brokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, and the broker must be registered in that state, or otherwise be exempt from registration. We do not know whether our stock will be registered under the laws of any states. A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for our stock. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities.

Accordingly, shareholders should consider the secondary market for our securities to be a limited one. Shareholders may be unable to resell their stock, or may be unable to resell it without the significant expense of state registration or qualification.

18. Shareholders may face significant restrictions on the resale of our stock due to federal regulations of penny stock.


Our stock differs from many stocks, in that it is a "penny stock." The Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." These rules include, but are not limited to, Rules 3a5l-l, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6 and 15g-7 under the Securities and
Exchange Act of 1934, as amended. Because our securities probably constitute "penny stock" within the meaning of the rules, the rules would apply to Kearns and its securities. The rules may further affect the ability of owners of our shares to sell their securities in any market that may develop for them. There may be a limited market for penny stocks, due to the regulatory burdens on broker-dealers. The market among dealers may not be active. Investors in penny stock often are unable to sell stock back to the dealer that sold them the stock. The mark-ups or commissions charged by the broker-dealers may be greater than any profit a seller may make. Because of large dealer spreads, investors may be unable to sell the stock immediately back to the dealer at the same price the dealer sold the stock to the investor. In some cases, the stock may fall quickly in value. Investors may be unable to reap any profit from any sale of the stock, if they can sell it at all.

Shareholders should be aware that, according to the Securities and Exchange Commission Release No. 34- 29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. These patterns include:

          o control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

          o manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

          o "boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

          o excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

          o the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

                                 USE OF PROCEEDS

Kearns will receive no proceeds from this offering which involves the pro rata distribution of 6,000,000 of our shares to the shareholders of our parent, Axia.

                         DETERMINATION OF OFFERING PRICE

The 6,000,000 shares being registered in this offering will be distributed pro rata to the shareholders of Axia at no cost to the said shareholders.

                                    DILUTION

There will be no dilution of shareholder's interests as a result of the distribution of shares pursuant to this offering.

                            SELLING SECURITY HOLDERS

Axia Group, Inc. proposes to offer 6,000,000 shares of our stock at no cost to its shareholders in a pro rata distribution of Kearns shares. The 6,000,000 shares to be distributed by Axia represents approximately thirty percent (30%) of the issued and outstanding shares of Kearns.

                              PLAN OF DISTRIBUTION.

Axia proposes to offer 6,000,000 shares of $0.001 par value common voting stock of Kearns to its shareholders in a pro rata distribution of the shares at no cost to its shareholders. The record date for the distribution is August 1, 2001. As of May 15, 2001, there were 4,760,810 shares of Axia issued and outstanding. An additional 1,239,190 shares are being registered to insure that Kearns has sufficient shares registered to cover a pro rata distribution to the shareholders of Axia in the event that number of shares outstanding in Axia increases prior to the record date for this distribution.

The shares of common stock represented by the offering are registered pursuant to Section 12 of the Securities Exchange Act of 1934 and, upon this offering being approved, Section 5 of the Securities Act of 1933.

                                LEGAL PROCEEDINGS

We are not a party to any pending legal proceeding or litigation, and none of our property is the subject of a pending legal proceeding. Further, the officers and directors know of no legal proceedings against us or our property contemplated by any person, entity or governmental authority. Although the

Kearns is currently not a party to any pending legal proceedings, its parent corporation, Axia is involved in the legal proceedings mentioned below. These proceedings may or may not have a material effect on Kearns.

American Registrar & Transfer Company v. YP.Net, Inc. f/k/a Rigl Corporation,
     Bruce M. Pritchett, Hudson Consulting Group, Inc., Montana Capital International, Ltd. and Moore & Elrod, Inc.. American Registrar & Transfer Company on or about March 20, 2000, filed an interpleader action in the Third Judicial District Court, Salt Lake County, State of Utah, Civil No. 000902312. It filed suit claiming that there was a dispute as to 732,667 shares of the common stock of YP.Net held in the name of Hudson. Hudson accepted service of the complaint and filed an answer, a counter claim and a cross claim. In the counter claim Hudson asserted that American Registrar had no right to deny the transfer of the subject shares. In the cross claim Hudson seeks damages against YP.Net for its failure to deliver 542,667 shares of common stock due to Hudson under the terms of a written agreement between the parties. Yp.Net has filed its own cause of action seeking the return of all shares as having been improperly issued. Management intends to pursue its right to the transfer of the interplead shares and the recovery of the additional shares of common stock set forth in its cross claim. Shares of YP.Net trade on the "pink sheets" and have not traded for more than $0.50 since September of 2000.

CyberAmerica Corporation vs. MJMC, Inc., Lanco International, Inc. and Mi-Jack
     Products, Inc. - Suit was filed on January 10, 1997 in the Circuit Court of Cook County, Law Division as file no. 97L 000369 seeking recovery of damages suffered by Canton Tire Recycling Corporation based upon Axia's belief that tire shredding equipment did not perform according to warranties and representations made by defendants. Axia has filed a Third Amended Complaint in the case. The Defendant has filed a counterclaim for damages, seeking recovery of lease payments for the tire shredding equipment. Axia has stated that the total damages for which it seeks recovery is in an amount of not less than $1 million. Discovery in the form of depositions are ongoing in preparation for trial. A trial date has not yet been set.

State of Illinois vs. CyberAmerica Corporation - The State of Illinois filed a separate action before the Illinois Pollution Control Board, Case Number 97-8, Enforcement, in July 1996. This action sought recovery of $325,398 in costs that were allegedly incurred by the State to remove waste tires from the Canton Plant site located in Canton, Illinois. In a decision adopted on March 5, 1998, the Board denied all punitive damages and ordered the Company to pay $326,154 into the State's Used Tire Management Fund. This amount was determined to be the amount expended by the state to remove tires from the Canton Plant site. The State's motion requesting that the Board reconsider its denial of punitive damages was rejected by the Board. On or about December 23, 1998 the state filed a civil action in the Fulton County Circuit Court, Case No. 98-CH-57 seeking payment of the $326,154 award made by the Pollution Control Board and the imposition of fines or sanctions for the failure to pay this award. On August 31, 1999 an agreed Summary Judgment Order was entered in this matter, the order provides that Axia shall pay the sum of $326,153.74 for tire removal costs from the prior Board order, with interest, through quarterly payments of $20,000 and denied all fines and penalties. The State subsequently filed a Motion for Voluntary Dismissal, to dismiss all causes of action except as set forth in the August 31, 1999 Order, the Court signed an order granting this dismissal on February 7, 2000.

State of West Virginia vs. Canton Tire Recycling West Virginia, Inc., Canton
     Industrial Corporation and CyberAmerica Corporation - Suit was filed on August 14, 1998 in the Circuit Court of Wood County, Parkersburg, West Virginia as file no. 98 C 354 seeking the completion of clean up procedures for property owned by Canton Tire Recycling West Virginia, located in the city of Parkersburg. The state requested that certain waste material present on the site and any remaining material in the on site storage tanks be removed and that an oil/water separator located on the property be cleaned out. Axia and the State of West Virginia enter into a Consent Decree by which Axia agreed to submit and complete a Remediation and Sampling Work Plan and the payment of $88,000 in fines and penalties ($8,000 has been paid, $20,000 was paid prior to May 31, 2000, similar payments are due each May 31 through 2003.) The work required by the Remediation and Sampling Work Plan has been completed and submitted to the State. Local counsel and local environmental engineers are awaiting any response from the State regarding the completion of the work and any subsequent work that may be required by the state based upon test results indicating that soil contamination testing required by the Plan reported contamination exceeding state guidelines. The nature and cost of further testing or clean-up cannot be determined at this time, pending further instructions from the state of West Virginia. The liability of prior owners is also being explored for any potential additional costs for clean-up of soil contamination that took place prior to Axia's acquisition of the property.

Possible Actions by Governmental Authorities:

Canton Illinois Property. In January 2000 the United States Environmental
     Protection Agency forwarded to Axia and to Thistle Holdings Inc. a letter informing each corporation that the EPA has identified them as potentially responsible parties, as former owners or operators of the property, for reimbursement of all costs incurred by the EPA for actions taken pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA). Both corporations responded that they were not currently owners nor operators of the property (the City of Canton having taken title to the property) and that the materials identified as requiring removal, friable asbestos and asbestos- containing material, were placed on the site by owners prior to the acquisition of the property by either of these corporations. Axia declined to involve itself in the clean-up process, no response nor additional demands have been made by the EPA as of this date.

           DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS & CONTROL PERSONS

The following person is our sole executive officer and director as of the date of this prospectus:

         Name                          Age               Position
         ----                          ---               --------
         Fraser D. Campbell             28               president and director

Fraser D. Campbell, 28 Mr. Campbell was appointed president and a director of Kearns on May 14, 2001. Mr. Campbell graduated from the University of Texas at Austin with a Bachelor of Arts degree in Psychology with Honors with a minor in business and then with a Juris Doctorate with an emphasis in corporate law and taxation. He is currently employed by Wcities, Inc. a internet media provider as a vice- president of business development. Mr. Campbell has been employed with Wcities since graduating from law school in August of 1999.

No other person is expected to make a significant contribution to Kearns who is not an executive officer or director of Kearns.

All executive officers are elected by the board and hold office until the next annual meeting of shareholders and until their successors are elected and qualify.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the ownership of the our common stock as of June 1, 2001, with respect to: (i) each person known to Kearns to be the beneficial owner of more than five percent of the our common stock; (ii) all directors; and (iii) directors and executive officers of Kearns as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of June 1, 2001, there were 20,315,390 shares of common stock issued and outstanding.

        Title of Class                     Name and Address                   Nature of           Amount of         Percent
        --------------                     -----------------                  ---------           ---------         -------
                                                                              Ownership           Ownership         of class
                                                                              ---------           ---------         --------
         Common Stock                     Fraser D. Campbell                  Beneficial           200,000           0.98%
      ($0.001 par value)                  3310 Werner Avenue
                                          Austin, Texas 78722

         Common Stock                Diversified Holdings I, Inc.               Legal              100,000           0.49%
      ($0.001) par value               268 West 400 South, # 300
                                      Salt Lake City, Utah 84101

         Common Stock                      Axia Group, Inc.                     Legal             20,000,000         98.49%
      ($0.001) par value               268 West 400 South, # 300
                                      Salt Lake City, Utah 84101

         Common Stock                 All Directors and Executive             Legal and            200,000           0.98%
      ($0.001) par value                  Officers as a Group                 Beneficial

                            DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.001, of which 21,315,390 are issued and outstanding as of June 1, 2001, and five million (5,000,000) shares of preferred stock, par value $0.001. There are no options, warrants or other instruments convertible into shares outstanding.

Shares of Common Stock

The shares of common stock offered are presently restricted under Rule 144. Following the effective date of this offering, the shares will be freely transferable and will be distributed pro rata to Axia's shareholders. Each holder of common stock is entitled to one vote for each share owned of record on all matters voted upon by stockholders, and a majority vote is required for all actions to be taken by stockholders. In the event of a liquidation, dissolution or wind-up of Kearns, the holders of common stock are entitled to share equally and ratably in the assets of the Kearns, if any, remaining after the payment of all our debts and liabilities and the liquidation preference of any outstanding preferred stock. There are no dividend, voting, preemptive or other rights associated with our common stock, except those generally provided under state law.

Shares of Preferred Stock

The shares of preferred stock authorized are five million (5,000,000). As of June 1, 2001, there were no issued and outstanding shares our preferred stock. Our board of directors has the authority, without action by the holders of preferred stock, to issue all or any portion of the authorized but unissued shares of preferred stock so long as such shares are on a parity with or junior to the rights of the preferred stock, which would reduce the percentage ownership of the preferred stockholders and which may dilute the book value of the stock.

Holders of either our common or preferred stock have no pre-emptive rights to acquire additional shares of stock. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of Kearns, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities. Additional rights, if any, for holders of preferred stock, in the event of liquidation are yet to be determined by the board of directors.

Holders of the common stock are entitled to receive such dividends as the board of directors may from time to time declare out of funds legally available for the payment of dividends. The rights of holders of the preferred stock to receive dividends, if any, are yet to be determined by the board of directors.

We have not paid any cash dividends in the last two fiscal years and do not anticipate doing so in the near future. No assurances can be made that any cash or non-cash dividends will ever be paid on the common or preferred stock in the future.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No "Expert" or "Counsel" (as defined by Item 509 of Regulation S-B promulgated pursuant to the Securities Act of 1933) whose services were used in the preparation of this Form SB-2 was hired on a contingent basis or will receive a direct or indirect interest in Kearns.

Legal Matters

The validity of the shares of common stock offered hereby will be passed upon for Kearns by Kim Taylor, an attorney licensed in the State of Utah.

Experts

The audited financial statements of Kearns as of December 31, 2000 and December 31, 1999, prepared by Mantyla McReynolds Certified Public Accountants, our independent auditors, as stated in their report appearing herein and the unaudited financial statements as of March 31, 2001 prepared by Kearns and reviewed by Mantyla McReynolds have been included in this prospectus in reliance upon the reports and review of Mantyla McReynolds given their authority as experts in accounting and auditing.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Indemnification of Directors and Officers

Our bylaws and section 78.751 of the Nevada Revised Statutes provide for indemnification of the our officers and directors in certain situations where they might otherwise personally incur liability, judgments, penalties, fines and expenses in connection with a proceeding or lawsuit to which they might become parties because of their position with Kearns.

Section 78.751 of the Nevada Revised Statutes provides for indemnification of our officers and directors in certain situations where they might otherwise personally incur liability, judgments, penalties, fines and expenses in connection with a proceeding or lawsuit to which they might become parties because of their position with Kearns.

Section 78.751 of the Nevada Revised Statutes states the following:

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonable entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

          (a)  By the stockholders;

          (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

          (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

          (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

          (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

          (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

To the extent that indemnification may be related to liability arising under the Securities Act, the Securities and Exchange Commission takes the position that indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             DESCRIPTION OF BUSINESS
General

Kearns initially formed as Cyberstudio, Inc., a Nevada corporation, on February 15, 1996, for the purpose of specializing in Internet "virtual mall" development. The name was changed to Kearns Development Corporation on April 4, 2001. Kearns was one of over 40 related companies whose plan was to create a virtual mall with theme based stores to sell merchandise over the Internet. Our parent, Axia, a fully reporting company under the Exchange Act of 1934, through its now defunct subsidiary CyberMalls, Inc. was in the process of developing a specialized search engine. This search engine was designed to assist consumers in the purchase of products by narrowing the number of responses received when searching for a specific product. However, due to a lack of necessary funding CyberMalls, Inc.'s plans to create the search engine were discontinued. Consequently, the plans to create a virtual mall with at least 40 theme based stores, including our theme based virtual store were abandoned. We became a shell company during the last quarter of 1996 as a result of CyberMalls Inc.'s decision not to fund our planned operations.

During the period after becoming a shell corporation, the our management sought to identify a business that would create value for the shareholders. The intent being to complete a merger or acquisition with a private entity whose business presented an opportunity for our shareholders. Upon careful consideration, Kearns' management decided to become involved in the business of operating and investing in real estate. The plan being to acquire a piece of commercial real estate based on which Kearns could develop a real estate investment strategy. Subsequent to reviewing prospective acquisitions from around the country, we identified a commercial office building located in the suburbs of Salt Lake City, Utah as a possible business opportunity. On November 18, 1997, Kearns entered into a three year lease agreement with an option to purchase the Kearns I building. The terms of the option entitled Kearns to purchase Kearns I for $750,000 on or before November 1, 2000. The terms of the lease and option agreement were later amended on April 1, 1998 to credit all lease payments against the option exercise price. Kearns noticed its intention to purchase the single story office building known as the Kearns I in April of 2000. On November 29, 2000, we purchased the Kearns I building for $750,000 minus a $66,000 credit against lease payments paid on the building. Kearns funded the purchase with cash payments and a first mortgage of $625,000 from Brighton Bank with an initial variable rate of 10.97 % amortized over 25 years and monthly payments of $6,235.00. The loan is personally guaranteed by Richard D. Surber, the former president of Kearns.

On November 1, 1999, Kearns entered into another three year lease agreement with the option to purchase an identical single story office building at the same location known as Kearns II. The terms of the second lease and option agreement entitled Kearns to lease Kearns II for a three year period with the option to purchase though October 31, 2002. The purchase price for the Kearns II building was to be $600,000 if closed before October 1, 2000, $625,000 if closed before October 31, 2001 and $650,000 if closed before October 1, 2002. Kearns has not noticed an intent to exercise the option.

Kearns I Building

The Kearns I building is a 11,709 square foot, single story office building located in a south western suburb of Salt Lake City, Utah. The property is considered class "B" space The occupancy rate is currently 100%. The building is rented at an average of approximately $11.44 a square foot by the current tenants. As of June 1, 2001 we had three leases in place. The first lease is with the Deseret Mutual Benefit Administrators, an insurance provider that occupies approximately 4,000 square feet (34%) of the building. The lease currently provides for monthly payments of $3,425 a month with annual increases of four percent (4%).The Deseret lease expires on September 30, 2003. The second lease is with the State of Utah Court Administrator, a probation oversight office that occupies approximately 3,500 square feet (30%) of the building. The lease is paid on an annual basis that currently equates to a monthly rate of $3,743. The State of Utah lease expires on September 30, 2003. The third lease is with the Salt Lake Community Action Program which occupies approximately 3,920 square feet (33.5%) of the building. The lease is for a term of three years beginning on June 1, 2001 and ending on May 31, 2004, with the monthly rents for 2001 set at $3,335, 2002 at $3,468 and 2003 at $3,607. Our decision to purchase the Kearns I building was influenced by the lease terms and the quality of the building's tenants.

Kearns II Building

The Kearns II building is a 11,709 square foot, single story office building located in the suburbs of Salt Lake City, Utah. The property is considered class "B" space. Rent paid by Kearns on the second building is tied to the percentage of the building that is rented. Rent is currently $2,000 per month and increases from that figure by the percentage of the building that is occupied (i.e. 20% increase in rent for 20% occupancy rate). The building is currently unoccupied. Management believes that the building is adequately insured. Kearns has no present plans to renovate or improve the building. The building competes for tenants with other office space in the Kearns area. We are involved in ongoing efforts to obtain suitable tenants for the building and have not made a decision regarding our option to purchase the Kearns II building.

Overview of the Salt Lake City Office Space Market

Our decision to invest in Salt Lake City was influenced by several factors, including the relatively low vacancy rates for suburban office space, increasing lease rates and an increased interest in Salt Lake City from nationally operated businesses and technology driven companies. In addition, the 2002 Winter Olympics, to be held in Salt Lake City, will add to the near term demand for office space and will benefit the future market because of the planned improvements in infrastructure. All of these factors indicated to us that the Salt Lake City area will continue to grow in the near future and that suburban office space will remain in relatively high demand. Therefore our investment in the Kearns I building with the option to invest in the Kearns II building fits our real estate investment strategy to create unrealized value from under appreciated real estate that will provide a return on our investment.

According to the Report Summary of the 2000-2001Year End Review for Salt Lake City, published by worldwide real estate broker Colliers Commerce CRG and posted on the internet at www.colliersmn.com, a high demand for suburban office space continued to stimulate the high level of office space absorption experienced in the Salt Lake City market.(1) In fact, absorption kept pace with the extraordinary high levels of new construction in 2000. The resulting increase in building inventory drew large out-of- state tenants to the Salt Lake City market. The Salt Lake City office trend for 2000 included an increase in build-to-suit construction to meet the specialization requirements of various larger tenants. In addition, the costs associated with being a tenant have risen. Salt Lake City's excellent record in market performance is expected to sustain the city's high comparative ranking in national office absorption.(2)

The absorption of new suburban construction comes despite the fact that Salt Lake City has also experienced a significant expansion of available downtown and peripheral office space over the past five to ten years from new construction. The completion of the 610,000 square foot American Stores Building in downtown Salt Lake City and the nearly completed Gateway Project, with 300,000 square feet of new office space has only negligibly impacted the demand for suburban office space.(3) The Colliers 2000 Mid- Year Review reports that the overall vacancy rate for suburban class "B" office space has been on a slight increase since 1997. The average vacancy rates for class "B" space was 7.2% in 1997 that had increased to approximately 11.31% in 2000. Overall, including Class "A" and Class "C" office space, the vacancy rate in the suburban areas has increased from 6.46% in 1997 to 10.35% in 2000.(4)

Notwithstanding the slight decrease in occupancy rates, the quoted rates for Class "B" space have risen. According to the Mid-Year 2000 Office Market Report for Salt Lake City, published by the GVA Business Properties Group and posted on the internet at www.gvautah.com , the rates quoted for Class "B" space have increased from $16.03 per square foot at Mid-Year 1999 to $16.45 per square foot at Mid-Year 2000 with the highest quoted rates being in the suburban market sector.(5)Our current tenants in Kearns I pay an average cost of $11.55 a square foot, well below these current rates.

Research from the Colliers 2000 Mid-Year Review further indicates that the Salt Lake valley will remain an attractive location for the back office operations of national business operations and technology related companies.(6) Tenants involved in telecommunications, e-commerce, the internet and other high-tech disciplines have proven a major force in keeping vacancy rates low. Collier's believes that large scale migrations into Utah by companies such as DLJDirect and Goldman Sachs will maintain the demand for office space. The reasons given for coming to the Salt Lake valley include lower business and labor costs, -------- (1)Colliers Commerce CRG, Salt Lake City Year-End Review - 2000-2001 Report Summary, COLLIERS INTERNATIONAL, 2001.

         (2)Id.

         (3)Colliers Commerce CRG, 2000 Mid-Year Review Salt Lake City, COLLIERS INTERNATIONAL, 2000, at 4.

         (4)Id.

         (5)GVA Business Properties Group Commercial Real Estate, Mid-Year 2000 Office Market Report, GVA BUSINESS PROPERTIES GROUP, 2000, at 13.

         (6)COLLIERS INTERNATIONAL, supra note 3, at 3.

proximity to two major universities, the extraordinary access to bilingual employees and the high degree of computer literacy.(7)

Acquisition of Other Properties

Kearns intends to acquire additional properties that it believes are undervalued in relation to cash flows and prospective resale. We will attempt to acquire such properties by assuming existing favorable financing and satisfying the balance of any purchase price with nominal cash payments or some combination of cash and an issuance of our common stock. Once properties are acquired, we intend to lease primarily to commercial tenants. Kearns is prepared to make limited improvements to properties acquired with the objective of increasing occupancy, improving cash flows and enhancing potential resale value. Kearns does not intend to limit the geographical location in which it may acquire properties. However, given our current financial condition, we will most likely seek to acquire properties in the Salt Lake City area.

Kearns through its officers and consultants is actively seeking to acquire additional real estate investments. However, we have not yet entered into any agreement or commitment to acquire additional properties outside of our option to acquire the Kearns II building. Rather, we continue to identify, review and evaluate various real estate opportunities as such become available.

Employees

As of June 1, 2001, Kearns had no full time employees and has engaged Internet Properties, Inc., a property management company, to lease the Kearns I and Kearns II buildings. In addition, Kearns engaged Diversified Holdings I, Inc. to manage and maintain Kearns I and Kearns II buildings.

Reports to Security Holders

Kearns is not required to deliver an annual report to security holders and will not voluntarily deliver a copy of the annual report to the security holders. Should we choose to create an annual report, it will contain audited financial statements. Kearns intends to file all of its required information with the Securities and Exchange Commission ("SEC"). We plan to file our 10KSB, 10QSB and all other forms that are or may become applicable to Kearns with the SEC.

The public may read and copy any materials that are filed by Kearns with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The statements and forms filed by Kearns with the SEC have been filed electronically and are available for viewing or copy on the SEC maintained Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The Internet address for this site can be found at http://www.sec.gov.


--------
         (7)Id.

                             DESCRIPTION OF PROPERTY

Location and Description

We own an office building in Salt Lake City, Utah known as the Kearns I building. The building was purchased for $750,000 on November 29, 2000. We hold title to the property subject to a mortgage in the amount of $620,840 as of June 1, 2001. The Kearns I building is located in a south western suburb of Salt Lake City at 5295 South 4115 West on Sams Boulevard. The building is a 11,709 square foot, single story office building. The occupancy rate is currently 100%. The building is rented at an average of approximately $11.44 a square foot by the current tenants.

We lease with the option to purchase an office building in Salt Lake City, Utah known as the Kearns II building. The Kearns II building is located at 5295 South 4095 West on Sams Boulevard. The building is a 11,709 square foot, single story office building. The three year lease agreement executed on November 1, 1999 permits the Kearns to purchase the building for $625,000 if closed prior to October 31, 2001 and $650,000 if closed before October 1, 2002. The cost of the lease is dependent on the building's occupancy rate with a minimum payment of $2,000 a month. The lease rate is designed to increase with corresponding increases in the occupancy rate of the building. The Kearns II building is currently unoccupied.

Description of Real Estate and Operating Data

The leasing of the Kearns I and Kearns II buildings is overseen by Internet Properties, Inc. pursuant to a management agreement entered into on August 19th , 1997, and renewed effective September 1, 2000. We agreed to compensate Internet Properties, Inc. at the rate of $1,500 per month plus 3% of lease value for leasing new space, in addition to 2.5% of value for lease renewals. On January 2, 2001, the Kearns entered into a Management Agreement with Diversified Holdings I, Inc. for the management and maintenance of Kearns buildings I and
II. Diversified Holdings I, Inc. agreed to compensation of five hundred ($500) per month or 5% of the gross rental receipts if greater, payable monthly for the management and maintenance services provided to Kearns and for serving as our agent, as per the terms and conditions of the Agreement. The Agreement became effective on the date of execution and will continue in full force for a period of one (1) year, after which the Agreement will automatically continue until canceled by Kearns or Diversified Holdings I, Inc. upon thirty (30) days prior written notice given by either party.

We have no present plans to renovate the buildings or otherwise carry out any capital improvements to the properties. We intend to continue to lease the existing space and lease additional space without renovation or improvement, unless such renovations or improvements are paid for by existing or prospective tenants.

The Kearns I building generates average monthly lease revenues of ten thousand five hundred and three dollars ($10,503) and monthly common area fees of one thousand three hundred and ninety dollars ($1,390) from three unrelated tenants. Three thousand four hundred and twenty five dollars ($3,425) per month is received from a tenant occupying 4,041 square feet of space on a five year lease, forty four thousand nine hundred and sixteen dollars ($44,916) per year is received from a tenant occupying 3,550 square feet on a five year lease, and $3,335 per month is received from a tenant occupying 3,920 square feet on a three year lease.

The three tenants occupy 100% of our available rental space in the Kearns I building. The nature of the business of each of these tenants and the principal provisions of their leases are outlined below:

         1. Deseret Mutual Benefit Administrators is an insurance provider which leases 4,041 square feet of building space (34%) for $3,425 per month pursuant to a lease which expires September 30, 2003.

         2. State of Utah Court Administrator is a probation oversight office which rents 3,550 square feet of building space (30%) for $44,916 per year pursuant to a lease which expires September 30, 2003.

         3. Salt Lake Community Action Program which rents 3,920 square feet of building space (33.5%) for $3,335 per month on a three year lease beginning on June 1, 2001.

The Kearns II building is currently unoccupied.

The federal tax basis for the Kearns I building is $750,000. The annual realty taxes for 2000 were $9,048 based on an assessed value of $620,000. Kearns is depreciating the property over a 39 year period and uses the straight line method of accounting for depreciation purposes. Kearns is of the opinion that the Kearns I building is adequately covered by insurance.

Investment Policies

Our investment policy is to actively pursue the acquisition of real estate for investment income and appreciation in property value. We intend to place an emphasis on acquiring property which management feels is undervalued. Rather than limiting itself to specific types of real estate, our policy will be to focus primarily on terms of financing and potential return on capital. We intend to look for properties that can be purchased by assuming existing favorable financing and satisfying the balance of any purchase price with nominal cash payments or some combination of cash and an issuance of our common stock. Once properties are acquired, we intend to lease primarily to commercial tenants. Kearns is prepared to make limited improvements to properties acquired with the objective of increasing occupancy, improving cash flows and enhancing potential resale value.

We have no present intention to invest in first or second mortgages, interests in real estate investment trusts or real estate limited partnerships. However, our board of directors is not precluded in the future from considering or participating in such investments

Kearns currently has no limitations on the percentage of assets which may be invested in any one investment, or the type of securities or investment in which it may invest. However, the board of directors in its discretion may set policies without a vote of our securities holders regarding the percentage of assets which may be invested in any one investment, or type of investment. Our current policy is to evaluate each investment based upon its potential capital return to Kearns on a relatively short term basis. Furthermore, the Kearns does not plan to enter into the business of originating, servicing or warehousing mortgages or deeds of trust, except as may be incidental to its primary purpose of acquiring real estate.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the Financial Statements and accompanying notes and the other financial information appearing elsewhere in this prospectus. Our fiscal year end is December 31.

General

Our business plan for the next twelve months involves the continued operation of our office building in Salt Lake City, Utah coupled with our ongoing attempts to locate and acquire additional commercial office space in the Salt Lake City area.

Expected Cash Requirements

On March 31, 2001, we had $18,857 cash on hand. Our current monthly revenues from our office building are $11,893. Monthly expenses average $10,924. This creates a net monthly profit of approximately $969. We believe that rental income will be sufficient to meet our cash requirements for operations for the next twelve months. With operations at the present level it is estimated that we will have a net profit from building operations of $11,628 during the next twelve month period. This estimate is based upon the assumption that monthly operating rental income and operating costs will remain relatively constant. An unexpected increase or decrease in rental income or operating costs could cause this estimate to vary. There can be no guarantee that operating costs will remain constant through the end of the year 2001.

In the event we acquire additional rental properties during the coming year, our cash requirements to fund operations could increase. To date, our parent corporation, Axia Group, Inc. has provided all of our capital requirements. While we have no present intention to raise equity capital for operations in the next twelve month period, the acquisition of, or opportunity to acquire additional commercial real estate could create a need to raise additional capital.

Product Research and Development

We do not plan to significantly increase our research or development activities in the coming twelve months. However, we do expect to engage in ongoing research relating to the purchase of additional office properties in the Salt Lake City area and to monitor local market trends.

Expected Purchase or Sale of Plant and Equipment

We have no current plan for the purchase of any specific additional plant or equipment. However, we are investigating the feasibility of purchasing additional commercial real estate in the Salt Lake City area. We are using the services of a licensed real estate broker in the Salt Lake City area to suggest potential properties for our consideration. We have investigated a number of potential properties and are continuing to consider the purchase of additional office properties in the Salt Lake City area.

Expected Changes in Number of Employees

As of June 1, 2001, Kearns had no full time employees and has engaged Internet Properties, Inc., a property management company, to lease and manage the Kearns I and Kearns II buildings. We do not expect to hire any additional employees in the coming twelve month period.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We are a majority owned subsidiary of Axia, through Axia's subsidiary, Diversified Holdings I, Inc. Axia is a fully reporting company under the Exchange Act of 1934, and its public disclosures can be viewed as of today's date on http://www.sec.gov. Axia is a holding company whose subsidiaries' operations consist primarily of financial consulting services, and the acquisition, management, sale and lease of real estate holdings. To date, Axia has provided all of our capital needs. It is anticipated that Axia may continue providing our capital requirements for the immediate future.

On November 21, 2000, Kearns entered into a stock purchase agreement whereby twenty million (20,000,000) shares of its $0.001 par value common stock would be issued to Axia, our parent , as consideration for Axia's agreement to guarantee the loan obtained to exercise the option to purchase the Kearns I Building. Axia requested that the loan be personally guaranteed by Richard D. Surber, president of both Axia and Kearns. Mr. Surber agreed to act as a personal guarantor of the loan by Brighton Bank to Kearns in the amount of $650,000. Axia, as an incentive and to provide financial protection to Surber in exchange for his guaranty of such a loan, agreed to issue 833,333 shares of its common stock and to issue additional shares should the market value of those shares not be sufficient to make him whole in the event that he is required to pay any sum under the terms required to pay any sum under the terms of his personal guaranty. Mr. Surber agreed to return to Axia all such shares still in his possession at such time as he is released from personal liability for the loan and that he will not sell any of the said shares, except in the event of a demand for payment upon him under the terms of his personal guaranty. Mr.Surber holds all voting rights with regard to such shares but they shall otherwise be held only as security for the indemnification of Mr. Surber for the potential costs of his serving as a guarantor.

On January 2, 2001, Kearns entered into a management agreement with Diversified Holdings I, Inc. The subject matter of the Agreement was the management of our commercial buildings located in Kearns, Utah. Diversified Holdings I, Inc. agreed to compensation of five hundred ($500) per month or 5% of the gross rental receipts if greater, payable monthly for the management and maintenance services provided to Kearns and for serving as our agent, as per the terms and conditions of the agreement. The agreement became effective on the date of execution and will continue in full force for a period of one (1) year, after which the agreement will automatically continue until canceled by Kearns or Diversified Holdings I, Inc. upon thirty (30) days prior written notice given by either party.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Kearns has no public trading market. In an effort to provide some liquidity for our shareholders and create a public market for its securities, Kearns intends to file a Form 15c2-11 so that it may obtain a listing on the NASD over the counter bulletin board upon this offering becoming effective. However, we can provide no assurance that Kearns will obtain a listing on the NASD over the counter bulletin board or that a public market for our securities will develop even if a listing on the NASD over the counter bulletin board is obtained.

Record Holders

As of June 1, 2001 there were 9 shareholders of record holding a total of 20,315,390 shares of common stock. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of the common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

Rule 144 Sales

As of the date of this offering, the Kearns has the following shares of common stock outstanding which may become available for resale, subject to the provisions and restrictions of Rule 144: (1) one hundred thousand (100,000) post reverse shares (10-1 reverse effected January 1, 2001) of restricted common stock issued to Diversified Holdings I on May 22, 1999; (2) five thousand three hundred and ninety (5,390) post reverse shares of restricted common stock issued to John R. Chapman pursuant to a stock purchase agreement dated September 22, 2000; (3) twenty million (20,000,000) post reverse shares of restricted common stock issued to Axia, effective November 30, 2000, as consideration for Axia's agreement to guarantee the loan obtained to exercise the option to purchase the Kearns I Building and (4) two hundred thousand (200,000) post reverse shares of restricted common stock issued to Fraser Campbell in order to retain his services as the president and sole director of Kearns effected May 14, 2001. In the event a public market for our shares develops in the future, the above listed holders could sell these shares, subject to Rule 144, in the public market.

Dividends

Kearns has not declared any cash dividends since inception and does not anticipate paying any dividends in the foreseeable future. The payment of dividends is within the discretion of the board of directors and will depend on our earnings, capital requirements, financial condition, and other relevant factors. There are no restrictions that currently limit our ability to pay dividends on its common stock other than those generally imposed by applicable state law.

                             EXECUTIVE COMPENSATION

No compensation in excess of $100,000 was awarded to, earned by, or paid to any executive officer or employee of Kearns during the 1998-2000 time period. The following table and the accompanying notes provide summary information for each of the last three fiscal years concerning cash and non-cash compensation paid or accrued by Richard Surber, our chief executive officer over the past three years.

                           SUMMARY COMPENSATION TABLE

                                        Annual Compensation                                  Long Term Compensation
                                                                                      Awards                           Payouts
                                                                                              Securities
     Name and                   Salary     Bonus       Other Annual     Restricted Stock      Underlying       LTIP       All Other
    Principal         Year       ($)        ($)        Compensation         Award(s)            Options       payouts   Compensation
     Position                                              ($)                 ($)              SARs(#)         ($)          ($)
Richard Surber        2000        -          -              -                   -                  -             -            -
President &           1999        -          -              -                   -                  -             -            -
Director              1998        -          -              -                   -                  -             -            -


Compensation of Directors

Our directors are not currently compensated for their services as directors of Kearns.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with our accountants on accounting and financial disclosure











                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                         KEARNS DEVELOPMENT CORPORATION
                      (formerly known as CyberStudio, Inc.)

                              FINANCIAL STATEMENTS

                                December 31, 2000

                       [WITH INDEPENDENT AUDITORS' REPORT]

                         KEARNS DEVELOPMENT CORPORATION
                      (formerly known as CyberStudio, Inc.)


                                Table of Contents


                                                                            Page
Independent Auditors' Report . . . . . . . . . . . . . . . . . . . . . . . .  1
 .
Balance Sheet - December 31, 2000 . . . . . . . . . . . . . . . . . . . . . .2-3
Statements of Stockholders' Equity for the years ended
December 31, 2000 and 1999 . . . . . . . . . . . . . . . . . . . . . . . . .  4
Statements of Operations for the years ended December 31, 2000 and 1999 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Statements of Cash Flows for the years ended December 31,
2000 and 1999 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..6
 .
Notes to Financial Statements . . . . . . . . . . . . . . . . . . . . . . . 7-10

INDEPENDENT AUDITORS' REPORT


Board of Directors and Stockholders
Kearns Development Corporation (formerly known as CyberStudio, Inc.) Salt Lake City, Utah

We have audited the accompanying balance sheet of Kearns Development Corporation (formerly known as CyberStudio, Inc.) as of December 31, 2000, and the related statements of stockholders' equity, operations, and cash flows for the years ended December 31, 2000 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kearns Development Corporation (formerly known as CyberStudio, Inc.) as of December 31, 2000, and the results of operations and cash flows for the years ended December 31, 2000 and 1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company's history of operating losses raises substantial doubt about its ability to continue as a going concern. Management's plans in those matters are described in note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Mantyla McReynolds
------------------------------------
Mantyla McReynolds
May 24, 2001
Salt Lake City, Utah

                         KEARNS DEVELOPMENT CORPORATION
                      (formerly known as CyberStudio, Inc.)
                                  Balance Sheet
                                December 31, 2000


                                                            December 31,
                                                                2000
                                                         ------------------
ASSETS

   Current Assets
      Cash                                               $           26,764
          Total Current Assets                                       26,764

   Fixed Assets
      Property and equipment, net - Notes 1 & 4                     598,438
      Land                                                          100,000
                                                         ------------------
          Total Fixed Assets                                        698,438

   Other Assets
      Deposits                                                        5,000
          Total Other Assets                                          5,000

TOTAL ASSETS                                             $          730,202
                                                         ==================







                 See accompanying notes to financial statements

                         KEARNS DEVELOPMENT CORPORATION
                      (formerly known as CyberStudio, Inc.)
                                  Balance Sheet
                                   (continued)
                                December 31, 2000


                                                                  December 31,
                                                                     2000
                                                                  -----------
LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

   Current Liabilities
      Accounts payable                                            $     1,556
      Accrued liabilities                                                 754
      Unearned rent                                                    33,693
      Payable to parent - Note 2                                      133,925
      Current portion long-term debt - Note 5                         625,000
          Total Current Liabilities                                   794,928
                                                                  -----------

   Long-Term Liabilities
      Mortgage payable - Note 5                                       625,000
      Less current portion                                           (625,000)
          Total Long-Term Liabilities                                       0

TOTAL LIABILITIES                                                     794,928

STOCKHOLDERS' EQUITY
      Preferred stock - 5,000,000 shares authorized
      at $0.001 par, none issued and outstanding                            0

      Common stock - 20,000,000 shares authorized at $0.001 par;        1,154
           1,153,900 shares issued and outstanding
      Paid in capital                                                   9,900
      Retained earnings                                               (75,780)
TOTAL STOCKHOLDERS' EQUITY                                            (64,726)
                                                                  -----------

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                                              $   730,202
                                                                  ===========
                 See accompanying notes to financial statements

                         KEARNS DEVELOPMENT CORPORATION
                      (formerly known as CyberStudio, Inc.)
                       Statements of Stockholders' Equity
                               for the years ended
                           December 31, 2000 and 1999



                                                                              Additional                             Total
                                              Number of          Common          Paid-in         Retained    Stockholders'
                                                 Shares           Stock          Capital         Earnings           Equity
                                       ---------------- ---------------  ---------------  ---------------  ---------------
Balance, December 31, 1998                    1,000,000 $         1,000  $            0   $      (30,942)  $      (29,942)

Issued stock for cash                           100,000             100            9,900                            10,000

Net income (loss) for 1999                                                                         16,604           16,604

Balance, December 31, 1999                    1,100,000           1,100            9,900         (14,338)          (3,338)

Issued stock for debt                            53,900              54                                                 54

Net income (loss) for 2000                                                                       (61,442)         (61,442)
                                       ---------------- ---------------  ---------------  ---------------  ---------------
Balance, December 31, 2000                    1,153,900 $         1,154  $         9,900   $     (75,780)  $      (64,726)
                                       ================ ===============  ===============  ===============  ===============













                 See accompanying notes to financial statements

                         KEARNS DEVELOPMENT CORPORATION
                      (formerly known as CyberStudio, Inc.)
                            Statements of Operations
                 for the years ended December 31, 2000 and 1999

                                                                           Year                   Year
                                                                          ended                  ended
                                                                       December 31,           December 31,
                                                                          2000                   1999
                                                                  ---------------------- ----------------------
Revenue
   Lease revenues                                                 $               83,301 $               77,987
Total revenue                                                                     83,301                 77,987

General and administrative expenses                                              144,784                 61,383
                                                                  ---------------------- ----------------------
          Net income (loss) from rental operations                               (61,483)                16,604

Other income (expense)
   Interest income (expense)                                                          41                      0
          Total other income (expense)                                                41                      0
                                                                  ---------------------- ----------------------
Net income (loss)                                                 $              (61,442)$               16,604
                                                                  ====================== ======================


Net income (loss) per common share                                $                (0.06)$                 0.02
                                                                  ====================== ======================
Weighted average shares outstanding                                            1,113,696              1,075,068
                                                                  ====================== ======================









                 See accompanying notes to financial statements

                         KEARNS DEVELOPMENT CORPORATION
                      (formerly known as CyberStudio, Inc.)
                            Statements of Cash Flows
                               for the years ended
                           December 31, 2000 and 1999

                                                                               Year               Year
                                                                              ended              ended
                                                                           December 31,       December 31,
Cash Flows from Operating Activities:                                          2000               1999
-------------------------------------
                                                                        ------------------ ------------------
Net Income (loss)                                                       $          (61,442)$           16,604
Adjustments to reconcile net income to net cash provided by
operating activities:
    Depreciation and amortization                                                    2,134                  0
    Decrease (increase) in deposits                                                      0             (5,000)
    Increase (decrease) in accounts payable                                          1,556                  0
    Increase (decrease) in accrued liabilities                                      (7,077)             1,118
                                                                        ------------------ ------------------
       Net Cash Provided by/(Used for) in Operating  Activities                    (64,829)            12,722

Cash Flows from Investing Activities:
   Sale (purchase) of fixed assets                                                (684,000)           (16,572)
                                                                        ------------------ ------------------
       Net Cash Provided by/(Used for) Investing Activities                       (684,000)           (16,572)

Cash Flows from Financing Activities:
------------------------------------
    Principal advance on mortgage                                                  625,000                  0
    Net advances from parent                                                       150,526             (9,601)
    Issued stock for cash                                                                0             10,000
    Issued stock for debt                                                               54                  0
                                                                        ------------------ ------------------
              Net Cash Provided by/(Used for) Financing Activities                 775,580                399

                    Net Increase(decrease) in Cash                                  26,751             (3,451)

Beginning Cash Balance                                                                  13              3,464
                                                                        ------------------ ------------------

Ending Cash Balance                                                     $           26,764 $               13
                                                                        ================== ==================

Supplemental Disclosure Information:
  Cash paid during the year for interest                                $                0 $                0
  Cash paid during the year for income taxes                            $                0 $                0






                 See accompanying notes to financial statements

                         KEARNS DEVELOPMENT CORPORATION
                      (formerly known as CyberStudio, Inc.)
                          Notes to Financial Statements
                                December 31, 2000


NOTE 1            Summary of Significant Accounting Policies
                  ------------------------------------------
         Nature of Operations

         The Company incorporated under the laws of the State of Nevada on February 15, 1996 as CyberStudio, Inc. At December 31, 2000 the Company was a majority owned subsidiary of AXIA Group, Inc. (AXIA), a publicly traded company headquartered in Salt Lake City, Utah. On April 4, 2001 the Company changed its name to Kearns Development Corporation. During 1999 and 2000 the Company leased and sublet two commercial properties in Kearns, Utah, and on November 29, 2000, purchased one of the buildings from the lessor, an unrelated party.

         Statement of Cash Flows

         Cash is comprised of cash on hand or on deposit in banks. The Company had $26,764 and $13 at December 31, 2000 and 1999.

         Deferred Income Taxes

         In February 1992, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 109, "Accounting For Income Taxes," which is effective for fiscal years beginning after December 15, 1992. SFAS No. 109 requires the asset and liability method of accounting for income taxes. The asset and liability method requires that the current or deferred tax consequences of all events recognized in the financial statements are measured by applying the provisions of enacted tax laws to determine the amount of taxes payable or refundable currently or in future years. The Company has adopted SFAS No. 109 for financial reporting purposes. See Note 3 below.

         Depreciation

         The Company's property and equipment is depreciated using the straight-line method over the useful lives shown below for financial reporting purposes and amounted to $2,134 and $0 for the years ended December 31, 2000 and 1999.


Asset                                                                Useful life
-------------------------------------------- -----------------------------------
Equipment and fixtures                                              5 to 7 years
Buildings and improvements                                        25 to 39 years

                         KEARNS DEVELOPMENT CORPORATION
                      (formerly known as CyberStudio, Inc.)
                          Notes to Financial Statements
                                December 31, 2000




         Net Income Per Common Share

         Net income per common share is based on the weighted average number of shares outstanding during the period.

         Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Revenue Recognition

         Rental revenues are recorded in the period in which they are earned in accordance with rental agreements and lease contracts.

         Impairment of Long-Lived Assets

         The Company recognizes impairment losses as the difference between historical cost and fair value of the asset less costs to sell when management determines that events and circumstances indicate a need to assess impairment and when that assessment indicates that historical cost materially exceeds fair value less costs to sell.

NOTE 2            Related Party Transactions

         The Company's parent advances cash to supplement working capital. At December 31, 2000 the Company had a payable to AXIA in the amount of $133,925 bearing no interest and payable on demand.

NOTE 3            Accounting for Income Taxes

         For the years ended December 31, 2000 and 1999, no provision for income taxes has been recorded due to operating loss carryforwards totaling approximately $75,000 that may be offset against future taxable income. The Company files its federal income tax returns as part of the AXIA consolidated group. AXIA has unused operating loss carryforwards of its own, consequently no tax benefit from the Company's current period loss was realized by AXIA. The Company's net operating loss carryforwards begin to expire in 2017. Management of the Company believes there is a 50% or greater chance that the carryforwards will expire unused. Consequently, the deferred tax benefit has been offset by a valuation allowance in the same amount. The deferred tax benefit and offsetting valuation allowance is as follows:

                         KEARNS DEVELOPMENT CORPORATION
                      (formerly known as CyberStudio, Inc.)
                          Notes to Financial Statements
                                December 31, 2000



                                                                  December
                                                                  31, 2000
------------------------------------------------------------- -----------------
Prior NOL at 39% tax rate                                     $           5,592
Current NOL at 39% tax rate                                              23,962
   Total deferred tax benefit                                            29,554
Valuation allowance                                                     (29,554)
     Income tax provision                                     $               0
                                                              =================

NOTE 4            Property and Equipment

         Property and equipment consist of the following:

                                      December           December
                                      31, 2000           31, 1999
                                 ------------------ ------------------
Building                         $584,000           $                0
Leasehold improvements                       16,572             16,572
Accumulated depreciation                     (2,134)                 0
                                 $          598,438 $           16,572
                                 ================== ==================

NOTE 5            Debt

         The Company's long-term debt consists of a bank financed mortgage note bearing interest at 10.75% with monthly payments of $6,013, maturing on December 2, 2001. The note is secured by substantially all of the Company's property and is personally guaranteed by the Company's president. Balance due at December 31, 2000 is $625,000. The following is a summary of principal maturities of long-term debt during the next five years:


2001                                        $          625,000
2002                                                         0
2003                                                         0
2004                                                         0
2005                                                         0
thereafter                                                   0
                                            $          625,000
                                            ==================

NOTE 6            Going Concern

         The accompanying financial statements have been prepared assuming that the company will continue as a going concern. The Company has a history of operating at a loss and is dependent upon financing to continue operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management plans to obtain long term debt and equity financing for the property. The Company's parent plans to finance the operating deficit until such financing is obtained.

NOTE 7            Description of Leasing Arrangements

         The Company leases commercial space to its tenants primarily under noncancelable operating leases that expire at various dates in each year through 2003. The lease agreements typically provide for a specific monthly payment plus reimbursement of certain operating costs. Tenant alterations are paid for by the company; an amortization of such costs over three to five years is added to the tenants monthly rent over the three to five year period. The following is a summary of future rental income under noncancelable operating leases:


2001                                    $           84,827
2002                                                87,106
2003                                                67,749
2004                                                     0
2005                                                     0
Total due within five years             $          239,682
                                        ==================

         The Company leases a commercial building from a third party under a noncancelable operating lease that expires in October 2002. The lease agreement provides for monthly payments of $2,000 plus a percentage based on occupancy. The Company has an option to purchase the building prior to the expiration of the lease at a predetermined price. The following is a summary of future rent expense under the noncancelable operating lease:


2001                                    $           24,000
2002                                                20,000
2003                                                     0
2004                                                     0
2005                                                     0
Total payable within five years         $           44,000
                                        ==================

                         Kearns Development Corporation

                         Unaudited Financial Statements

                              for the Quarter Ended

                                 March 31, 2001

                         Kearns Development Corporation
                        Unaudited Condensed Balance Sheet
                                 March 31, 2001


                                                         March 31, 2001
                                                   ---------------------------
ASSETS
   Current Assets
      Cash                                         $                    18,857
      Prepaid expenses                                                       -
                                                   ---------------------------
          Total Current Assets                                          18,857

   Fixed Assets
      Property and equipment, net - Notes 1 & 3                        594,165
      Land                                                             100,000
                                                   ---------------------------
          Total Fixed Assets                                           694,165

Other Assets
     Deposits                                                            5,000
                                                   ---------------------------
          Total Other Assets                                             5,000

TOTAL ASSETS                                       $                   718,022
                                                   ===========================












            See accompanying notes to unaudited financial statements

                         Kearns Development Corporation
                        Unaudited Condensed Balance Sheet
                                   (continued)
                                 March 31, 2001


                                                                March 31, 2001
                                                                  ----------
LIABILITIES AND STOCKHOLDER'S EQUITY
                                                                  ----------
LIABILITIES
   Current Liabilities
      Accounts payable                                            $      330
      Accrued property taxes                                           3,016
      Unearned rent                                                   23,694
      Payable to parent - Note 2                                     148,283
      Current portion long-term debt - Note 4                        622,526
                                                                  ----------
          Total Current Liabilities                                  797,849
                                                                  ----------

TOTAL LIABILITIES                                                    797,849

STOCKHOLDER'S EQUITY
      Capital stock - 50,000,000 shares authorized at $0.001 par;      1,154
           1,153,900 shares issued and outstanding
      Additional paid-in-capital                                       9,900
      Retained earnings (deficit)                                    (90,881)
TOTAL STOCKHOLDER'S EQUITY                                           (79,827)
                                                                  ----------
TOTAL LIABILITIES AND
STOCKHOLDER'S EQUITY                                              $  718,022
                                                                  ==========







            See accompanying notes to unaudited financial statements

                         Kearns Development Corporation
                       Unaudited Statements of Operations
                             for the quarters ended
                             March 31, 2001 and 2000

                                                                         Quarter                     Quarter
                                                                          ended                       ended
                                                                      March 31, 2001              March 31, 2000
                                                                  ----------------------      ----------------------

Rental revenues                                                   $               20,673      $               20,532

General and administrative expenses                                               18,999                      24,440
                                                                  ----------------------      ----------------------
                           Net income from operations                              1,674                      (3,908)

Interest expense                                                                  16,775                           -
                                                                  ----------------------      ----------------------
                 Net income before income taxes                                  (15,101)                     (3,908)

Provision for income taxes - Note 1                                                    0                           0
                                                                  ----------------------      ----------------------

Net income (loss)                                                 $              (15,101)     $               (3,908)
                                                                  ======================      ======================

Net income (loss) per common share                                $                (0.01)         $             0.00
                                                                  ======================      ======================

Weighted average shares outstanding                                            1,153,900                   1,100,000
                                                                  ======================      ======================











            See accompanying notes to unaudited financial statements

                         Kearns Development Corporation
                       Unaudited Statements of Cash Flows
                             for the Quarters ended
                             March 31, 2001 and 2000

                                                                        Quarter ended             Quarter ended
Cash Flows from Operating Activities:                                   March 31, 2001            March 31, 2000
-------------------------------------
                                                                     --------------------      --------------------
Net Income (loss)                                                    $            (15,101)     $             (3,908)
Adjustments to reconcile net income to net cash provided by
operating activities:
    Depreciation and amortization                                                   4,273                       104
    Decrease (increase) in prepaid expenses                                             0                    (5,000)
    Increase (decrease) in unearned rent                                           (9,999)                  (10,650)
    Increase (decrease) in accounts payable                                        (1,226)                        0
    Increase (decrease) in accrued liabilities                                      2,262                    (7,182)
                                                                     --------------------      --------------------
       Net Cash Provided by/(Used for) in Operating  Activities                   (19,791)                  (26,636)

Cash Flows from Investing Activities:
   Sale (purchase) of fixed assets                                                      0                         0
                                                                     --------------------      --------------------
       Net Cash Provided by/(Used for) Investing Activities                             0                         0

Cash Flows from Financing Activities:
------------------------------------
    Increase (reduction) in long term debt                                         (2,474)                        0
    Net advances from parent                                                       14,358                    27,000
                                                                     --------------------      --------------------
              Net Cash Provided by/(used for) Financing Activities                 11,884                    27,000

                  Net Increase(decrease) in Cash                                   (7,907)                      364

Beginning Cash Balance                                                             26,764                        13
                                                                     --------------------      --------------------

Ending Cash Balance                                                  $             18,857      $                377
                                                                     ====================      ====================

Supplemental Disclosure Information:
  Cash paid during the year for interest                             $             16,775      $                  0
  Cash paid during the year for income taxes                         $                  0      $                  0






            See accompanying notes to unaudited financial statements

                         Kearns Development Corporation
                     Notes to Unaudited Financial Statements
                                 March 31, 2001



NOTE 1            Summary of Significant Accounting Policies
                  ------------------------------------------

         Nature of Operations

         The Company incorporated under the laws of the State of Utah on February 15, 1996, and is a majority owned subsidiary of AXIA Group, Inc (AXIA), a publicly traded company headquartered in Salt Lake City, Utah. On April 4, 2001, the Company changed its name to Kearns Development Corporation. On November 29, 2000, the Company purchased a one story commercial office building, from an unrelated party it had been previously leasing with an option to buy, located at 4115 West Sams Boulevard in Kearns, Utah for the purpose of generating rental income. The Company also leases an identical building at 4095 West Sams Blvd., with an option to buy.

         Statement of Cash Flows

         Cash is comprised of cash on hand or on deposit in banks. The Company had $18,857 and $378 at March 31, 2001 and 2000.

         Depreciation

         The Company's property and equipment is depreciated using the straight-line method for financial reporting purposes and amounted to $4,273 for the quarter ended March 31, 2001 and $104 for the quarter ended March 31, 2000.

         Net Income Per Common Share

         Net income per common share is based on the weighted average number of shares outstanding.


NOTE 2            Related Party Transactions

         On February 15, 1996 the company issued 1,000,000 shares of $.001 par value common stock to AXIA Group, Inc. (AXIA), a publicly traded company, for $10,000.00. At March 31, 2001 and 2000 the Company had a payable to AXIA for cash advances in the amount of $148,283 and $10,068 bearing no interest and payable on demand.

                         Kearns Development Corporation
                     Notes to Unaudited Financial Statements
                                 March 31, 2001




NOTE 3            Property and Equipment

         Property and equipment consist of the following:


                                March 31, 2001          March 31, 2000
                             ---------------------  ----------------------
Building                     $             584,000  $                    0
Leasehold Improvements                      16,572                  16,572
Accumulated depreciation                    (6,407)                  (104)
                             $             594,165  $              16,468
                             =====================  ======================


NOTE 4            Debt

         The Company's long-term debt consists of the following:

                                    March 31,          March 31,
                                       2001               2000
                              ------------------ ------------------
Note secured by building      $          622,526 $                0
                              $          622,526 $                0
                              ================== ==================

         The note is a bank financed mortgage bearing interest at 10.75% with monthly payments of $6,013, maturing on December 2, 2001. The note is secured by substantially all of the Company's property and is personally guaranteed by the Company's president.

         The following is a summary of principal maturities of long-term debt during the next five years:

Twelve months ended March 2002               $              622,526
Twelve months ended March 2003                                    0
Twelve months ended March 2004                                    0
Twelve months ended March 2005                                    0
Twelve months ended March 2006                                    0
Total due within five years                  $              622,526
                                             ======================

Outside back cover of prospectus.

No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this prospectus. If given or made, such information or representation must not be relied upon as having been authorized by Kearns. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the common stock in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus or in the affairs of Kearns since the date hereof.

Until 40 days after the first date upon which the security was bona fide offered to the public by the issuer or by or through an underwriter (Item 503(e)) all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments and subscriptions.

PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

Our bylaws and section 78.751 of the Nevada Revised Statutes provide for indemnification of our officers and directors in certain situations where they might otherwise personally incur liability, judgments, penalties, fines and expenses in connection with a proceeding or lawsuit to which they might become parties because of their position with Kearns.

Section 78.751 of the Nevada Revised Statutes provides for indemnification of our officers and directors in certain situations where they might otherwise personally incur liability, judgments, penalties, fines and expenses in connection with a proceeding or lawsuit to which they might become parties because of their position with Kearns.

Section 78.751 of the Nevada Revised Statutes states the following:

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonable entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

         (a)      By the stockholders;
         (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;
         (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or
         (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

     (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

To the extent that indemnification may be related to liability arising under the Securities Act, the Securities and Exchange Commission takes the position that indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses of this offering, all of which will be paid by Kearns:

         SEC Registration Fee                             $                0.50
         Accounting Fees and Expenses                                     2,000
         Legal Fees and Expenses                                          6,000
         Printing and Engraving Expenses                                    500
         Transfer Agent and Registrar Fees and Expenses                   4,000
         Miscellaneous                                                      250
                                                                 --------------
         Total                                            $           12,750.50

Recent Sales of Unregistered Securities

On April 1, 1999, Kearns completed a Regulation D, Rule 504 offering of 10,000 post reverse shares (10-1 reverse effected January 1, 2001) of common stock to 5 non-U.S. persons at a purchase price of $0.10 per share. Kearns executed the offering in compliance with the requirements of Rule 504, which had no specific disclosure requirements. Kearns made this offering based on the following factors: (1) Kearns had not exceeded the $1,000,000 offering limit for a period of 12 months before the start of the offering; and (2) Kearns was not a reporting company under the 1934 Act, an investment company under the Investment Company Act of 1940, or a development stage company with no specific business plan. As per Rule 504, Kearns filed a Form D dated March 25, 1999. Under Rule 504, the shares so issued were freely transferable.

On September 22, 2000, Kearns issued 5,390 post reverse shares of restricted common stock at $0.26 per share to one U.S. resident pursuant to a stock purchase agreement dated September 22, 2000. Kearns relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. Kearns made this offering based on the following factors: (1) the issuance was an isolated private transaction by Kearns which did not involve a public offering; (2) there was only one offeree who was issued stock for cash, (3) the offeree did not resell the stock but has continued to hold it since the date of the transaction;
(4) there were no subsequent or contemporaneous public offerings of the stock;
(5) the stock was not broken down into smaller denominations; and (6) the negotiations for the sale of the stock took place directly between the offeree and Kearns. In the event a public market for the our shares develops in the future, the holder could sell these shares, subject to Rule 144, in the public market.

Pursuant to a November 21, 2000 stock purchase agreement, the Kearns was to issue twenty million (20,000,000) post reverse shares of its $0.001 par value common stock to as consideration for Axia's agreement to guarantee the loan obtained to exercise the option to purchase the Kearns I Building. Kearns relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. Kearns made this offering based on the following factors: (1) the issuance was an isolated private transaction by Kearns which did not involve a public offering; (2) there was only one offeree who was issued stock as consideration for guaranteeing a loan to Kearns , (3) the offeree did not resell the stock but has continued to hold it since the date of the transaction; (4) there were no subsequent or contemporaneous public offerings of the stock; (5) the stock was not broken down into smaller denominations; and (6) the negotiations for the sale of the stock took place directly between the offeree and Kearns. In the event a public market for our shares develops in the future, the holder could sell these shares, subject to Rule 144, in the public market.

Index to Exhibits

Exhibit
Number Page   Description

3(i)   38  Articles of Incorporation of Kearns Development Corporation, a Nevada
           corporation, filed with the State of Nevada as Cyberstudio, Inc. on February 15, 1996.

3(ii)  49  Bylaws of Kearns Development Corporation adopted as Cyberstudio, Inc.
           on April 9, 1996. Amendment to Articles of Incorporation, dated
           April 4, 2001, changing the name of the Company to Kearns Development Corporation.

3(iii) 60  Amendment to Articles of Incorporation, dated January 1, 2001 increasing the number of authorized shares of common stock to five hundred million.

3(iv)  61  Amendment to Articles of Incorporation, dated April 4, 2001, changing the name of Cyberstudio, Inc. to Kearns Development Corporation.

5      62  Legal Opinion and Consent of Counsel dated June 26, 2001.

10(i)  64  Stock Pledge Agreement dated September 15, 2000 between the Kearns
           Development Corporation and Richard D. Surber.

10(ii) 69  Stock Purchase Agreement dated November 21, 2000 between the Kearns
           Development Corporation and Axia Group, Inc.

10(iii)75  Management Agreement between Kearns Development Corporation as
           Cyberstudio, Inc. dated January 2, 2001 and Diversified Holdings I, Inc.

10(iv) 82  Lease Agreement between Kearns Development Corporation as
           Cyberstudio, Inc. effective October 1, 1998 and the State of Utah Administrative Office of the Courts.

10(v)  94  Lease Agreement between Kearns Development Corporation as
           Cyberstudio, Inc. effective October 1, 1998 and Deseret Mutual Benefit Administrators.


10(vi) 113 Lease Agreement between Kearns Development Corporation effective June
           1, 2001 and Salt Lake Community Action Program.

23     133 Consent of Independent Certified Public Accountant dated
           June 26, 2001.


 .

Undertakings

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

B.       Kearns will:

         (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b) (1) or (4) or 497(h) under the Securities Act as part of this registration statement at the time the Commission declared it effective.

         (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake, State of Utah, on June 26, 2001

                                   Kearns Development Corporation


                                   /s/ Fraser D. Campbell
                                   -------------------------------------------
                                  Fraser D. Campbell, President


In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.


Signature                               Title                         Date





/s/ Fraser D. Campbell                President and Director      June 26, 2001
----------------------------------
Fraser D. Campbell

Exhibit 3(i)

                                     BYLAWS
                     FOR THE REGULATION, EXCEPT AS OTHERWISE
              PROVIDED BY STATUTE OR ITS ARTICLES OF INCORPORATION,
                                       OF

                                CYBERSTUDIO, INC.

                                    ARTICLE 1
                                     Offices

Section 1.01 -- Principal And Registered Office.

The principal and registered office for the transaction of the business of the Corporation is hereby fixed and located at: c/o Oasis Country Store State Route 233 and Interstate 80, P.O. Box 2004, Wells, Nevada 89835. Corporation may have such other offices, either within or without the State of Nevada as the Corporation's board of directors (the "Board) may designate or as the business of the Corporation may require from time to time.

Section 1.02 -- Other Offices.

Branch or subordinate offices may at any time be established by the Board at any place or places wherein the Corporation is qualified to do business.

                                    ARTICLE 2
                            Meetings of Shareholders

Section 2.01 -- Meeting Place.

All annual meetings of shareholders and all other meetings of shareholders shall be held either at the principal office or at any other place within or without the State of Nevada which may be designated either by the Board, pursuant to authority hereinafter granted, or by the written consent of all shareholders entitled to vote thereat, given either before or after the meeting and filed with the secretary of the Corporation.

Section 2.02 -- Annual Meetings.

A. The annual meetings of shareholders shall be held on the anniversary date of the date of incorporation at the hour of 2:00 o'clock p.m., commencing with the year 1996, provided, however, that should the day of the annual meeting fall upon a legal holiday, then any such annual meeting of shareholders shall be held at the same time and place on the next business day thereafter which is not a legal holiday.

B. Written notice of each annual meeting signed by the president or vice president, or the secretary, or an assistant secretary, or by such other person or persons as the Board may designate, shall be given to each shareholder entitled to vote thereat, either personally or by mail or other means of written communication, charges prepaid, addressed to such shareholder at his address appearing on the books of the Corporation or given by him to the Corporation for the purpose of notice. If a shareholder gives no address, notice shall be deemed to have been given to him if sent by mail or other means of written communication addressed to the place where the principal office of the Corporation is situated, or if published at least once in some newspaper of general circulation in the county in which said office is located. All such notices shall be sent to each shareholder entitled thereto, or published, not less than ten (10) nor more than sixty (60) days before each annual meeting, and shall specify the place, the day and the hour of such meeting, and shall also state the purpose or purposes for which the meeting is called.

C. Failure to hold the annual meeting shall not constitute dissolution or forfeiture of the Corporation, and a special meeting of the shareholders may take the place thereof.

Section 2.03 -- Special Meetings.

Special meetings of the shareholders, for any purpose or purposes whatsoever, may be called at any time by the president or by the Board, or by one or more shareholders holding not less that ten percent (10%) of the voting power of the Corporation. Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner as for annual meetings of shareholders. Notices of any special meeting shall specify in addition to the place, day and hour of such meeting, the purpose or purposes for which the meeting is called.

Section 2.04 -- Adjourned Meetings And Notice Thereof.

A. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum, no other business may be transacted at any such meeting.

B. When any shareholders' meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken.

Section 2.05 -- Entry Of Notice.

Whenever any shareholder entitled to vote has been absent from any meeting of shareholders, whether annual or special, an entry in the minutes to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of such meeting was given to such shareholder, as required by law and these bylaws.

Section 2.06 -- Voting.

At all annual and special meetings of shareholders, each shareholder entitled to vote thereat shall have one vote for each share of stock so held and represented at such meetings, either in person or by written proxy, unless the Corporation's articles of incorporation ("Articles") provide otherwise, in which event, the voting rights, powers and privileges prescribed in the Articles shall prevail. Voting for directors and, upon demand of any shareholder, upon any question at any meeting, shall be by ballot. If a quorum is present at a meeting of the shareholders, the vote of a majority of the shares represented at such meeting shall be sufficient to bind the corporation, unless otherwise provided by law or the Articles.

Section 2.07 -- Quorum.

The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 2.08 -- Consent Of Absentees.

The transactions of any meeting of shareholders, either annual or special, however called and notice given thereof, shall be as valid as though done at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before of after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, sign a written Waiver of Notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of such meeting.

Section 2.09 -- Proxies.

Every person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the secretary of the Corporation; provided however, that no such proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless the shareholder executing it specifies therein the length of time for which such proxy is to continue in force, which in no case shall exceed seven (7) years from the date of its execution.

Section 2.10 -- Shareholder Action Without A Meeting.

Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a written consent thereto is signed by shareholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. In no instance where action is authorized by this written consent need a meeting of shareholders be called or notice given. The written consent must be filed with the proceedings of the shareholders.

                                    ARTICLE 3
                               Board of Directors
Section 3.01 -- Powers.

Subject to the limitations of the Articles, these bylaws, and the provisions of Nevada corporate law as to action to be authorized or approved by the shareholders, and subject to the duties of directors as prescribed by these bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be controlled by, the Board. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers:

A. To select and remove all the other officers, agents and employees of the Corporation, prescribe such powers and duties for them as are not inconsistent with law, with the Articles, or these bylaws, fix their compensation, and require from them security for faithful service.

B. To conduct, manage and control the affairs and business of the Corporation, and to make such rules and regulations therefore not inconsistent with the law, the Articles, or these bylaws, as they may deem best.

C. To change the principal office for the transaction of the business if such change becomes necessary or useful; to fix and locate from time to time one or more subsidiary offices of the Corporation within or without the State of Nevada, as provided in Section 1.02 of Article 1 hereof; to designate any place within or without the State of Nevada for the holding of any shareholders' meeting or meetings; and to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

D. To authorize the issuance of shares of stock of the Corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor done or services actually rendered, debts or securities canceled, or tangible or intangible property actually received, or in the case of shares issued as a dividend, against amounts transferred from surplus to stated capital.

E. To borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed and delivered therefore, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecation or other evidences of debt and securities therefore.

F. To appoint an executive committee and other committees and to delegate to the executive committee any of the powers and authority of the Board in management of the business and affairs of the Corporation, except the power to declare dividends and to adopt, amend or repeal bylaws. The executive committee shall be composed of one or more directors.

Section 3.02 -- Number And Qualification Of Directors.

The authorized number of directors of the Corporation shall not be less than one
(1) nor more than twelve (12).

Section 3.03 -- Election And Term Of Office.

The directors shall be elected at each annual meeting of shareholders, but if any such annual meeting is not held, or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders. All directors shall hold office until their respective successors are elected.

Section 3.04 -- Vacancies.

A. Vacancies in the Board may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected or appointed shall hold office until his successor is elected at an annual or a special meeting of the shareholders.

B. A vacancy or vacancies in the Board shall be deemed to exist in case of the death, resignation or removal of any director, or if the authorized number of directors be increased, or if the shareholders fail at any annual or special meeting of shareholders at which any director or directors are elected to elect the full authorized number of directors to be voted for at that meeting.

C. The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors.

D. No reduction of the authorized number of directors shall have the effect of removing any director unless also authorized by a vote of the shareholders.

                                    ARTICLE 4
                       Meetings of the Board of Directors

Section 4.01 -- Place Of Meetings.

Regular meetings of the Board shall be held at any place within or without the State of Nevada which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation, regular meetings shall be held at the principal office of the Corporation. Special meetings of the Board may be held either at a place so designated, or at the principal office. Failure to hold an annual meeting of the Board shall not constitute forfeiture or dissolution of the Corporation.

Section 4.02 -- Organization Meeting.

Immediately following each annual meeting of shareholders, the Board shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business. Notice of such meeting is hereby dispensed with.

Section 4.03 -- Other Regular Meetings.

Other regular meetings of the Board shall be held, whether monthly or quarterly or by some other schedule, at a day and time as set by the president; provided however, that should the day of the meeting fall upon a legal holiday, then such meeting shall be held at the same time on the next business day thereafter which is not a legal holiday. Notice of all such regular meetings of the Board is hereby required.

Section 4.04 -- Special Meetings.

A. Special meetings of the Board may be called at any time for any purpose or purposes by the president, or, if he is absent or unable or refuses to act, by any vice president or by any two directors.

B. Written notice of the time and place of special meetings shall be delivered personally to each director or sent to each director by mail (including overnight delivery services such as Federal Express) or telegraph, charges prepaid, addressed to him at his address as it is shown upon the records of the Corporation, or if it is not shown upon such records or is not readily ascertainable, at the place in which the regular meetings of the directors are normally held. No such notice is valid unless delivered to the director to whom it was addressed at least twenty-four (24) hours prior to the time of the holding of the meeting. However, such mailing, telegraphing, or delivery as above provided herein shall constitute prima facie evidence that such director received proper and timely notice.

Section 4.05 -- Notice Of Adjournment.

Notice of the time and place of holding an adjourned meeting need not be given to absent directors, if the time and place be fixed at the meeting adjourned.

Section 4.06 -- Waiver Of Notice.

The transactions of any meeting of the Board, however called and noticed or wherever held, shall be as valid as though a meeting had been duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the directors not present sign a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 4.07 -- Quorum.

If the Corporation has only one director, then the presence of that one director constitutes a quorum. If the Corporation has only two directors, then the presence of both such directors is necessary to constitute a quorum. If the Corporation has three or more directors, then a majority of those directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. A director may be present at a meeting either in person or by telephone. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present, shall be regarded as the act of the Board, unless a greater number be required by law or by the Articles.

Section 4.08 -- Adjournment.

A quorum of the directors may adjourn any directors' meeting to meet again at a stated day and hour; provided however, that in the absence of a quorum, a majority of the directors present at any directors' meeting, either regular or special, may adjourn such meeting only until the time fixed for the next regular meeting of the Board.

Section 4.09 -- Fees And Compensation.

Directors shall not receive any stated salary for their services as directors, but by resolution of the Board, a fixed fee, with or without expenses of attendance, may be allowed for attendance at each meeting. Nothing stated herein shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefore.

Section 4.10 -- Action Without A Meeting.

Any action required or permitted to be taken at a meeting of the Board, or a committee thereof, may be taken without a meeting if, before or after the action, a written consent thereto is signed by all the members of the Board or of the committee. The written consent must be filed with the proceedings of the Board or committee.

                                    ARTICLE 5
                                    Officers

Section 5.01 -- Executive Officers.

The executive officers of the Corporation shall be a president, a secretary, and a treasurer/chief financial officer. The corporation may also have, at the direction of the Board, a chairman of the Board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section
5.03 of this Article. Officers other than the president and the chairman of the board need not be directors. Any one person may hold two or more offices, unless otherwise prohibited by the Articles or by law.

Section 5.02 -- Appointment.

The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.03 and 5.05 of this Article, shall be appointed by the Board, and each shall hold his office until he resigns or is removed or otherwise disqualified to serve, or his successor is appointed and qualified.

Section 5.03 -- Subordinate Officers.

The Board may appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board may from time to time determine.

Section 5.04 -- Removal And Resignation.

A. Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board.

B. Any officer may resign at any time by giving written notice to the Board or to the president or secretary. Any such resignation shall take effect on the date such notice is received or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.05 -- Vacancies.

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to such office.

Section 5.06 -- Chairman Of The Board.

The Chairman of the Board, if there be such an officer, shall, if present, preside at all meetings of the Board, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board or prescribed by these bylaws.

Section 5.07 -- President.

Subject to such supervisory powers, if any, as may be given by the Board to the Chairman of the Board (if there be such an officer), the president shall be the chief executive officer of the Corporation and shall, subject to the control of the Board, have general supervision, direction and control of the business and officers of the Corporation. He shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board. He shall be an ex-officio member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board or these bylaws.

Section 5.08 -- Vice President.

In the absence or disability of the president, the vice presidents, in order of their rank as fixed by the Board, or if not ranked, the vice president designated by the Board, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board or these bylaws.

Section 5.09 -- Secretary.

A. The secretary shall keep, or cause to be kept, at the principal office or such other place as the Board may direct, a book of (i) minutes of all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present and absent at directors' meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof; and (ii) any waivers, consents, or approvals authorized to be given by law or these bylaws.

B. The secretary shall keep, or cause to be kept, at the principal office, a share register, or a duplicate share register, showing (i) the name of each shareholder and his or her address; (ii) the number and class or classes of shares held by each, and the number and date of certificates issued for the same; and (iii) the number and date of cancellation of every certificate surrendered for cancellation.

C. The secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board required by these bylaws or by law to be given, and he shall keep the seal of the Corporation, if any, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board or these bylaws.

Section 5.10 -- Treasurer/Chief Financial Officer.

A. The treasurer/chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all times be open to inspection by any director.

B. The treasurer/chief financial officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board. He shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the president and directors, whenever they request it, an account of all of his transactions as treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board or these bylaws.

                                    ARTICLE 6
                                  Miscellaneous

Section 6.01 -- Record Date And Closing Stock Books.

The Board may fix a time in the future, for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares, and in such case only shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meetings, or to receive such dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as herein set forth. The Board may close the books of the Corporation against transfers of shares during the whole, or any part, of any such period.

Section 6.02 -- Inspection Of Corporate Records.

The share register or duplicate share register, the books of account, and records of proceedings of the shareholders and directors shall be open to inspection upon the written demand of any shareholder or the holder of a voting trust certificate, at any reasonable time, and for a purpose reasonably related to his interests as a shareholder or as the holder of a voting trust certificate, and shall be exhibited at any time when required by the demand of ten percent (10%) of the shares represented at any shareholders' meeting. Such inspection may be made in person or by an agent or attorney, and shall include the right to make extracts. Demand of inspection other than at a shareholders' meeting shall be made in writing upon the president, secretary, or assistant secretary, and shall state the reason for which inspection is requested.

Section 6.03 -- Checks, Drafts, Etc.

All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board.

Section 6.04 -- Annual Report.

The Board shall cause to be sent to the shareholders not later than one hundred twenty (120) days after the close of the fiscal or calendar year an annual report.


Section 6.05 -- Contracts: How Executed.

The Board, except as otherwise provided in these bylaws, may authorize any officer, officers, agent, or agents, to enter into any contract, deed or lease, or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or render it liable for any purpose or for any amount.

Section 6.06 -- Certificates Of Stock.

A certificate or certificates for shares of the capital stock of the Corporation shall be issued to each shareholder when any such shares are fully paid up. All such certificates shall be signed by the president or a vice president and the secretary or an assistant secretary, or be authenticated by facsimiles of the signature of the president and secretary or by a facsimile of the signatures of the president and the written signature of the secretary or an assistant secretary. Every certificate authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk.

Section 6.07 -- Representations Of Shares Of Other Corporations.

The president or any vice president and the secretary or assistant secretary of this Corporation are authorized to vote, represent, and exercise on behalf of this Corporation, all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority herein granted to said officers to vote or represent on behalf of this Corporation or corporations may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney duly executed by said officers.

Section 6.08 -- Inspection Of Bylaws.

The Corporation shall keep in its principal office for the transaction of business the original or a copy of these bylaws, as amended or otherwise altered to date, certified by the secretary, which shall be open to inspection by the shareholders at all reasonable times during office hours.

Section 6.09 -- Indemnification.

A. The Corporation shall indemnify its officers and directors for any liability including reasonable costs of defense arising out of any act or omission of any officer or director on behalf of the Corporation to the full extent allowed by the laws of the State of Nevada, if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

B. Any indemnification under this section (unless ordered by a court) shall be make by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because the officer or director has met the applicable standard of conduct. Such determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or, regardless of whether or not such a quorum is obtainable and a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the stockholders.

                                    ARTICLE 7
                                   Amendments

Section 7.01 -- Power Of Shareholders.

New bylaws may be adopted, or these bylaws may be amended or repealed, by the affirmative vote of the shareholders collectively having a majority of the voting power or by the written assent of such shareholders.

Section 7.02 -- Power Of Directors.

Subject to the rights of the shareholders as provided in Section 7.01 of this Article, bylaws other than a bylaw, or amendment thereof, changing the authorized number of directors, may also be adopted, amended, or repealed by the Board.

                                   Certificate

The undersigned does hereby certify that the undersigned is the President of the Corporation as named at the outset in these bylaws, a corporation duly organized and existing under and by virtue of the laws of the State of Nevada; that the above and foregoing bylaws of said corporation were duly and regularly adopted as such by the board of directors of the Corporation at a meeting of said Board, which was duly held on the 9th day of April, 1996, that the above and foregoing bylaws are now in full force and effect.

DATED this 9th day of April, 1996.

           /s/    BonnieJean C. Tippetts
          -------------------------------
                  BonnieJean C. Tippetts










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



Exhibit 3(ii)
                                     BYLAWS
                     FOR THE REGULATION, EXCEPT AS OTHERWISE
              PROVIDED BY STATUTE OR ITS ARTICLES OF INCORPORATION,
                                       OF

                                CYBERSTUDIO, INC.

                                    ARTICLE 1
                                     Offices

Section 1.01 -- Principal And Registered Office.

The principal and registered office for the transaction of the business of the Corporation is hereby fixed and located at: c/o Oasis Country Store State Route 233 and Interstate 80, P.O. Box 2004, Wells, Nevada 89835. Corporation may have such other offices, either within or without the State of Nevada as the Corporation's board of directors (the "Board) may designate or as the business of the Corporation may require from time to time.

Section 1.02 -- Other Offices.

Branch or subordinate offices may at any time be established by the Board at any place or places wherein the Corporation is qualified to do business.

                                    ARTICLE 2
                            Meetings of Shareholders

Section 2.01 -- Meeting Place.

All annual meetings of shareholders and all other meetings of shareholders shall be held either at the principal office or at any other place within or without the State of Nevada which may be designated either by the Board, pursuant to authority hereinafter granted, or by the written consent of all shareholders entitled to vote thereat, given either before or after the meeting and filed with the secretary of the Corporation.

Section 2.02 -- Annual Meetings.

A. The annual meetings of shareholders shall be held on the anniversary date of the date of incorporation at the hour of 2:00 o'clock p.m., commencing with the year 1996, provided, however, that should the day of the annual meeting fall upon a legal holiday, then any such annual meeting of shareholders shall be held at the same time and place on the next business day thereafter which is not a legal holiday.

B. Written notice of each annual meeting signed by the president or vice president, or the secretary, or an assistant secretary, or by such other person or persons as the Board may designate, shall be given to each shareholder entitled to vote thereat, either personally or by mail or other means of written communication, charges prepaid, addressed to such shareholder at his address appearing on the books of the Corporation or given by him to the Corporation for the purpose of notice. If a shareholder gives no address, notice shall be deemed to have been given to him if sent by mail or other means of written communication addressed to the place where the principal office of the Corporation is situated, or if published at least once in some newspaper of general circulation in the county in which said office is located. All such notices shall be sent to each shareholder entitled thereto, or published, not less than ten (10) nor more than sixty (60) days before each annual meeting, and shall specify the place, the day and the hour of such meeting, and shall also state the purpose or purposes for which the meeting is called.

C. Failure to hold the annual meeting shall not constitute dissolution or forfeiture of the Corporation, and a special meeting of the shareholders may take the place thereof.

Section 2.03 -- Special Meetings.

Special meetings of the shareholders, for any purpose or purposes whatsoever, may be called at any time by the president or by the Board, or by one or more shareholders holding not less that ten percent (10%) of the voting power of the Corporation. Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner as for annual meetings of shareholders. Notices of any special meeting shall specify in addition to the place, day and hour of such meeting, the purpose or purposes for which the meeting is called.

Section 2.04 -- Adjourned Meetings And Notice Thereof.

A. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum, no other business may be transacted at any such meeting.

B. When any shareholders' meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken.

Section 2.05 -- Entry Of Notice.

Whenever any shareholder entitled to vote has been absent from any meeting of shareholders, whether annual or special, an entry in the minutes to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of such meeting was given to such shareholder, as required by law and these bylaws.

Section 2.06 -- Voting.

At all annual and special meetings of shareholders, each shareholder entitled to vote thereat shall have one vote for each share of stock so held and represented at such meetings, either in person or by written proxy, unless the Corporation's articles of incorporation ("Articles") provide otherwise, in which event, the voting rights, powers and privileges prescribed in the Articles shall prevail. Voting for directors and, upon demand of any shareholder, upon any question at any meeting, shall be by ballot. If a quorum is present at a meeting of the shareholders, the vote of a majority of the shares represented at such meeting shall be sufficient to bind the corporation, unless otherwise provided by law or the Articles.

Section 2.07 -- Quorum.

The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 2.08 -- Consent Of Absentees.

The transactions of any meeting of shareholders, either annual or special, however called and notice given thereof, shall be as valid as though done at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before of after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, sign a written Waiver of Notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of such meeting.

Section 2.09 -- Proxies.

Every person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the secretary of the Corporation; provided however, that no such proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless the shareholder executing it specifies therein the length of time for which such proxy is to continue in force, which in no case shall exceed seven (7) years from the date of its execution.

Section 2.10 -- Shareholder Action Without A Meeting.

Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a written consent thereto is signed by shareholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. In no instance where action is authorized by this written consent need a meeting of shareholders be called or notice given. The written consent must be filed with the proceedings of the shareholders.

                                    ARTICLE 3
                               Board of Directors

Section 3.01 -- Powers.

Subject to the limitations of the Articles, these bylaws, and the provisions of Nevada corporate law as to action to be authorized or approved by the shareholders, and subject to the duties of directors as prescribed by these bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be controlled by, the Board. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers:

A. To select and remove all the other officers, agents and employees of the Corporation, prescribe such powers and duties for them as are not inconsistent with law, with the Articles, or these bylaws, fix their compensation, and require from them security for faithful service.

B. To conduct, manage and control the affairs and business of the Corporation, and to make such rules and regulations therefore not inconsistent with the law, the Articles, or these bylaws, as they may deem best.

C. To change the principal office for the transaction of the business if such change becomes necessary or useful; to fix and locate from time to time one or more subsidiary offices of the Corporation within or without the State of Nevada, as provided in Section 1.02 of Article 1 hereof; to designate any place within or without the State of Nevada for the holding of any shareholders' meeting or meetings; and to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

D. To authorize the issuance of shares of stock of the Corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor done or services actually rendered, debts or securities canceled, or tangible or intangible property actually received, or in the case of shares issued as a dividend, against amounts transferred from surplus to stated capital.

E. To borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed and delivered therefore, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecation or other evidences of debt and securities therefore.

F. To appoint an executive committee and other committees and to delegate to the executive committee any of the powers and authority of the Board in management of the business and affairs of the Corporation, except the power to declare dividends and to adopt, amend or repeal bylaws. The executive committee shall be composed of one or more directors.

Section 3.02 -- Number And Qualification Of Directors.

The authorized number of directors of the Corporation shall not be less than one
(1) nor more than twelve (12).

Section 3.03 -- Election And Term Of Office.

The directors shall be elected at each annual meeting of shareholders, but if any such annual meeting is not held, or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders. All directors shall hold office until their respective successors are elected.

Section 3.04 -- Vacancies.

A. Vacancies in the Board may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected or appointed shall hold office until his successor is elected at an annual or a special meeting of the shareholders.

B. A vacancy or vacancies in the Board shall be deemed to exist in case of the death, resignation or removal of any director, or if the authorized number of directors be increased, or if the shareholders fail at any annual or special meeting of shareholders at which any director or directors are elected to elect the full authorized number of directors to be voted for at that meeting.

C. The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors.

D. No reduction of the authorized number of directors shall have the effect of removing any director unless also authorized by a vote of the shareholders.

                                    ARTICLE 4
                       Meetings of the Board of Directors

Section 4.01 -- Place Of Meetings.

Regular meetings of the Board shall be held at any place within or without the State of Nevada which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation, regular meetings shall be held at the principal office of the Corporation. Special meetings of the Board may be held either at a place so designated, or at the principal office. Failure to hold an annual meeting of the Board shall not constitute forfeiture or dissolution of the Corporation.

Section 4.02 -- Organization Meeting.

Immediately following each annual meeting of shareholders, the Board shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business. Notice of such meeting is hereby dispensed with.

Section 4.03 -- Other Regular Meetings.

  Other regular meetings of the Board shall be held, whether monthly or quarterly or by some other schedule, at a day and time as set by the president; provided however, that should the day of the meeting fall upon a legal holiday, then such meeting shall be held at the same time on the next business day thereafter which is not a legal holiday. Notice of all such regular meetings of the Board is hereby required.

Section 4.04 -- Special Meetings.

A. Special meetings of the Board may be called at any time for any purpose or purposes by the president, or, if he is absent or unable or refuses to act, by any vice president or by any two directors.

B. Written notice of the time and place of special meetings shall be delivered personally to each director or sent to each director by mail (including overnight delivery services such as Federal Express) or telegraph, charges prepaid, addressed to him at his address as it is shown upon the records of the Corporation, or if it is not shown upon such records or is not readily ascertainable, at the place in which the regular meetings of the directors are normally held. No such notice is valid unless delivered to the director to whom it was addressed at least twenty-four (24) hours prior to the time of the holding of the meeting. However, such mailing, telegraphing, or delivery as above provided herein shall constitute prima facie evidence that such director received proper and timely notice.

Section 4.05 -- Notice Of Adjournment

Notice of the time and place of holding an adjourned meeting need not be given to absent directors, if the time and place be fixed at the meeting adjourned.

Section 4.06 -- Waiver Of Notice.

The transactions of any meeting of the Board, however called and noticed or wherever held, shall be as valid as though a meeting had been duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the directors not present sign a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 4.07 -- Quorum.

If the Corporation has only one director, then the presence of that one director constitutes a quorum. If the Corporation has only two directors, then the presence of both such directors is necessary to constitute a quorum. If the Corporation has three or more directors, then a majority of those directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. A director may be present at a meeting either in person or by telephone. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present, shall be regarded as the act of the Board, unless a greater number be required by law or by the Articles.

Section 4.08 -- Adjournment.

A quorum of the directors may adjourn any directors' meeting to meet again at a stated day and hour; provided however, that in the absence of a quorum, a majority of the directors present at any directors' meeting, either regular or special, may adjourn such meeting only until the time fixed for the next regular meeting of the Board.

Section 4.09 -- Fees And Compensation.

Directors shall not receive any stated salary for their services as directors, but by resolution of the Board, a fixed fee, with or without expenses of attendance, may be allowed for attendance at each meeting. Nothing stated herein shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefore.

Section 4.10 -- Action Without A Meeting.

Any action required or permitted to be taken at a meeting of the Board, or a committee thereof, may be taken without a meeting if, before or after the action, a written consent thereto is signed by all the members of the Board or of the committee. The written consent must be filed with the proceedings of the Board or committee.

                                    ARTICLE 5
                                    Officers

Section 5.01 -- Executive Officers.

The executive officers of the Corporation shall be a president, a secretary, and a treasurer/chief financial officer. The corporation may also have, at the direction of the Board, a chairman of the Board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section
5.03 of this Article. Officers other than the president and the chairman of the board need not be directors. Any one person may hold two or more offices, unless otherwise prohibited by the Articles or by law.

Section 5.02 -- Appointment.

The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.03 and 5.05 of this Article, shall be appointed by the Board, and each shall hold his office until he resigns or is removed or otherwise disqualified to serve, or his successor is appointed and qualified.

Section 5.03 -- Subordinate Officers.

The Board may appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board may from time to time determine.

Section 5.04 -- Removal And Resignation.

A. Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board.

B. Any officer may resign at any time by giving written notice to the Board or to the president or secretary. Any such resignation shall take effect on the date such notice is received or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.05 -- Vacancies.

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to such office.

Section 5.06 -- Chairman Of The Board.

The Chairman of the Board, if there be such an officer, shall, if present, preside at all meetings of the Board, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board or prescribed by these bylaws.

Section 5.07 -- President.

Subject to such supervisory powers, if any, as may be given by the Board to the Chairman of the Board (if there be such an officer), the president shall be the chief executive officer of the Corporation and shall, subject to the control of the Board, have general supervision, direction and control of the business and officers of the Corporation. He shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board. He shall be an ex-officio member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board or these bylaws.

Section 5.08 -- Vice President.

In the absence or disability of the president, the vice presidents, in order of their rank as fixed by the Board, or if not ranked, the vice president designated by the Board, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board or these bylaws.

Section 5.09 -- Secretary.

A. The secretary shall keep, or cause to be kept, at the principal office or such other place as the Board may direct, a book of (i) minutes of all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present and absent at directors' meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof; and (ii) any waivers, consents, or approvals authorized to be given by law or these bylaws.

B. The secretary shall keep, or cause to be kept, at the principal office, a share register, or a duplicate share register, showing (i) the name of each shareholder and his or her address; (ii) the number and class or classes of shares held by each, and the number and date of certificates issued for the same; and (iii) the number and date of cancellation of every certificate surrendered for cancellation.

C. The secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board required by these bylaws or by law to be given, and he shall keep the seal of the Corporation, if any, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board or these bylaws.

Section 5.10 -- Treasurer/Chief Financial Officer.

A. The treasurer/chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all times be open to inspection by any director.

B. The treasurer/chief financial officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board. He shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the president and directors, whenever they request it, an account of all of his transactions as treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board or these bylaws.

                                    ARTICLE 6
                                  Miscellaneous

Section 6.01 -- Record Date And Closing Stock Books.

The Board may fix a time in the future, for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares, and in such case only shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meetings, or to receive such dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as herein set forth. The Board may close the books of the Corporation against transfers of shares during the whole, or any part, of any such period.

Section 6.02 -- Inspection Of Corporate Records.

The share register or duplicate share register, the books of account, and records of proceedings of the shareholders and directors shall be open to inspection upon the written demand of any shareholder or the holder of a voting trust certificate, at any reasonable time, and for a purpose reasonably related to his interests as a shareholder or as the holder of a voting trust certificate, and shall be exhibited at any time when required by the demand of ten percent (10%) of the shares represented at any shareholders' meeting. Such inspection may be made in person or by an agent or attorney, and shall include the right to make extracts. Demand of inspection other than at a shareholders' meeting shall be made in writing upon the president, secretary, or assistant secretary, and shall state the reason for which inspection is requested.

Section 6.03 -- Checks, Drafts, Etc.

All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board.

Section 6.04 -- Annual Report.

The Board shall cause to be sent to the shareholders not later than one hundred twenty (120) days after the close of the fiscal or calendar year an annual report.

Section 6.05 -- Contracts: How Executed.

The Board, except as otherwise provided in these bylaws, may authorize any officer, officers, agent, or agents, to enter into any contract, deed or lease, or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or render it liable for any purpose or for any amount.

Section 6.06 -- Certificates Of Stock.

A certificate or certificates for shares of the capital stock of the Corporation shall be issued to each shareholder when any such shares are fully paid up. All such certificates shall be signed by the president or a vice president and the secretary or an assistant secretary, or be authenticated by facsimiles of the signature of the president and secretary or by a facsimile of the signatures of the president and the written signature of the secretary or an assistant secretary. Every certificate authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk.

Section 6.07 -- Representations Of Shares Of Other Corporations.

The president or any vice president and the secretary or assistant secretary of this Corporation are authorized to vote, represent, and exercise on behalf of this Corporation, all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority herein granted to said officers to vote or represent on behalf of this Corporation or corporations may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney duly executed by said officers.

Section 6.08 -- Inspection Of Bylaws.

The Corporation shall keep in its principal office for the transaction of business the original or a copy of these bylaws, as amended or otherwise altered to date, certified by the secretary, which shall be open to inspection by the shareholders at all reasonable times during office hours.

Section 6.09 -- Indemnification.

A. The Corporation shall indemnify its officers and directors for any liability including reasonable costs of defense arising out of any act or omission of any officer or director on behalf of the Corporation to the full extent allowed by the laws of the State of Nevada, if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

B. Any indemnification under this section (unless ordered by a court) shall be make by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because the officer or director has met the applicable standard of conduct. Such determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or, regardless of whether or not such a quorum is obtainable and a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the stockholders.

                                    ARTICLE 7
                                   Amendments

Section 7.01 -- Power Of Shareholders.

New bylaws may be adopted, or these bylaws may be amended or repealed, by the affirmative vote of the shareholders collectively having a majority of the voting power or by the written assent of such shareholders.

Section 7.02 -- Power Of Directors.

Subject to the rights of the shareholders as provided in Section 7.01 of this Article, bylaws other than a bylaw, or amendment thereof, changing the authorized number of directors, may also be adopted, amended, or repealed by the Board.

                                   Certificate

The undersigned does hereby certify that the undersigned is the President of the Corporation as named at the outset in these bylaws, a corporation duly organized and existing under and by virtue of the laws of the State of Nevada; that the above and foregoing bylaws of said corporation were duly and regularly adopted as such by the board of directors of the Corporation at a meeting of said Board, which was duly held on the 9th day of April, 1996, that the above and foregoing bylaws are now in full force and effect.

         DATED this 9th day of April, 1996.


             /s/    BonnieJean C. Tippetts
         ---------------------------------------
         BonnieJean C. Tippetts

                                 Exhibit 3(iii)
                              ARTICLES OF AMENDMENT
                                     TO THE
                          ARTICLES OF INCORPORATION OF
                                Cyberstudio, Inc.

Pursuant to Section 78.320 of the Nevada Revised Statutes, the undersigned persons, desiring to amend the Articles of Incorporation of CyberStudio, Inc., under the laws of the State of Nevada, do hereby sign, verify, and deliver to the Office of the Secretary of State of the State of Nevada this Amendment to the Articles of Incorporation for the above-named company (hereinafter referred to as the "Corporation"):

         Pursuant to the provisions of Section 16-10a-704, the amendment contained herein was duly approved and adopted by a majority of shareholders and by the board of directors of the Company.

FIRST: The Articles of Incorporation of the Corporation were first filed and approved by the Office of the Secretary of State of the State of Nevada on February 15, 1996.

SECOND: Article IV of the Articles of Incorporation of the Corporation is amended and stated in its entirety to read as follows:

"FOURTH. The stock of the corporation is divided into two classes: (1) common stock in the amount of five hundred million (500,000,000) shares having par value of $0.001 each, and (2) preferred stock in the amount of five million (5,000,000) shares having par value of $0.001 each. The Board of Directors shall have the authority, by resolution or resolutions, to divide the preferred stock into more than one class of stock or more than one series of any class, to establish and fix the distinguishing designation of each such series and the number of shares thereof (which number, by like action of the Board of Directors from time to time thereafter may be increased, except when otherwise provided by the Board of Directors in creating such series, or may be decreased, but not below the number of shares thereof then outstanding) and within the limitations of applicable law of the State of Nevada or as otherwise set forth in this article, to fix and determine the relative voting powers, designation, preferences, limitations, restrictions and relative rights of the various classes of stock or series thereof and the qualifications, limitation or restrictions of such rights of each series so established prior to the issuance thereof. There shall be no cumulative voting by shareholders."

DATED this 1th day of January, 2001.

/s/ Richard D. Surber
-----------------------
Richard D. Surber, president, secretary, treasurer, director












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



Exhibit 3(iv)
                              ARTICLES OF AMENDMENT
                                     TO THE
                          ARTICLES OF INCORPORATION OF

                                Cyberstudio, Inc.



Pursuant to Section 78.320 of the Nevada Revised Statutes, the undersigned persons, desiring to amend the Articles of Incorporation of Kearns Development Corporation, under the laws of the State of Nevada, do hereby sign, verify, and deliver to the Office of the Secretary of State of the State of Nevada this Amendment to the Articles of Incorporation for the above-named company (hereinafter referred to as the "Corporation"):

         Pursuant to the provisions of Section 16-10a-704, the amendment contained herein was duly approved and adopted by a majority of shareholders and by the board of directors of the Company.

FIRST: The Articles of Incorporation of the Corporation were first filed and approved by the Office of the Secretary of State of the State of Nevada on February 15, 1996.

Second: Article I of the Articles of Incorporation of the Corporation is amended and stated in its entirety to read as follows:

     "FIRST. The Name of the Company Shall be Kearns Development Corporation."



DATED this 4th day of April, 2001.


/s/ Richard D. Surber
----------------------------------
Richard D. Surber, president and director

Exhibit 5
                                   Kim Taylor
                                 Attorney at Law
                  460 South 1200 East Salt Lake City, UT 84102
                  Phone/Fax: (801) 582-7811 Cell (801) 557-6320

June 26, 2001

Board of Directors
Kearns Development Corporation
268 West 400 South, Suite 300
Salt Lake City, Utah 84101

         Re: Form SB-2 Registration Statement

Gentlemen:

         You have requested that I provide a legal opinion regarding the filing of a Registration Statement on Form SB-2 with the Securities and Exchange Commission ("the Commission") for Kearns Development Corporation, a Nevada corporation (the "Company"). The Registration Statement covers a spin-off of a 20% interest in the Company to the shareholders of the Company's parent corporation, AXIA Group, Inc. ("AXIA"). The registration statement will thus cover the distribution of xxx shares of the Company, with one share to be distributed to the shareholders of AXIA Group, Inc. for every share held in AXIA. The Company has duly authorized the distribution and the filing of the registration statement. Based upon the information provided to me by the Company, and the information publically available regarding the Company and its parent corporation, AXIA, it is my opinion that the issuance by the Company, in connection with filing the SB- 2 registration statement, will be valid and the shares when so distributed will be legally issued, fully paid and non-assessable.

         In reference to this opinion, I have reviewed the following documents and information provided to be by the Company: o The Company's Articles of Incorporation and Bylaws and the Amendments thereto;

o        The Registration Statement herein referenced;

o The most recent Form 10-KSB for AXIA Group, Inc. as filed with the Commission;
o Various other documents I deemed necessary for the purposes of this Opinion.

         I also made such investigations as I considered necessary to form a basis for this opinion and I make no representations as to the sufficiency of my investigation. This opinion is strictly limited to the transaction contemplated and referenced herein and to the above representations and documentation presented to me by the Company and its duly authorized representatives. In rendering this opinion I have assumed that all signatures are genuine, that all documents submitted to me as copies conform substantially to the originals, that all documents have been duly executed on or as of the date represented on the documents, that execution and 460 South 1200 East Salt Lake City, UT 84102 Phone/Fax: (801) 582-7811 Cell (801) 557-6320
delivery of the documents was duly authorized on the part of the parties, that all documents are legal, valid and binding on the parties and that all corporate records are complete. I further expressly exempt from this opinion any representations as to the completeness, adequacy, accuracy or any other aspect of the financial statements in the Registration Statement.

         Based upon the above representations made to be by the Company, authorized representatives of the Company and documents provided to me by them, I am of the opinion that Company is validly organized under the laws of the State of Nevada, the issuance referenced herein and the filing of the SB-2 Registration Statement was duly authorized, that the number of shares to be issued by the Company and covered by the SB- 2 Registration Statement is within the number of shares authorized to be issued by the Company. The shares so issued and covered by the SB-2 Registration Statement referenced herein represent a binding obligation of Company.

         In rendering this opinion, I have assumed that all transfers, cancellations and issuances of the capital stock of the Company made pursuant to the distribution will be fully and accurately reflected in the Company's stock records as provided by the Company's transfer agent. I have made no independent verification of the facts asserted to be true and accurate by the authorized representatives of the Company and I make no representations as to the validity and accuracy of actions to be undertaken in the future by the Company in respect to the distribution referenced herein. I have assumed that no person or entity has engaged in fraud or misrepresentation regarding the inducement relating to, or the execution or delivery of, the documents reviewed. I have assumed that the Company is satisfying the substantive requirements of Form SB-2, and I make no representations regarding the Company's compliance with such requirements, whether they are of federal or state origin. This opinion is further conditioned upon the Company complying with all the applicable provisions of the Securities Act of 1933 and "blue sky" or state securities laws , including but not limited to the Company's agreement to not issue any certificate for any shares, nor accept or solicit any offer for sale of the securities being registered in this Registration Statement, until the Registration Statement becomes effective. In addition, I make no representations as to subsequent tradeability of any shares of the Company's stock distributed pursuant to the SB-2 Registration Statement referenced herein.

         This opinion is strictly limited to the parameters contained and referenced herein and I assume no responsibility to advise you of any subsequent changes or developments which might affect any aspect of this opinion. In addition, this opinion may not be used, relied upon, circulated, quoted or otherwise referenced in whole or in part for any purpose without my written consent and is valid only as of the signature date. I hereby consent to the use of this opinion only in connection with the offering covered by the SB-2 Registration Statement referenced herein.

Sincerely,

/s/ Kim Taylor
-----------------------
Kim Taylor
Member of the Utah State Bar





460 South 1200 East   Salt Lake City, UT 84102
Phone/Fax: (801) 582-7811 Cell (801) 557-6320

Exhibit 10(i)

                             STOCK PLEDGE AGREEMENT

         This Stock Pledge Agreement ("Agreement") is entered into this13th day of December, 2000 by and between Axia Group, Inc. ("Axia") a Nevada corporation with its principal office located at 268 West 400 South, Suite 300, Salt Lake City, Utah 84101, and Richard D. Surber, an individual and President of Axia ("Surber") with an office located at 268 West 400 South, Salt Lake City, Utah 84101.

         WHEREAS, Axia has requested and Surber has agreed to act as a personal guarantor of a loan by Brighton Bank to CyberStudio, Inc., a wholly owned subsidiary of Axia, in the amount of $650,000;

         WHEREAS, Axia as an incentive and to provide financial protection to Surber in exchange for his guaranty of such a loan, Axia has agreed to issue 833,333 shares of its common stock and to issue additional shares should the market value of those shares not be sufficient to make him whole in the event that he is required to pay any sum under the terms of his personal guaranty

         WHEREAS, Surber has agreed to return to Axia all such shares still in his possession at such time as he is released from personal liability for the loan and that he will not sell any of the said shares, except in the event of a demand for payment upon him under the terms of his personal guaranty. Surber shall hold all voting rights with regard to such shares but they shall otherwise be held only as security for the indemnification of Surber for the potential costs of his serving as a guarantor


         NOW, THEREFORE with the above being incorporated into and made a part hereof for the mutual consideration set out herein and, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:


1.   Exchange. Axia will transfer to Surber upon the exercise of this Agreement:


     l. 833,333 shares of the common stock of Axia Group, Inc. to hold as collateral against the liabilities created by Surber's guaranty to Brighton Bank.

     m. Surber shall hold all voting rights to the shares transferred into his name but shall have no other rights regarding the shares. Surber shall not have any right to sell or transfer the shares, except in the event of a demand for payment under the personal guaranty given to Brighton Bank.

          and Surber :

     a. Deliver to Brighton Bank his personal guaranty of a loan in the amount of $650,000 to CyberStudio, Inc., a wholly owned subsidiary of Axia.

          This loan shall be used to fund the purchase of a building located at 4115 West Sams Boulevard, Kearns, Utah and for no other purpose.

     b. By signing this agreement agrees that he has no right to sell or transfer such shares except in the event that a demand for payment is made upon him personally pursuant to the terms of the guaranty given to Brighton Bank.

     c. Surber will upon being release from his personal obligations under the guaranty given to Brighton Bank return to Axia all of the 833,333 shares of Axia common stock still in his name as a result of this Agreement.

3. Representations and Warranties of Surber. Surber hereby represents and warrants that effective this date, the following representations are true and correct:

     A. Authority. Surber has the full power and authority to enter this Agreement and to carry out the transactions contemplated by this Agreement.

     B. No Conflict With Other Instruments. The execution of this Agreement will not violate or breach any document, instrument, agreement, contract, or commitment material to the business of Surber to which Surber is a party and has been duly authorized by all appropriate and necessary action.

4.       Representations and Warranties of Axia.


     Axia hereby represents and warrants that, effective this date and the Closing Date, the representations and warranties listed below are true and correct.

     A. Corporate Authority. Axia has the full corporate power and authority to enter this Agreement and to carry out the transactions contemplated by this Agreement. The Board of Directors of Axia has duly authorized the execution, delivery, and performance of this Agreement.

     B. Deliverance of Shares. As of the Closing Date, the Shares to be delivered to Surber will be and constitute valid and legally issued shares of Axia, fully paid and non-assessable and equivalent in all respects to all other issued and outstanding shares of Axia common stock.

     C. No Conflict With Other Instruments. The execution of this Agreement will not violate or breach any document, instrument, agreement, contract, or commitment material to the business of Axia to which Axia is a party and has been duly authorized by all appropriate and necessary action.

5. Closing. The Closing as herein referred to shall occur upon such date as the parties hereto may mutually agree upon, but is expected to be on or before 5:00 p.m. Mountain Standard Time on December 15, 2005.

6. Conditions Precedent of Surberto Effect Closing. All obligations of Surber under this Agreement are subject to fulfillment prior to or as of the Closing Date, as follows:

     A. The representations and warranties by or on behalf of Axia contained in this Agreement or in any certificate or documents delivered to Axia pursuant to the provisions hereof shall be true in all material respects as of the time of Closing as though such representations and warranties were made at and as of such time.

     B. Axia shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

3. All instruments and documents delivered to Axia pursuant to the provisions hereof shall be reasonably satisfactory to Axia's legal counsel.


7. Conditions Precedent of Axia to Effect Closing. All obligations of Axia under this Agreement are subject to fulfillment prior to or as of the date of Closing, as follows:

     A. The representations and warranties by or on behalf of Surber contained in this Agreement or in any certificate or documents delivered to Surber pursuant to the provisions hereof shall be true in all material respects at and as of the time of Closing as though such representations and warranties were made at and as of such time.

     B. Surber shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

     C. All instruments and documents delivered to Surber pursuant to the provisions hereof shall be reasonably satisfactory to Surber's legal counsel.

8. Damages and Limit of Liability. Each party shall be liable, for any material breach of the representations, warranties, and covenants contained herein which results in a failure to perform any obligation under this Agreement, only to the extent of the expenses incurred in connection with such breach or failure to perform Agreement.

9. Nature and Survival of Representations and Warranties. All representations, warranties and covenants made by any party in this Agreement shall survive the Closing hereunder. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement or at the Closing of the transactions herein provided for and not upon any investigation which it might have made or any representations, warranty, agreement, promise, or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

10. Indemnification Procedures. If any claim is made by a party which would give rise to a right of indemnification under this paragraph, the party seeking indemnification (Indemnified Party) will promptly cause notice thereof to be delivered to the party from whom indemnification is sought (Indemnifying Party). The Indemnified Party will permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from the claims. Counsel for the Indemnifying Party which will conduct the defense must be approved by the Indemnified Party (whose approval will not be unreasonable withheld), and the Indemnified Party may participate in such defense at the expense of the Indemnified Party. The Indemnifying Party will not in the defense of any such claim or litigation, consent to entry of any judgement or enter into any settlement without the written consent of the Indemnified Party (which consent will not be unreasonably withheld). The Indemnified Party will not, in connection with any such claim or litigation, consent to entry of any judgement or enter into any settlement without the written consent of the Indemnifying Party (which consent will not be unreasonably withheld). The Indemnified Party will cooperate fully with the Indemnifying Party and make available to the Indemnifying Party all pertinent information under its control relating to any such claim or litigation. If the Indemnifying Party refuses or fails to conduct the defense as required in this Section, then the Indemnified Party may conduct such defense at the expense of the Indemnifying Party and the approval of the Indemnifying Party will not be required for any settlement or consent or entry of judgement.

11. Default at Closing. Notwithstanding the provisions hereof, if Axia shall fail or refuse to deliver any of the Shares, or shall fail or refuse to consummate the transaction described in this Agreement prior to the Closing Date, such failure or refusal shall constitute a default by Axia and Surber at his option and without prejudice to his rights against such defaulting party, may either (a) invoke any equitable remedies to enforce performance hereunder including, without limitation, an action or suit for specific performance, or (b) terminate all of its obligations hereunder with respect to Axia.

12. Costs and Expenses. Axia and Surber shall bear their own costs and expenses in the proposed exchange and transfer described in this Agreement. Axia and Surber have been represented by their own attorneys in this transaction, and shall pay the fees of their attorneys, except as may be expressly set forth herein to the contrary.

13. Notices. Any notice under this Agreement shall be deemed to have been sufficiently given if sent by registered or certified mail, postage prepaid, addressed as follows:

         To Surber:                               To Axia:
         268 West 400 South                       Axia Corporation
         Salt Lake City, Utah 84101               268 West 400 South, Suite 300
                                                  Salt Lake City, Utah 84101

14.  Miscellaneous.


     A. Further Assurances. At any time and from time to time, after the effective date, each party will execute such additional instruments and take such additional steps as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

     B. Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

     C. Brokers. Neither party has employed any brokers or finders with regard to this Agreement not disclosed herein.

     D. Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     E. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     F. Governing Law. This Agreement was negotiated and is being contracted for in the State of Utah, and shall be governed by the laws of the State of Utah, notwithstanding any conflict-of-law provision to the contrary. Any suit, action or legal proceeding arising from or related to this Agreement shall be submitted for binding arbitration resolution to the American Arbitration Association, in Salt Lake City, Utah, pursuant to their Rules of Procedure or any other mutually agreed upon arbitrator. The parties agree to abide by decisions rendered as final and binding, and each party irrevocably and unconditionally consents to the jurisdiction of such Courts in such suit, action or legal proceeding and waives any objection to the laying of venue in, or the jurisdiction of, said Courts.

     G. Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors, and assigns.

     H. Entire Agreement. The Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements, arrangements or understandings between the parties relating to the subject matter hereof. No oral understandings, statements, promises or inducements contrary to the terms of this Agreement exist. No representations, warranties, covenants, or conditions express or implied, other than as set forth herein, have been made by any party.

     I. Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

             Richard D. Surber                        Axia, Inc.,
             an Individual                            a Nevada corporation



           /s/ Richard D. Surber                     By:/s/ Gerald Einhorn
           ---------------------                        ------------------
             Richard D. Surber                     Name: Gerald Einhorn
                                                   Its: Vice President

Exhibit 10(ii)
                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement ("Agreement") is entered into this 21st day of November, 2000 by and between Axia Group, Inc. ("Axia") with a principal office located at 268 West 400 South, Suite 300, Salt Lake City, Utah 84101, and Cyberstudio, Inc., a Nevada corporation ("Cyberstudio") with principal offices located at 268 West 400 South, Suite 300, Salt Lake City, Utah 84101.

          WHEREAS, Cyberstudio desires to transfer to Axia Twenty Million (20,000,000) shares of the common stock of Cyberstudio, Inc. ("Shares").

         WHEREAS, Cyberstudio will issue Twenty Million (20,000,000) shares of the common stock of Cyberstudio to Axia in exchange for acting as a Guarantor for the Brighton Bank loan in the amount of $660,000.00, which was used for the purchase of an office building located at 4115 West Sams Boulevard, Kearns, Utah
 .

         NOW, THEREFORE with the above being incorporated into and made a part hereof for the mutual consideration set out herein and, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Exchange. Cyberstudio will issue Twenty Million (20,000,000) shares to Axia or assigns no later than April 2, 2001 and Axia will:

          d. Act as a Guarantor for the Brighton Bank loan in the amount of $660,000.00, which was used for the purchase of an office building located at 4115 West Sams Boulevard, Kearns, Utah; and

          e. Cyberstudio will deliver to Axia Twenty Million (20,000,000) shares.

2. Termination. This Agreement may be terminated at any time prior to the Closing Date:


         A.       By Axia or Cyberstudio:

                  (1) If there shall be any actual or threatened action or proceeding by or before any court or any other governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in judgement of such Board of Directors made in good faith and based upon the advice of legal counsel, makes it inadvisable to proceed with the transactions contemplated by this Agreement; or

                  (2) If the Closing shall have not occurred prior to January 2, 2001, or such later date as shall have been approved by parties hereto, other than for reasons set forth herein.

         B.       By Cyberstudio:

                  (1) If Axia shall fail to comply in any material respect with any of his covenants or agreements contained in this Agreement or if any of the representations or warranties of Axia contained herein shall be inaccurate in any material respect; or

         C.       By Axia:

                  (1) If Cyberstudio shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Cyberstudio contained herein shall be inaccurate in any material respect;

         In the event this Agreement is terminated pursuant to this Paragraph, this Agreement shall be of no further force or effect, no obligation, right, or liability shall arise hereunder, and each party shall bear its own costs as well as the legal, accounting, printing, and other costs incurred in connection with negotiation, preparation and execution of the Agreement and the transactions herein contemplated.

3. Representations and Warranties of Axia. Axia hereby represents and warrants that effective this date and the Closing Date, the following representations are true and correct:

          A. Corporate Authority. Axia has the full corporate power and authority to enter this Agreement and to carry out the transactions contemplated by this Agreement. The Board of Directors of Axia has duly authorized the execution, delivery, and performance of this Agreement.

          B. No Conflict With Other Instruments. The execution of this Agreement will not violate or breach any document, instrument, agreement, contract, or commitment material to the business of Axia to which Axia is a party and has been duly authorized by all appropriate and necessary action.

          C. Deliverance of Shares. As of the Closing Date, the to be delivered to Cyberstudio will be restricted and constitute valid and legally issued shares of Cyberstudio, fully paid and non-assessable and equivalent in all respects to all other issued and outstanding shares of Cyberstudio restricted stock.

          D. No Conflict with Other Instrument. The execution of this agreement will not violate or breach any document, instrument, agreement, contract or commitment material to Axia.

4.       Representations and Warranties of Cyberstudio.

         Cyberstudio hereby represents and warrants that, effective this date and the Closing Date, the representations and warranties listed below are true and correct.

          A. Corporate Authority. Cyberstudio has the full corporate power and authority to enter this Agreement and to carry out the transactions contemplated by this Agreement. The Board of

                  Directors of Cyberstudio has duly authorized the execution, delivery, and performance of this Agreement.

          B. No Conflict With Other Instruments. The execution of this Agreement will not violate or breach any document, instrument, agreement, contract, or commitment material to the business of Cyberstudio to which Cyberstudio is a party and has been duly authorized by all appropriate and necessary action.

          C. No Conflict with Other Instrument. The execution of this agreement will not violate or breach any document, instrument, agreement, contract or commitment material to Cyberstudio.

5. Closing. The Closing as herein referred to shall occur upon such date as the parties hereto may mutually agree upon, but is expected to be on or before November 21, 2000.

         At closing Cyberstudio will deliver Twenty Million (20,000,000) shares to Axia, and Axia will act as a Guarantor for the Brighton Bank loan in the amount of $660,000.00, which was used for the purchase of an office building located at 4115 West Sams Boulevard, Kearns, Utah .

6. Conditions Precedent of Cyberstudio to Effect Closing. All obligations of Cyberstudio under this Agreement are subject to fulfillment prior to or as of the Closing Date, as follows:

          A. The representations and warranties by or on behalf of Cyberstudio contained in this Agreement or in any certificate or documents delivered to Cyberstudio pursuant to the provisions hereof shall be true in all material respects as of the time of Closing as though such representations and warranties were made at and as of such time.

         B. Cyberstudio shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

3. All instruments and documents delivered to Cyberstudio pursuant to the provisions hereof shall be reasonably satisfactory to Cyberstudio's legal counsel.

7. Conditions Precedent of Axia to Effect Closing. All obligations of Axia under this Agreement are subject to fulfillment prior to or as of the date of Closing, as follows:

          A. The representations and warranties by or on behalf of Axia contained in this Agreement or in any certificate or documents delivered to Axia pursuant to the provisions hereof shall be true in all material respects at end as of the time of Closing as though such representations and warranties were made at and as of such time.

          B. Axia shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

          C. All instruments and documents delivered to Axia pursuant to the provisions hereof shall be reasonably satisfactory to Axia's legal counsel.

8. Damages and Limit of Liability. Each party shall be liable, for any material breach of the representations, warranties, and covenants contained herein which results in a failure to perform any obligation under this Agreement, only to the extent of the expenses incurred in connection with such breach or failure to perform Agreement.

9. Nature and Survival of Representations and Warranties. All representations, warranties and covenants made by any party in this Agreement shall survive the Closing hereunder. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement or at the Closing of the transactions herein provided for and not upon any investigation upon which it might have made or any representations, warranty, agreement, promise, or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

10. Indemnification Procedures. If any claim is made by a party which would give rise to a right of indemnification under this paragraph, the party seeking indemnification (Indemnified Party) will promptly cause notice thereof to be delivered to the party from whom indemnification is sought (Indemnifying Party). The Indemnified Party will permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from the claims. Counsel for the Indemnifying Party which will conduct the defense must be approved by the Indemnified Party (whose approval will not be unreasonable withheld), and the Indemnified Party may participate in such defense at the expense of the Indemnified Party. The Indemnifying Party will not in the defense of any such claim or litigation, consent to entry of any judgement or enter into any settlement without the written consent of the Indemnified Party (which consent will not be unreasonably withheld). The Indemnified Party will not, in connection with any such claim or litigation, consent to entry of any judgement or enter into any settlement without the written consent of the Indemnifying Party (which consent will not be unreasonably withheld). The Indemnified Party will cooperate fully with the Indemnifying Party and make available to the Indemnifying Party all pertinent information under its control relating to any such claim or litigation. If the Indemnifying Party refuses or fails to conduct the defense as required in this Section, then the Indemnified Party may conduct such defense at the expense of the Indemnifying Party and the approval of the Indemnifying Party will not be required for any settlement or consent or entry of judgement.

11. Default at Closing. Notwithstanding the provisions hereof, if Axia shall fail or refuse to act as a Gaurantor, or shall fail or refuse to consummate the transaction described in this Agreement prior to the Closing Date, such failure or refusal shall constitute a default by Axia and Cyberstudio at its option and without prejudice to its rights against such defaulting party, may either (a) invoke any equitable remedies to enforce performance hereunder including, without limitation, an action or suit for specific performance, or (b) terminate all of its obligations hereunder with respect to Axia.

12. Costs and Expenses. Cyberstudio and Axia shall bear their own costs and expenses in the proposed exchange and transfer described in this Agreement. Cyberstudio and Axia have been represented by their own attorneys in this transaction, and shall pay the fees of their attorneys, except as may be expressly set forth herein to the contrary.

13. Notices. Any notice under this Agreement shall be deemed to have been sufficiently given if sent by registered or certified mail, postage prepaid, addressed as follows:



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         To Axia                                To Cyberstudio:
         Axia Group, Inc.                       Cyberstudio, Inc.
         268 West 400 South, Suite 300          268 West 400 South, Suite 300
         Salt Lake City, Utah 84101             Salt Lake City, Utah 84101

14.  Miscellaneous.

          A. Further Assurances. At any time and from time to time, after the effective date, each party will execute such additional instruments and take such additional steps as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

          B. Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

          C. Brokers. Neither party has employed any brokers or finders with regard to this Agreement not disclosed herein.

          D. Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          E. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          F. Governing Law. This Agreement was negotiated and is being contracted for in the State of Utah, and shall be governed by the laws of the State of Utah, notwithstanding any conflict-of-law provision to the contrary. Any suit, action or legal proceeding arising from or related to this Agreement shall be submitted for binding arbitration resolution to the American Arbitration Association, in Salt Lake City, Utah, pursuant to their Rules of Procedure or any other mutually agreed upon arbitrator. The parties agree to abide by decisions rendered as final and binding, and each party irrevocably and unconditionally consents to the jurisdiction of such Courts in such suit, action or legal proceeding and waives any objection to the laying of venue in, or the jurisdiction of, said Courts.

          G. Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors, and assigns.

          H. Entire Agreement. The Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements, arrangements or understandings between the parties relating to the subject matter hereof. No oral understandings, statements, promises or inducements contrary to the terms of this Agreement exist. No representations, warranties covenants, or conditions express or implied, other than as set forth herein, have been made by any party.

          I. Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.



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IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

         Axia Group, Inc.,                         Cyberstudio, Inc.,
         a Nevada corporation                      a Nevada corporation


         /s/  Richard D. Surber                    By: /s/ Richard D. Surber
         Richard D. Surber                         Name:Richard D. Surber
                                                   Its:President











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Exhibit 10(iii)

                              MANAGEMENT AGREEMENT

         THIS AGREEMENT is made and entered into as of the 2nd Day of January, 2001 between CyberStudio, Inc., a Nevada corporation (hereinafter referred to as "Owner") and Diversified Holdings I, Inc. a Nevada corporation (hereinafter referred to as "Manager"). The subject matter of this Agreement are the commercial buildings located in the city of Kearns, Utah owned or leased by Owner (hereinafter referred to as the "Property").

         Owner desires that the Property be managed and that accounting, management and maintenance services be provided by Manager serving as an agent for the Owner on the terms and conditions herein set forth.

         In consideration for the terms, conditions and covenants set forth herein, the parties mutually agree as follows:
                                     AGENCY

         Owner hereby appoints Manager as Owner's agent for the retail management of the Property, commencing as of the date of this Agreement. Manager shall serve in such capacity as an independent contractor and not as an employee of Owner. Subject to such express restrictions or limitations on its authority as are set forth below or as may be agreed upon by the parties hereto in writing, Manager shall perform the services and have the powers as herein set forth as to the property.
                               MANAGEMENT SERVICES

         So long as it manages the Property:

         (a) Manager shall use all rents collected from the Property to pay all items set forth herein which Manager is to pay at Owner's cost and expense. It is the intent of the parties that Manager shall be reimbursed for all legitimate expenses of the Property incurred by Manager.

         (b) Manager shall use its best efforts to rent or lease all available space within the Property. Manager shall, at owner's expense, promote such leasing and rental of commercial space by such reasonable use of advertising, circulars and other promotional aids as it deems appropriate.

         (c) As agent for the Owner, Manager shall select and obtain tenants, arrange for and execute leases and extensions and renewals of leases on terms established by mutual agreement of the parties, terminate tenancies and leases, and arrange and consent to assignments of leases and subletting of property, subject to such instructions or directions from Owner as Owner may deem necessary or appropriate.

         (d) Manager shall use its best efforts to collect rent and other income from the Property. It may in its discretion institute legal proceedings in the name of Owner, or, in the cases of routine matters, in its own name, to collect the same, to oust or dispossess tenants or other occupying the Property, and otherwise to enforce the rights of Owner with respect thereto. Manager may in its discretion compromise claims for rent and other income or settle such legal proceedings.

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

         (e) Manager shall at Owner's expense (except in cases where a tenant may be obligated to do so) keep and maintain (i) the entire Property, including without limitation: the roofs, walls, foundations and appurtenances, exterior and interiors of the buildings, pipes, heating, cooling, lighting, plumbing and electrical distribution systems and all other fixtures, machinery and equipment forming part of the Property and (ii) the entire extent of the personal property located on or within the Property, including without limitation: the appliances, drapes, furniture, fixtures, machinery and equipment, in constant good order, repair and condition, whether the necessity of such repairs may arise from wear, tear, obsolescence, casualty or other cause, suffering no waste or injury. To that end, Manager shall, at Owner's expense, promptly make all needed repairs, replacements and renewals, ordinary and extraordinary, structural or otherwise. Upon termination of this Agreement, Manager shall deliver to Owner all real and personal property belonging to the Property in the condition in which Manager is required to maintain it.

         (f) Manager shall contract, in Owner's name, and shall pay from Owner's accounts at Owner's expense all services to tenants which are usually or customarily furnished or rendered in connection with the rental of the Property with reference to the type of property involved and the area in which the Property is located (hereinafter referred to as "customary services"). No separate charge shall be made to the tenants by Manager for customary services which are furnished except as set forth in the leases entered into with the individual tenants.

         (g) Manager shall, in Owner's name, engage and discharge such employees and others as it deems necessary or appropriate for the maintenance, on site management and operation of the Property to furnish customary services to the tenants of the Property and to make repairs with respect to the real and personal property located on the Property. All such employees shall be in the employ of the Owner, Owner at it's expense and discretion maintain fidelity insurance on those of its employees handling funds or assets of the Property. All such employees shall be covered as necessary with statutory Workmen's Compensation coverage and shall be subject to all required federal, state and local tax withholdings with respect to such employees.

         (h) Manager shall make any necessary or appropriate rules and regulations for the operation of the Property.

         (i) Manager at Owner's expense shall pay all real property taxes, special improvements and other assessments, water and sewer rents and charges, and all other taxes, duties, charges, fees and payments imposed by and governmental or public authority or which shall be imposed, assessed or levied or arise in connection with the use, occupancy, or possession of the Property or any part thereof during the term of this Agreement, all of which are called "Governmental Impositions". In each case, Manager shall deliver to Owner thirty
(30) days prior to the last day upon which Governmental Impositions may be paid without penalty or interest, a copy of the notice of such Governmental Imposition or a copy of a receipt showing payment thereof. Manager shall, upon the written request of Owner, contest in good faith by appropriate proceedings conducted promptly at Owner's expense, the validity and enforcement of any Governmental Impositions. Manager shall diligently prosecute such contest to final determination by the court, department or governmental authority or body having jurisdiction of such contest. Owner agrees to cooperate reasonably with Manager and to execute any documents or pleadings required for such purpose and any expense or liability in connection therewith shall be the expense or liability of the Owner. Manager may defer payment of the contested Governmental Imposition pending such contest so long as such deferment shall not subject the interest of Owner in the Property to forfeiture.

         (j) Manager shall, at Owner's expense, promptly comply with all present and future laws, rules, and requirements, orders, directions, ordinances and regulations of the United States of America or of the state, county and city governments, or of any other municipal, governmental and lawful authority whatsoever, affecting the Property or appurtenances of any part thereof, and of all their departments, bureaus or officials (all of the foregoing being hereinafter called "Requirements of Law"), whether such requirements may relate to: (i) structural or other alterations, changes, additions, improvements; or
(ii) repairs, inside or outside, extraordinary or ordinary; or (iii) the manner in which the Property may be used or occupied; or (iv) any other matter affecting the Property, whether like or unlike the foregoing. Manager shall immediately upon the discovery of any violation of a Requirement of Law which might subject Owner to liability or forfeiture of any interest, take all necessary steps, legal or equitable, to compel the discontinuance thereof and to oust and remove any tenants, occupants or other persons guilty of such use. Manager shall upon the written request of Owner, contest in good faith by appropriate proceedings conducted promptly at Owner's expense, the validity or enforcement of any Requirement of Law. Manager shall diligently prosecute such contest to final determination by the court, department of governmental authority or body having jurisdiction of such contest. Owner agrees to cooperate reasonably with Manager, and to execute all documents and pleadings required for the purpose of such contest and any expense or liability in connection therewith shall be the expense or liability of the Property and the Owner. Manager may defer compliance with any Requirement of Law pending such contest so long as such noncompliance shall not constitute a crime or misdemeanor on the part of Owner.

         (k) Manager, at Owner's expense, shall keep the buildings, personal property and all improvements included with the Property insured against loss by fire and so-called extended coverage perils in an amount equal to the full replacement cost, exclusive of foundations, including all buildings and the personal property and equipment situated therein. Manager will, at Owner's expense, obtain at no longer than three year intervals during the period of this Agreement is in effect, successive appraisals of the building, personal property and improvement included within the Property by a reliable insurance appraiser and in the event an appraisal shows a valuation of such improvements in excess of the valuation theretofore being used for insurance coverage purposes under the provisions of this paragraph, Manger will increase said insurance coverage so as to cover such increase in valuation. Manager at Owner's expense shall provide and keep in force, for the protection of Owner, comprehensive general public liability and property damage insurance against claims for bodily injury or death or property damage occurring upon the Property and the sidewalks or property adjacent thereto, in the limits of not less than $100,000 in respect of bodily injury or death to any one person and not less than $1,000,000 for bodily injury or death to any number of persons arising our of one accident or disaster, and in limits of not less than $500,000 for damage to property, and if higher limits shall at any time be customary to protect against possible tort liability, such higher limits shall be carried. Manager at Owner's expense shall carry insurance in such amounts as may from time to time be reasonably required by Owner against other insurable hazards what are at the time commonly insured against in the case of a similar property in Kearns, Utah under this paragraph shall be carried in the name of the Owner, Manager and the holder of any indebtedness secured by the Property, as their respective interests shall appear. Manager shall upon execution of this Agreement deliver such policies to Owner with evidence of the payment of premiums thereon. Renewals of all policies at any time in force, with such evidence of payments, shall be delivered to Owner from time to time at least thirty (30) days before the expiration thereof. All such insurance shall be taken in such responsible companies as Owner shall reasonably approve, and each policy shall provide that no cancellation thereof may be made by the insurance carrier without having first given ten days notice in writing thereof to Owner, Manager and the holder of any indebtedness secured by the Property.

         (l) Any funds required to be paid by Manager for Governmental Impositions or for insurance under which any holder of any indebtedness secured by the Project shall require Owner to pay the same amount over to Manager upon notice of such payment by Manager of Owner's obligation.

         (m) Manager shall in its discretion and at Owner's expense engage counsel acceptable to Owner to advise on legal matters and conduct legal proceedings arising in the performance of Manager's duties hereunder.

         (n) Manager shall maintain complete and accurate records of all transactions relating to the Property, including disbursements, receipts and all correspondence and data relating to the supervision, management and operation of the Property, and shall make such records available for inspection and copying by owner or its representatives at reasonable times. Such books and records shall be separate from those recording Manager's own accounts and those of any other principal. Owner, at its expense may cause such books, records and data to be audited by a firm of independent certified public accountants which it shall designate. Manager shall comply with such instructions as may be given to it by Owner concerning the specific form or content of such records.

         (o) If specifically instructed to do so, Manager shall pay at Owner's expense, all sums that become due as they become due on indebtedness secured by the Property.

         (p) Manager shall render to Owner, within fifteen (15) days after the end of each month, a monthly statement of receipts and disbursements during the preceding month with respect to the Property, showing the revenues and expenses of the Property. Along with each monthly statement Manager shall remit to Owner a statement of "net income" of the Property for the preceding month. For the purposes of this Agreement, "net income" shall mean all rent monies collected for the month minus all expenses incurred and payments made by Manager on behalf of Owner under this Agreement and minus any compensation due Manager which Manager is entitled to deduct from "net income" under Compensation. In any month in which the expenses incurred by Manager on behalf of Owner exceed the net income of the Property, the amount of the expenses in excess of the net income shall be billed to Owner and paid by Owner within fifteen (15) days after receipt of such bill. Manager shall also render to Owner, within thirty (30) days after the end of the calendar year, an annual report which shall include a statement of receipts and disbursements during the preceding calendar year with respect to the Property and a brief report of Manager's activities in regard to the Property during the preceding calendar year.

         (q) Manager shall perform such additional administrative and managerial duties in connection with the Property as Owner may request in writing from time to time.

                                  COMPENSATION

         As compensation for its services Manager shall be entitled to a professional management fee which shall be the sum of Five Hundred ($500) dollars per month or 5% of the gross rental receipts if greater, payable monthly. Manager may deduct these fees from any amounts due Owner hereunder.

                                    INDEMNITY

         Manager shall indemnify, defend and save harmless Owner from any and all liabilities, damages, penalties, costs, expenses, claims, suits or actions due to or arising out of any breach, violation or nonperformance of any obligation of Manager hereunder. Manager shall indemnify and hold harmless Owner from contract of other liability, claims or damages, or act committed by Manager beyond the scope of this Agreement to the extent that such liability is not covered by insurance.

                                      TERM

         This Agreement shall commences on the date of its execution and continue in full force and effect for a period of one (1) year after the date of its execution. After such initial term, this Agreement shall automatically continue until canceled by Owner or Manager upon thirty (30) days prior written notice given to the other Party. Upon termination of this Agreement, Manager shall be entitled to any compensation specified herein which has accrued and become payable but has not been paid to manager hereunder as of the date of such termination.

                  PERFORMANCE OF MANAGER'S OBLIGATION BY OWNER

         Owner may make any payment or perform or cause to be performed any or all obligation of Manager under this Agreement which Manager may neglect or refuse to perform. All costs in excess of amounts normally paid on behalf of Owner incurred by Owner in connection therewith shall be paid to Owner by Manager. The provisions contained in this section shall not limit Manager's obligations under this Agreement and the right and authority hereby reserved does not impose upon Owner any responsibility for the care, repair or supervision of the Property or any building, personal property, equipment, fixture or appurtenance. Owner shall have the right without terminating this Agreement to sue for and recover all sums payable hereunder.

                              DAMAGE OR DESTRUCTION

         In the event of damage to or destruction of the Property or any part thereof, Owner may at its election proceed to repair or rebuild. If Owner elects to repair or rebuild the Property, the Agreement shall not be terminated or affected in any manner by reason of the destruction or damage in whole or in part of the Property or any such building or improvement located thereon, or by reason of the untenantability of the Property or any such building or improvements, and the payments to Owner under this Agreement as well as all other charges payable hereunder shall be paid by Manager in accordance with the terms, covenants and conditions of this Agreement without abatement, diminution or reduction, provided the funds therefore are available from the Property or otherwise provided to Manager by Owner. If Owner within sixty (60) days after such damage or destruction elects not to repair or rebuild the Property, this Agreement shall terminate as of the date of such damage or destruction. If under the terms of any mortgage, deed of trust or other such instrument covering the Property, the holder of the indebtedness secured thereby has the right to apply any insurance proceeds to the reduction of such indebtedness or to the restoration of the Property, and the holder of such indebtedness has not made such decision within sixty (60) days after such damage or destruction, the period of time under this section in which Owner shall decide whether to repair or rebuild shall be extended until ten (10) days after the holder of such indebtedness shall have made its decision.

                          SCOPE OF MANAGER'S AUTHORITY

         The scope of Manager's authority to bind Owner shall be determined by provisions of this Agreement and any amendments hereto. Manager may not bind Owner to make any expenditure or bind Owner to any contract calling for any expenditure except pursuant to the terms of this Agreement.
                                   AMENDMENTS

         This Agreement may be amended only by the mutual consent in writing of the Parties.

                                     NOTICE

         All notices, requests, consents, approval, written instructions, reports or other communication by Owner and Manager under this Agreement shall be in writing and shall be deemed to have been given or served if delivered or if mailed by certified mail, postage prepaid, addressed as follows:

           To Owner:        CyberStudio, Inc.
                            268 West 400 South, Suite 300
                            Salt Lake City, UT 84101
                            Attn: Richard Surber
                            Phone (801) 575-8073

           To Manager:      Diversified Holdings I, Inc.
                            268 West 400 South, Suite 300
                            Salt Lake City, Utah 84101
                            Attn: Property Manager
                            Phone (801) 575-8073

Either party may change the address to which notice, requests, consents, approvals, written instruction, reports or other communications are to be given by a notice of change of address given in the manner set forth in this section.

                                NONASSIGNABILITY

         Owner has entered into this Agreement in reliance upon the experience, ability and financial worth of Manager and Manager shall not assign or transfer any interest in this Agreement without the prior written consent of Owner.
                                 APPLICABLE LAW

         This Agreement shall be governed by and construed in accordance with the laws of the state of Utah EXECUTED as of the date first set forth above.

CYBERSTUDIO INC. - "OWNER"

BY: /s/  Richard Surber                              TITLE:  President
     ------------------------------------------      --------------------------
         Richard Surber, President

DIVERSIFIED HOLDINGS I, INC.. - "MANAGER"



BY:  /s/ Gerald Einhorn                              TITLE:      Vice President
     ----------------------                          -------------------------
         Gerald Einhorn














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Exhibit 10(iv)
                                  STATE OF UTAH
                       ADMINISTRATIVE OFFICE OF THE COURTS
                                 LEASE AGREEMENT

                               Contract No. 990783

           THIS LEASE AGREEMENT is made and entered into by and between Cyberstudio Incorporated, whose principal place of business is 268 West 400 South, Suite 300 Salt Lake City, Utah 84101, hereinafter called "LESSOR," and the STATE OF UTAH, ADMINISTRATIVE OFFICE OF THE COURTS, for and in behalf of the Third District Juvenile Court, whose principal place of business is 450 South State Street, P. 0. Box 14024 1, Salt Lake City, Utah 84114-024 1, hereinafter called "LESSEE".

                                   WITNESSETH

           THAT WHEREAS, under a "Letter of Intent" received from Internet Properties, LESSOR'S agent, dated July 22, 1998, and attached hereto and made a part hereof as Exhibit "A", LESSOR has stated that it desires to lease, as LESSOR, (a portion of that certain building, parking stalls, land, and other related improvements and structures, hereinafter referred to as "Leased Premises," to the State of Utah, and LESSEE has accepted such Offer described in Exhibit "A" to lease as LESSEE the Leased Premises under the terms and provisions set forth in this Lease; and

                    WHEREIN IT IS MUTUALLY AGREED AS FOLLOWS:
  SECTION 1. LEASED PREMISES.
             ---------------
           LESSOR does hereby lease and rent unto LESSEE, and LESSEE does hereby take as tenant under LESSOR, that certain real property comprising three thousand five hundred fifty (3 ' 550) square feet of office space, in the facility with a street address of 4115 West 5295 South, Kearns, Utah (Exhibit "B " - Floor plan attached hereto and made a part of this Lease Agreement).

           The above described Leased Premises are leased to LESSEE together and along with twenty-three (23) parking stalls in the parking area provided for the leased premises. Said stalls shall be designated for the exclusive use of the LESSEE.

  SECTION 2. TERM OF LEASE
             -------------

      2.1 The initial term of this Lease shall be for a period of five (5) lease years which term shall commence October 1, 1998 and shall expire September 30, 2003. If the option to renew is not exercised by LESSEE pursuant to the provisions of Section 3 of this Lease, and LESSEE remains in possession of the Leased Premises after the expiration of the term hereof without objection by LESSOR such occupancy shall be a tenancy from month-to-month at a rental in the amount of the last monthly rent that applied hereunder, plus all other charges payable hereunder, and upon all other terms hereof, insofar as the same are applicable to a month-to-month tenancy. Such month-to-month tenancy shall continue until terminated by either party by giving thirty (30) days. advance written notice to the other party

        SECTION 3. OPTION TO RENEW
                   ---------------

        3.1 LESSOR covenants to LESSEE that LESSOR shall, at LESSEE'S option, again grant and lease to LESSEE at the expiration of the lease term, the premises pursuant to the provisions of this Lease for and during the term of five (5) years thereafter, with a like covenant for future renewals of this Lease as is contained herein, and on the same terms and conditions, except as to the annual base rentals, which base rentals shall be determined by negotiation between the parties. Notwithstanding any other provision of this Lease Agreement, if the parties cannot agree on the base rentals for any extended or renewal term, this Lease Agreement shall terminate as provided herein.

        3.2 To exercise an option hereunder, LESSEE must give LESSOR written notice of its desire to extend the Lease Agreement an additional term at least sixty (60) days prior to the end of the then lease term. Failure to timely exercise an option shall revoke and terminate any right to exercise options for successive periods.

        3.3 The parties shall have thirty (30) days after LESSOR receives the option notice in which to agree on the base rentals during the extended or renewal term. If the parties agree on the base rentals for the extended or renewal term during that period, they shall immediately execute an amendment to this Lease stating the base rentals.

        3.4 If the parties are unable to agree on the base rentals for the extended or renewal term within the specified period, the option notice shall be of no effect and this Lease shall expire at the end of the then term. Neither party to this Lease shall have the right to have a court or other third party set the base rentals the specified period, the option notice shall be of no effect and this Lease shall expire at the end of the then term. Neither party to this Lease shall have the right to have a court or other third party set the base rentals.

        SECTION 4. CONSIDERATION
                  --------------

        4.1 In consideration of granting this Lease Agreement the sum of the annual rentals payable for base rentals and operation and maintenance expenses by LESSEE to LESSOR shall be based on a rental rate of $11.50 per square foot per year for the first two years of the lease, as described in the "Rent & Amortization Schedule" under "Rent Schedule", attached hereto and made a part hereof as Exhibit "B". LESSEE shall pay such annual rentals in the amount of $40,825.00 to LESSOR in twelve equal monthly installments in the amount of $3,402.08 each on the first day of every month for the period thereof.

     4.2 For years three and four of the lease the annua rentals payable for base rentals and operations and maintenance expenses shall be in the amoun of $43,274.50 annually, For year five of the lease the annual rentals payable for base rentals and operations and maintenance expenses shall be in the amount of $45,870.97 annually, as described in the "Rent & Amortization Schedule" under "Rent Schedule", attached hereto and made a part hereof as Exhibit "B". LESSEE shall pay all such annual rentals to LESSOR in twelve equal monthly installments on the first day of every month for the period thereof

        4.3 For years six through ten of the lease, assuming the option to renew as described in Section 3 of this agreement is exercised by LESSEE, the annual payment for base rentals and operations and maintenance expenses shall also be set in the amounts as described in the "Rent & Amortization Schedule" under "Rent Schedule - Option Term", attached hereto and made a part hereof as Exhibit "B". -

        4.4 In addition to annual payments for base rentals and operation and maintenance expenses, LESSEE shall pay to LESSOR the cost of tenant improvements to the leased space mutually agreed to by LESSEE and LESSOR, and as detailed in floor plans and provisions described in and governed by
    Section 6 of this agreement entitled "Tenant Improvements". Said reimbursements for tenant improvements shall be amortized over the first five years of the lease in the amount of $334.56 monthly ($4,014.72 annually), including interest, as described in the "Rent & Amortization Schedule" under "Tenant Improvement Amortization", attached hereto and made a part hereof as "Exhibit "B". Said payments shall be made payable by LESSEE to LESSOR in twelve equal monthly installments on the first day of every month for the period thereof

        4.5 Should LESSEE elect to make one annual payment for the rentals specified above, said payment shall be reduced by an amount equal to a five percent (5%) discount of said annual rentals. The first of said payments shall be processed within thirty (30) days of the commencement date (October 1, 1998) of this Lease, and subsequent payments shall be processed within thirty (30) days of the commencement date anniversary for each year LESSEE elects to make an annual rental payment thereafter.

        4,6 All rentals shall be due and payable within fifteen (I 5) days of the dates specified herein. If LESSEE elects to make the annual payment, said payment shall be reduced by a negotiated percentage. All rental payments shall be made payable and delivered to LESSOR at the following address:

        4.7 In the event this Lease is terminated prior to the expiration of any lease year that the annual rental payments are paid in advance, LESSOR she promptly refund to LESSEE any unearned prepaid rentals.

    SECTION 5. REPRESENTATIONS
               ---------------

        LESSOR represents that it is the lawful owner or lawful representative of the owners of the Leased Premises and that it has the right to lease the same as herein provided and does hereby guarantee quiet and peaceable enjoyment of the Leased Premises to LESSEE.

  SECTION 6. TENANT IMPROVEMENTS
            -------------------

        6.1 LESSOR represents that all improvements, remodeling, and repairs as agreed upon by LESSOR and LESSEE and detailed in the final construction and parking plans shall be completed in a timely manner and shall be in full compliance with all building codes applicable to this project. Said final construction plans shall be made a part hereof as Exhibit "C." Said Exhibit "C" shall be on file at the offices of each party. LESSOR shall not proceed with the improvements, remodeling, and repairs until appropriate


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



    plan approvals have been secured from the Administrative Office of the Courts. No change to the final construction plans shall be allowed unless approved by the Administrative Office of the Courts.

        6.2 LESSOR and LESSEE shall jointly review and inspect all aspects of the construction and improvements and shall compile a list of those items -to be corrected, finished, or completed. The Premises shall be deemed to have been substantially completed when all of the following shall have occurred:

               (1) LESSOR shall have substantially performed all of LESSOR'S work when the same has been entirely competed except for minor items such as touching-up, the completion of which will not unreasonably interfere with LESSEE'S normal business operations in the Leased Premises.

               (2) Either a temporary or permanent Certificate of Occupancy authorizing use of the Leased Premises for office purposes shall have been issued for the building by the appropriate governmental authorities.

               (3) LESSOR shall have sent LESSEE written notice at LESSEE'S address herein below set forth that all of the foregoing have occurred. LESSEE'S obligation to pay rentals hereunder shall commence as of the date of such notice.

    6.3 THIS LEASE SHALL BE EFFECTIVE ONLY AFTER THE REQUIREMENTS OF EXHIBIT "C" ARE APPROVED AND SIGNED BY BOTH LESSOR AND LESSEE AND ALL PLANS AND SPECIFICATIONS HAVE BEEN REVIEWED AND APPROVED 13Y THE UTAH ADMINISTRATIVE OFFICE OF THE COURTS AND THE LOCAL FIRE MARSHAL.

    SECTION 7. ALTERATIONS
               -----------

    LESSEE reserves the right to only make alterations to the interior of the Leased Premises to accommodate the erection or relocation of movable partitions, installation of computer and communicationsystem,andotherissuesrelatedtothefunctionaluseoftheleasedspace.
Except for alterations and installation of personal property and fixtures, LESSEE shall make no change in the Leased Premises without the prior written consent of LESSOR.

    SECTION 8.  DELIVERY OF POSSESSION
                ----------------------

        8.1 LESSOR agrees that the space shall be delivered ready for occupancy. Being "ready for occupancy" includes, but is not limited to, being in a neat, clean condition and properly finished, newly painted, weather-tight, moisture proof, adequately insulated and with all mechanical/electrical systems, equipment and fixtures in good operating condition.

        8.2 The date on which the Leased Premises is available for occupancy shall be evidenced by a Certificate of Occupancy signed by LESSOR or by officials of Salt Lake County, if required, setting forth such date and certifying that the Leased Premises is in full compliance with the specifications and all building codes applicable to this Project. Such certificates shall be delivered by the LESSOR to LESSEE. "Delivery of Possession" shall be deemed to occur on the date LESSEE receives a Certificate of Occupancy. If LESSEE shall request and LESSOR permits LESSEE to enter into possession of the Leased Premises


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



    before the Commencement Date, such possession shall be subject to the provisions of this Lease, including, without limitation, the payment of Rentals.

    SECTION 9.  SERVICE PROVIDED BY LESSOR
                -------------------------
 9.1 LESSOR agrees to pay for the following utilitie furnished to the Leased Premises during the term hereof, to-wit: electricity, heat, water, sewer, air conditioning, snow removal and office building standard cleaning services. 9.2 The heating, air conditioning and ventilation systems shall be capable of maintaining inside temperatures in the range from a low of 72 degrees Fahrenheit during the heating season to a high of 78 degrees Fahrenheit at all other times throughout the entir Leased Premises and service areas, regardless of outside temperatures. 9.3 Snow removal shall be completed prior to 7-30 a.m. after each nightly snow storm and in a timely manner at all other times. 9.4 All janitorial services shall be performed afte 6:00 p.m. and must be completed prior to 7:00 a.m. the following morning. LESSOR shall be willing to submit to the State a list of Janitorial employees which includes their full name, date of birth, home address, telephone number, social security number and drivers license number for a security investigation. The janitorial duties shall include, but not limited to, those duties and services specified in the "Janitorial Services Agreement," attached hereto and made a part hereof as Exhibit "D." The janitorial service shall provide all equipment, supplies necessary for cleaning purposes, and all paper products.

        SECTION 10. TAXES & FIRE INSURANCE
                    ----------------------

        LESSOR shall pay all real property taxes, personal property taxes, and all other taxes assessed against the Leased Premises. LESSOR further agrees to keep the Leased Premises fully insured to protect the same from loss or damage by fire, vandalism and malicious mischief at all times during the term of this Lease Agreement. All costs of such insurance shall be borne by the LESSOR. LESSEE shall be responsible for damages to all personal property. it may locate in the Leased Premises except damage thereto caused by negligence of LESSOR, its contractors, employees, and/or agents or the negligence of a third party.

        SECTION 11.  REPAIR AND MAINTENANCE
                     ----------------------

        11.1 All repairs and maintenance of the Leased Premises shall be made at the sole cost and expense of LESSOR. LESSOR shall be responsible for 1) all roof and structural repairs, wind damage, and glass breakage; 2) providing full service repair and maintenance of heating and air conditioning equipment; 3) all plumbing repairs or maintenance; and 4) providing ground and parking lot maintenance. LESSOR agrees to make timely repairs and have adequate maintenance procedures.

        11.2 In the event of failure by LESSOR to provide any services under this Lease Agreement and said failure goes uncorrected for fifteen (I 5) days after written notice to LESSOR, LESSEE shall have the right to secure said services and to deduct the cost thereof from the rental payments. In the event LESSEE has


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



    exercised its option to make lump sum annual payments, then LESSOR agrees to pay LESSEE for the cost of such repairs within fifteen (I 5) days after receiving a bonafide invoice from LESSEE.

    SECTION 12. USE OF PREMISES
                ---------------

        12.1 LESSEE shall use and occupy the Leased Premises for executive and general offices of the State of Utah. LESSEE shall not at any time use or occupy or permit the Leased Premises to be used or occupied in any manner which would in any way violate any Certificate of Occupancy issued for the building, and shall not use or permit the Leased Premises to be used or occupied in whole or in part in a manner which may violate the laws, orders, ordinances, rules, regulations, or requirements of any department of federal or state governments.

        12.2 LESSEE agrees to permit LESSOR and any authorized representatives of LESSOR to enter the Leased Premises with reasonable prior notice to LESSEE to fulfill any of LESSOR'S obligations under this Lease or to make any repairs deemed necessary by LESSOR. LESSOR shall not in any event be liable for inconvenience, annoyance, or other disturbance to LESSEE caused by the performance of any such work, provided it be as little as may be reasonably possible in the circumstances.

        12.3 LESSEE shall have the right to deny LESSOR'S contractors, employees, and/or agents access to any part of or all of the Leased Premises if, in the sole judgment of LESSEE, such person(s) shall constitute a threat to any of LESSEE'S legitimate security or confidentiality interests.

        12.4 It is understood and agreed that LESSOR has no control or interest in any manner of the activities contemplated by the LESSEE pursuant to the provisions of this Lease and LESSOR shall not be involved therein in any manner, other than the right to receive the rentals herein reserved and the right to the return of the Leased Premises as herein provided. LESSEE has the right with reasonable prior notice to LESSOR to assign or sublet any part of or all of Leased Premises.

          SECTION 13. DAMAGE OR DESTRUCTION OF LEASED PREMISES
                      ----------------------------------------

          13.1 In the event the Leased Premises shall be damaged or destroyed by fire or by any other means and are thereby made totally untenable at any time during the term of this Lease Agreement, LESSOR or LESSEE shall have the option to terminate this Lease Agreement within thirty (30) days of the date of such destruction.

          13.2 If the Leased Premises are only partially destroyed or damaged, this Lease Agreement shall continue in full force and effect for the remainder of the lease term and repairs shall be completed by LESSOR within ninety (90) days from the date of such destruction or damage. Additionally, LESSOR shall partially abate the rent due hereunder in the same proportion as the untenable portion of the Leased Premises is to the total Leased Premises being leased, until said repairs are completed. However, should damage or destruction occur to a portion of the Leased Premises which contain an indispensable function of LESSEE'S business, it is then agreed that there will be a full abatement of rentals until such time as the repairs to the Leased Premises are completed.

      SECTION 14. LESSEE'S PERSONAL PROPERTY & FIXTURES
                  -------------------------------------

      All personal property and fixtures placed in or upon the Leased Premises by LESSEE, including security glass and connected reception counter cabinetry, shall not become part of the Leased Premises and LESSEE shall be privileged to remove the same at the termination or expiration of the Lease Agreement.

      SECTION 15. TERMINATION & SURRENDER OF LEASED PREMISES
                  ------------------------------------------

      LESSEE agrees to quit and surrender peaceable possession of the Leased Premises to LESSOR when this Lease Agreement is terminated. Upon termination of this Lease Agreement LESSEE shall deliver the Leased Premises to LESSOR in good condition and broom clean, normal wear and tear and damage by the elements or by fire excepted.

      SECTION 16.  JUDICIAL INTERVENTION
                   ---------------------

      In the event a court of competent jurisdiction, for any reason and at any time during the term of this Lease Agreement, shall prohibit LESSEE from using the Leased Premises for the purpose for which it was leased, by temporary injunction or abolishment of program, LESSEE shall have the option to (1) terminate this Lease Agreement without any further liability, cost and expense to LESSEE or (2) to continue this Lease Agreement in force and effect for the full term.

      SECTION 17.  DEFAULT
                   -------

       LESSOR shall be held in default if LESSOR fails to comply with any provision of this Lease Agreement for at least ten (10) business days after LESSOR receives written notice from LESSEE specifying the nature of the non-compliance by LESSOR. Said ten(10)day period shall be extended if more than ten (10) days is reasonably required for such cure and LESSOR immediately, upon receipt of said written notice, commences or has commenced such cure and thereafter diligently proceeds to cure such default within thirty (30) days. In the event LESSOR fails to timely cure such default, LESSEE may perform whatever LESSOR is reasonably obligated to do by the provisions of this lease LESSOR agrees to reimburse LESSEE immediately upon demand for any expenses which LESSEE may incur in performing on behalf of LESSOR. LESSOR agrees that LESSEE shall not be liable for any such action, whether caused by negligence of LESSEE or otherwise.

SECTION 18.  COSTS & ATTORNEY'S FEES
            ------------------------

    In case of default in carrying out the terms and conditions of this Lease, the party in default agrees to pay a reasonable attorney's fee and all costs of the other party in enforcing this Lease. If a breach of contract is alleged by either party against the other party, fifteen (I 5) days prior written notice of default shall be given to the other party before any legal action is taken or in any other action or proceeding brought by either party against the other pertaining to or arising out of this Lease.

SECTION 19. MANNER OF GIVING NOTICE
            -----------------------

    Any notice to be given by either party to the other pursuant to the provisions of this Lease or of any law, present or future, shall be in writing and delivered personally to the party to whom notice is to be given, or by certified mail, return receipt requested, addressed to the party for whom it is intended at the address stated below or such other address as it may have designated in writing Notice shall be deemed to have been duly given, if delivered personally, upon receipt thereof, and if mailed, upon the third day after mailing thereof

    If to LESSEE:
             Administrative Office of the Courts
             Attention: Gordon Bissegger
             450 South State Street
             P.O. Box 140241
             Salt Lake City, Utah 84114-0241

             With a Copy to:

             Third District Juvenile Court
             West Probation Unit
             4115 West 5295 South
             Kearns, Utah 84118

    If to LESSOR:

    Cyberstudio Incorporated
    268 West 400 South Suite 300
    Salt Lake City, Utah 84104
        SECTION 20.  LESSEE'S OPTION TO TERMINATE LEASE
                     ----------------------------------

      LESSEE and LESSOR both acknowledge that LESSEE cannot contract for payment of funds not yet appropriated by the Utah State Legislature and that the space requirements of this Lease may be altered by a federal act or an act of the Utah State Legislature occurring before the expiration of this Lease. LESSEE, therefore, reserves the right for the above reasons to terminate the Lease Agreement by giving sixty (60) days notice in the manner heretofore stated in this Lease Agreement.

  SECTION 21. LESSOR'S COMPLIANCE TO CODES AND ADAAG GUIDELINES
             --------------------------------------------------

      21.1 LESSOR certifies that to the best of its knowledge all space leased, space above suspended ceilings in the leased space, air plenums elsewhere in the building that service the leased space, engineering spaces in the same ventilation zone as the leased space, public spaces and common use space are, at the time of acceptance, asbestos free. However, should any asbestos containing material be detected during the term hereof, LESSOR shall, at LESSOR'S sole cost and expense, remove and dispose of any such asbestos containing material in accordance with EPA requirements. LESSOR shall establish an appropriate operation and management program procedure for such removal and disposal to ensure the maintenance of an asbestos- free environment. In the event such work to be performed by LESSOR creates a need for LESSEE to be relocated in order to maintain LESSEE'S business operations, LESSOR shall be liable for LESSEE'S reasonable relocation costs as well as any reasonable increase in lease payments.

      21.2 LESSOR does hereby certify that, on the day of acceptance of the Leased Premises by LESSEE, the Leased Premises shall comply with all applicable state, local or nationally recognized building practices, standards, codes and regulations (latest Edition). If the Leased Premises do not comply with any such code, regulation, and/or the Americans with Disabilities Act Accessibility Guidelines (ADAAG) found in Federal Register 111, Appendix "A," LESSOR will be notified in writing of the corrections needed. LESSOR shall have three (3) months to begin work to comply with the written notice and six (6) months to complete the work. Should any code violations or any violation of the Americans with Disabilities Act accessibility guidelines be reported to LESSOR by any appropriate authority, LESSOR shall be responsible to remedy such violations at its own cost and expense. If LESSOR fails to comply with the written notice LESSEE shall have the right to withhold rental payments until the space complies with such codes and/or guidelines.

  SECTION 22           RULES AND REGULATIONS
                      -------------------------

      LESSEE and its agents, employees and invites will comply with all requirements of the rules and regulations of the building which are attached hereto as Exhibit "E", and made a part hereof as though fully set out herein. If LESSOR shall have the right to change such rules and regulations or to promulgate other rules and regulations in such a manner as may be reasonably deemed advisable for security, safety, care or cleanliness of the Building, and for the preservation of good order therein, all of which rules and regulations, changes and amendments will be forwarded to LESSEE in writing and if approved by LESSEE shall be carried out and observed by LESSEE. LESSEE shall be responsible for compliance with such rules and regulations by the employees, agents and invites of LESSEE"

        SECTION 23. ESTOPPEL CERTIFICATE
                    --------------------

        LESSEE agrees, upon receiving a written request, that it will in good faith consider executing a written instrument certifying that this Lease is unmodified and in full force and effect, or if there has been any modification, that the said Lease is in fall force and effect as modified, and stating any and all such modifications and specifying the dates to which the rental and other charges provided herein have been paid.

        SECTION 24. SUBORDINATION
                    -------------

        Within ten (10) days after receipt of written request from LESSOR, LESSEE shall subordinate this Lease Agreement ' to any mortgages or deeds of trust that may be placed and recorded on the Leased Premises at any time hereafter provided that such mortgages or deeds of trust are replacement mortgages or deeds of trust for the existing mortgages or deeds of trust and provided further that the holders of such future mortgages or deeds of trust execute an instrument in the form and substance of that instrument attached here to as Exhibit " " and incorporated herein by this reference, entitled "Subordination, Non- disturbance and Attornment Agreement provided, however, that so long as LESSEE is not in default hereunder, the Lease shall remain in full force and effect.

        SECTION 25. CHANGE OF OWNERSHIP
                    -------------------

        25.1 This Lease Agreement shall remain in full force and effect throughout the initial lease term as well as any extended or renewal term. The terms and conditions of this Lease Agreement shall run with the subject Leased Premises and shall be binding on a present and future persons or entities that may have an interest in the subject Leased Premises. The term "Lease Agreement" as used herein shall include amendments to this Lease Agreement provided that such amendments are in writing and executed by both the LESSOR and LESSEE.

          25.2 If the ownership of any portion of the Leased Premises is changed, the former Lessor or the new Owner/Lessor ' shall within ten (I
      0) days of such change provide to the Lessee one of the following documents:

             (a) A written document indicating the County Recorder's number of the new document evidencing the new interest in the Leased Premises, the date of such change and a copy of the document, specific direction as to where the lease payments should be made, a representation that the new Owner/Lessor has been provided a copy of this Lease Agreement and agrees to abide by all the terms, conditions, and provisions contained therein; and that the written document bears signatures of both the former Lessor and the new Owner/Lessor and is attested thereto with a notarization.

           (b) A Lease amendment is executed by the Lessee, the former Lessor and the new Owner/Lessor on a form provided by Lessee which acknowledges the change in ownership of the Leased Premises and authorizes the rental payments to be made to the new Owner/Lessor.

           (c) A notarized written document executed by the new Owner/Lessor with specific direction as to where the lease payments should be made and accompanied by a County Recorder certified copy of the instrument indicating the ownership interest of the new Owner/Lessor.

  SECTION 26. FORCE MAJEURE

      If either party hereto shall be delayed or prevented from the performance of any act required hereunder by reason of acts of God, strikes, lockouts, labor disputes, inability to procure materials, restrictive governmental laws or regulations or other cause without fault and beyond the control of the party obligated (financial inability excepted), performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay; provided, however, nothing in this Section shall excuse LESSEE from the payment of any rentals required of LESSEE hereunder except as expressly provided elsewhere in this Lease.

  SECTION 27. SEVERABILITY

      Each and every covenant and agreement contained in this Lease Agreement is, and shall be construed to be, a separate and independent covenant and agreement. If any term or provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease Agreement, or the application of such term or provision to persons or circumstances other than those as to which is invalid or unenforceable, shall not be affected.

  SECTION 28. MARGINAL CAPTIONS
              -----------------

      The various headings and numbers herein and the grouping of the provisions of this Lease into separate sections and paragraphs are for the purpose of convenience only and shall not be considered a part hereof.

  SECTION 29. GOVERNING LAW
              -------------

      This Lease shall be governed and construed in accordance with the laws of the State of Utah, without giving effect to the choice of law provisions hereof

  SECTION 30.  ENTIRE AGREEMENT
               ----------------

      This Lease and the Exhibits, if any, attached hereto, and forming a part hereof, set forth all of the covenants, promises, agreements, conditions, and understandings between LESSOR and LESSEE governing the Leased Premises. There are no covenants, promises, agreements, conditions and understandings, either oral or written, between them other than those -herein set forth. In the event the provisions of Exhibit "A" and/or any Exhibit hereto conflict with the provisions of this Lease Agreement, the Lease Agreement shall govern. Except as herein provided, no subsequent alterations, amendments, changes or additions to this Lease shall be binding upon LESSOR or LESSEE unless and until reduced to writing and signed by both parties. Submission of this instrument by LESSEE to LESSOR for examination shall not bind LESSEE in any manner, and no lease, contract, option, agreement to lease or other obligation of LESSEE shall arise until this instrument is signed by LESSEE and delivered to LESSOR.
                                                                         990783

            IN WITNESS WHEREOF, the parties hereto sign and cause this Lease to be executed.

      LESSOR

    /s/ Richard Surber                                   Date: September 10,1998
    ------------------
    Richard Surber, president, Cyberstudio, Inc.


      LESSEE

      /s/ Gordon Bissegger                               Date: September 10 1998
      --------------------
      Administrative Services Director
      Utah Administrative Office of the Courts

                                                      ATTEST: (Seal)
    Department                       Date              Secretary            Date
    APPROVED AS TO FUNDING:
    /s/ Fred Jay
    ------------------------------------

    Fred Jay, Budget Office, Utah Administrative Office of the Courts
                                                -k

    /s/ Richard L. Barker                                Date: September 15,1998
    ------------------------------------
    Richard L. Barker, Division of Finance
    APPROVED AS TO FORM:
    /s/ Brent Johnson                                    Date: September 15,1998
    ------------------------------
    Brent Johnson, General Counsel, Utah Administrative Office of the Courts

    Exhibit 10(v)
                                 LEASE AGREEMENT

     PARTIES This Lease is made by and between Cyberstudio, Inc., a Utah corporation ("Landlord"), and Deseret Mutual Benefit Administrators, ("Tenant").

    PREMISES Landlord hereby leases to Tenant and Tenant leases from landlord suite # 200 (the" Premises" -outlined in red on Exhibit "A" attached hereto) for the term stated herein, at the rental and upon the conditions set forth herein, that certain real property situated in the County of Salt Lake, State of Utah commonly described as a one story office building located at 5295 South 4115 West, Salt Lake City, Utah; the first floor being office space with the ground. On East and South sides is a parking area.

    TERM
         3.1 Term. The term of this lease shall be for five (5) years commencing on October 1, 1998 (Commencement Date") and ending on September 30, 2003 unless terminated sooner pursuant to any provision hereof.
         Tenant shall have the option to renew this lease for a second and third terms of five years each upon the same terms as provided in this lease, except that the basic annual rent provided for in Paragraph 4.1 shall be determined at the time of renewal according to current local market conditions. The option must be exercised by Tenant giving written notice to Landlord at least thirty (30) days prior to the expiration of the initial term hereof. 3.2 Delay in Commencement. Notwithstanding said Commencement Date, if for any reason Landlord cannot deliver possession of the Premises to Tenant on said date, Landlord shall not be subject to any liability therefore, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder or extend the term hereof, but in such case Tenant shall not be obligated to pay rent until possession of the Premises is tendered to Tenant; provided, however, that if Landlord shall not have delivered possession of the Premises within sixty (60) days from said Commencement Date, Tenant may, at Tenant's option, by notice in writing to Landlord within ten (10) days thereafter, cancel this Lease, in which event the parties shall be discharged from all obligations hereunder. If Tenant occupies the Premises prior to said Commencement Date, such occupancy shall be subject to all provisions hereof, such occupancy shall not advance the termination date, and the Tenant shall pay rent for such period at the initial monthly rates set forth below.

    BASIC RENTAL PAYMENTS
         4.1 Basic Annual Rent. Tenant agrees to pay the Landlord as basic annual rent (the "Basic Annual Rent") at such place as Landlord may designate, without prior demand therefore and without any deduction or set off whatsoever, the following:
                    Lease of approximately 4,041 square feet.
                    Base price per square foot: $10.00.
                    Monthly installments: $3,367.50.

             The basic annual rent shall increase by four percent (4%) on each anniversary of the lease. Said monthly installments shall be paid in advance on the first day of each calendar month during the term of the lease. Simultaneously with the execution hereof, Tenant has paid to Landlord the first month's rent, receipt whereof is hereby acknowledged subject to collection, however, if made by check. In the event the Commencement Date occurs on a day other than the first day of a calendar month, then rent shall be paid on the Commencement Date for the initial fractional calendar month pro-rated on a per diem basis (based upon a thirty (30) day month), and paid on the Commencement Date.

         4.2 Additional Monetary Obligations. Tenant shall also pay as base rental (in addition to the Basic Annual Rent) all other sums of money as shall become due and payable by Tenant to Landlord under the other Sections of this Lease including, but not limited to, those required under Paragraphs 7.1 and 25 hereunder. Landlord shall have the same remedies in the case of a default in the payment of sums required under this Section as are available to Landlord in the case of a default in the payment of one or more installments of the Basic Annual Rent. 4.3 Late Charges. Landlord shall be charged a five ( 5%) percent late fee on all rental payments which are received by Landlord more than ten
         (10) days after their due date. Such late fee shall compensate Lessor for (I) the costs attributable to giving notice of delinquency, (ii) the expense of servicing the mortgage loan, if any, on Landlord's Building from alternate funds, and (iii) Landlord's loss of interest. Any rental payments which are not paid within twenty (20) days of their due date shall bear interest thereafter at the rate of one and one-half percent (1 1/2%) per month, or the highest rate permitted by law, whichever is lower, until paid.

     SECURITY DEPOSIT Tenant shall deposit within three month with Landlord upon execution hereof n /a security for Tenant's faithful performance of Tenant's obligations hereunder. Landlord may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of said deposit, Tenant shall within ten (10) days after written demand therefore deposit cash with Landlord in an amount sufficient to restore said deposit to the full amount herein above stated and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep said deposit separate from its general accounts. If Tenant performs all of Tenant's obligations hereunder, said deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned, without payments of interest or other increment for its use, to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's interest hereunder) at the expiration of the term hereof, and after Tenant has vacated the Premises. No trust relationship is created herein between Landlord and Tenant with respect to said Security Deposit.

    AUTHORIZED USE Tenant shall use the leased Premises for the following purpose, and for no other purpose whatsoever, without the written consent of Landlord first had and obtained: insurance office. Tenant shall not commit or knowingly permit or allow any waste of the leased Premises and shall not knowingly permit any part of the leased Premises to be used for any unlawful purpose. The Tenant will comply with all applicable Federal, State and local laws, ordinances and regulations relating to the leased Premises and its use and operation by the Tenant. Landlord confirms that current zoning permits use of the premises for an insurance office. Tenant has rights to use 20 (twenty) parking stalls.

    PERSONAL  PROPERTY TAXES

         7.1 Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall try to have personal property taxed separately from the Premises.

         7.1 If any of Tenant's personal property is taxed with the Premises, Tenant shall pay Landlord the taxes for the personal property within fifteen (15) days after Tenant receives a written statement from Landlord for such personal property taxes.

    INSURANCE AND INDEMNIFICATION
         8.1 Fire and Casualty Insurance. It shall be the responsibility of the Tenant to insure his equipment, furniture fixtures and other personal property. Tenant shall insure and keep insured his leasehold improvements against the perils of fire, lightning, the "Extended Coverages," vandalism and malicious mischief in an amount sufficient to



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          provide recovery of not less than ninety percent (90%) of the replacement value of Tenant's leasehold improvements. Such insurance shall be made payable to Landlord and Mortgagee (if any) as their interests may appear. Tenant shall be responsible for any damage to Premises as a result of forced entry into his space or burglary thereof. Such insurance provided for hereunder shall be with a company or companies acceptable to Landlord and shall be procured and paid for by Tenant, and a certificate of insurance for said policy or policies will be delivered to landlord. Such insurance may, at Tenant's election, be carried under any General Blanket Insurance Policy of Tenant; provided, however, that a satisfactory Certificate of Insurance, together with proof of payment of the premium, shall be deposited with Landlord. Upon Landlord's written request, Tenant agrees to reinvest all insurance proceeds received from the loss, damage or destruction of the leasehold improvements to rebuild said improvements to their former condition, regardless of whether or not Tenant elects to terminate this Lease as herein provided. In the event Tenant elects to terminate this Lease as provided in Paragraph 18, and providing said leasehold improvements are not rebuilt, Tenant does hereby assign all of his right, title and interest in the insurance proceeds covering leasehold improvements to Landlord. Landlord shall insure the Premises (as a Basic Cost) against the perils of fire, lightning, the "Extended Coverages," vandalism and malicious mischief in an amount sufficient to provide recovery of not less than ninety percent (90%) of replacement value exclusive of Tenant's leasehold improvements. 8.2 Increasing Insurance Risk on Leased Premises. Tenant will not permit said leased Premises to be used for any purpose which would render the insurance thereon void or cause cancellation thereof or increase the insurance risk or insurance premiums in effect at the time just prior to the commencement of the term of this Lease. Tenant will not keep, use or sell, or allow to be kept,


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         used or sold in or about the leased Premises, any articles or material which are prohibited by law or by standard fire insurance policies of the kind customarily in force with respect to premises of the same general type as those covered by this Lease. Tenant further agrees to pay to the Landlord, on demand, any increase in insurance premiums on the Premises resulting from any cause whatsoever, over those premiums in effect at the time just prior to the commencement of the term of this Lease. A mutual agreement between Tenant and Landlord must be met prior to any change in insurance coverage of Landlord Policy that would increase the payments of Tenant under this Paragraph.

         8.3 Liability Insurance and Property Insurance. Landlord will pay the Liability and Property Insurance and Property Taxes on the building.
     9. UTILITIES Tenant must pay Tenant's telephone expenses. Landlord will maintain utilities and services ( water, power, gas, heat, cooling).

     10. REPAIR AND CARE OF BUILDING Tenant agrees to keep the interior of the Premises in good condition and repair and agrees to pay for all labor, materials and other repairs, to clean and paint the interior of the leased Premises as the same may or might be necessary in order to maintain said Premises in a clean, attractive and sanitary condition. Tenant agrees to maintain premises in a clean condition and repair if needed the floor covering within the leased premises. Tenant agrees to immediately replace all premises interior glass broken or damaged during the term of this Lease with glass of the same quality as that broken or damaged.

     11. REPAIR OF BUILDING BY LANDLORD Landlord agrees, for the term of this Lease, to maintain the roof in good condition and to repair any latent defects in the exterior walls, entry doors to the building, floor joints, and foundations. Landlord shall repair and maintain plumbing, electrical, heating, air conditioning systems and common areas, as well as any damage


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



          that might result from acts of Landlord or Landlord's representatives. Landlord shall not, however, be obligated to repair any such damage until written notice of the need of repair shall have been given to Landlord by Tenant, and, after such notice is so given, landlord shall have a reasonable time in which to make such repairs. Landlord agrees to provide janitorial services to the Premises.

     12. CONDITION OF THE PREMISES Tenant accepts the leased Premises in the condition they are in at the time of its taking possession of said Premises, except Landlord shall insure that all building systems, including but not limited to plumbing, electrical, heat and air conditioning shall be complete and operational. Tenant agrees, if, during the term of this Lease, Tenant shall change the usual method of conducting Tenant's business on the leased Premises, or should Tenant install thereon or therein any new facilities, or should new laws and regulations be imposed concerning Tenant's authorized use, Tenant will, at the sole cost and expense of Tenant, make alterations or improvements in or to the demised Premises which may be required by reason of any Federal of State law, or by any municipal ordinance, or regulation applicable thereto. Notwithstanding, the above Landlord shall provide to Tenant the sum of four thousand dollars ($4,000.00) to be expended on Tenant improvements. Such amount shall be payable to Tenant promptly upon Tenant providing copies of invoices as proof of Tenant improvement completion. Landlord shall grant the access to the handicapped accessible restrooms in the north part of the building and Tenant agrees to pay1/2of the cost for the remodeling of these restrooms. 13. ALTERATION OF BUILDING AND INSTALLATION OF FIXTURES AND OTHER APPURTENANCES Tenant may, with written consent of Landlord, who agrees not to withhold his consent unnecessarily, but at Tenant's sole



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          cost and expense in a good workmanlike manner, make such alterations and repairs to the leased Premises as Tenant may require for the conduct of its business without materially altering the basic character of the building or improvements, or weakening any structure on the demised Premises. Tenant shall have the right, with the written permission of Landlord, to erect, at Tenant's sole cost and expense, such temporary or permanent partitions, including office partitions, as may be necessary to facilitate the handling of Tenant's business and to install telephone equipment and wiring, and electrical fixtures, an electrical generator on a concrete pad, security system, lights and wiring and other trade appliances. All installations shall be done in a good workmanlike manner. Any alterations or improvements to the leased Premises, including fixed partitions, all electrical fixtures, lights and wiring, shall, at the option of Landlord, become the property of Landlord, at the expiration or sooner termination of this Lease, except the electrical generator and related equipment. By mutual agreement Tenant shall have the right to change any leasehold improvements prior to termination of the Lease. Temporary shelves, bins and machinery installed by Tenant shall remain the property of Tenant and may be removed by Tenant at any time; provided, however, that all covenants, including rent, due hereunder to Landlord shall have been complied with and/or paid. At the expiration or sooner termination of this Lease, or any extension thereof, Tenant shall remove said shelves, bins and machinery, and repair, in a good workmanlike manner, all damage done to the leased premises by such removal. 14. ERECTION AND REMOVAL OF SIGNS Tenant may, if building policy permits, place suitable signs on the leased Premises for the purpose of indicating the nature of the business carried on by Tenant in such Premises; provided, however, that such signs shall be in keeping with other signs in the district where the leased Premises are located; and provided, further, that the location and size of such signs shall be approved by Landlord prior to their erection. Signs


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          shall be removed prior to the expiration of this lease and any damage to the leased Premises caused by installation or removal of signs shall be repaired at expenses of the Tenant. All work shall be completed in a good workmanlike manner.

     15. GLASS Tenant and Landlord agree to immediately replace all premises exterior glass broken or damaged during the term of this Lease with glass of the same quality as that broken or damaged and share the expense thereof equally.

     16. RIGHT OF ENTRY BY LANDLORD Tenant shall permit inspection of the premises during reasonable business hours, with prior 24-hour notification, by Landlord or Landlord's agents or representatives for the purpose of ascertaining the condition of the Premises and in order that Landlord may make such repairs as may be required to be made by Landlord under the terms of this Lease. Thirty (30) days prior to expiration of this Lease, Landlord may post suitable notice on the Premises that the same are "For Rent" and may show the Premises to prospective tenants at reasonable times with 24-hour notification. Landlord may not, however, thereby unnecessarily interfere with the use of Premises by Tenant.

     17. ASSIGNMENT AND SUBLETTING Neither this Lease nor any interest herein may be assigned by Tenant voluntarily, involuntarily or by operation of law, and neither all nor any part of the leased Premises shall be sublet by tenant without the Landlord's written approval to do so, which approval shall not unreasonably be withheld.

     18. DAMAGE OR DESTRUCTION If the Premises or any part thereof shall be damaged or destroyed by fire or other casualty, Landlord shall promptly repair all such damage and restore the demised Premises without expense or interest to Tenant, subject to delays due to adjustment of insurance claims, strikes and other causes beyond Landlord's control. If such damage or destruction shall render the Premises untenantable in whole or in part, the rent shall be abated


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



          wholly or proportionately as the case may be until the damage shall be repaired and the Premises restored. If the damage or destruction shall be so extensive as to require the substantial rebuilding, i.e. expenditure of fifty percent (50%) or more of replacement cost of the building or buildings on the Premises, Landlord or Tenant may elect to terminate this Lease by written notice to the other given within thirty (30) days after occurrence of such damage or destruction. Landlord and Tenant hereby release each other from responsibility for loss or damage occurring on or to the leased Premises or the premises of which they are a part or to the contents of either thereof, caused by fire or other hazards ordinarily covered by fire and extended coverage insurance policies and each waives all rights of recovery against the other for such loss of damage. Willful misconduct lawfully attributed to either party, whether in whole or in part, as a contributing cause of the casualty giving rise to the loss or damage, shall not be excused under the foregoing release and waiver.

     19. INDEMNIFICATION Tenant and Landlord agree to indemnify and hold harmless each other from any and all claims of any kind or nature during the term hereof, and Tenant hereby waives all claims against Landlord for damage to goods, wares, merchandise or for injury to persons in and upon the Premises from any cause whatsoever, except such as might result from defect of the building or the negligence of Landlord or Landlord's representatives or from performance by Landlord. Tenant and Landlord shall at all times during the term hereof keep in effect with responsible companies liability insurance in the names of and for the benefit of Tenant and Landlord with limits as follows: Bodily Injury, $500,000 each occurrence; Property Damage, $100,000; or in lieu thereof, a combined limit of bodily injury and property damage liability of not less than $1,000,000.

          Such insurance may, at Tenant's and Landlord's election, be carried under any general blanket coverage. A renewal policy shall be procured to provide a continuity o f insurance coverage. Each original policy or a certified copy thereof, or a satisfactory certificate of the insured evidencing insurance carried with proof of payment of the premium shall be deposited by each party to the other party. Each party shall have the right to settle and adjust all liability claims and all other claims against the insuring companies, but without subjecting each other to any liability or obligation.

     20. SURRENDER OF PREMISES Tenant agrees to surrender the leased Premises at the expiration or sooner termination of this Lease, or any extension thereof, in the same condition as when said Premises were delivered to Tenant, or as altered, pursuant to the provisions of this Lease, ordinary wear, tear and damage by the elements excepted, and tenant shall remove all its personal property.

     21. HOLDOVER Should the Landlord permit Tenant to holdover the leased Premises or any part thereof after the expiration of the term of this Lease, then and unless otherwise agreed in writing, such holding over shall constitute a tenancy from month to month only, and shall in no event be construed as a renewal of this Lease and all provisions of this Lease not inconsistent with a tenancy from month to month shall remain in full force and effect during the month to month tenancy. Once Holdover commences, Tenant shall be required to give Landlord sixty (60) days prior written notice of its intent to vacate the Premises. The rental for the month to month tenancy shall be equal to the tenants actual rent at that time.

     22. QUIET ENJOYMENT If and so long as Tenant pays the rents reserved by this Lease and performs and observes all the covenants and provisions hereof, Tenant shall quietly enjoy the demised Premises, subject, however, to the terms of this Lease, and Landlord will warrant and


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          defend Tenant in the enjoyment and peaceful possession of the demised
          Premises throughout the terms of this Lease.

     23. NO SMOKING ENVIRONMENT Tenant agrees that the premises are smoke free and that the use of any smoking product within the building is an event of default under this lease. Smoking product includes but is not limited to cigarettes, cigars and pipes.

     24. WAIVER OF COVENANTS The failure of any party to enforce the provisions of this Agreement shall not constitute a waiver unless specifically stated in writing, signed by the party whose rights are deemed waived, regardless of a party's knowledge of a breach hereunder.

     25. DEFAULT If Tenant shall make default in the fulfillment of any of the covenants and conditions hereof except default in payment of rent, Landlord may, at its option, after thirty (30) days prior written notice to Tenant, make performance for Tenant and for that purpose advance such amounts as may be necessary. Any amounts so advanced, or any expense incurred, or sum of money paid by Landlord by reason of the failure of Tenant to comply with any covenant, agreement, obligation or provision of this Lease, or in defending any action to which Landlord may be subjected by reason of any such failure, shall be deemed to be Additional Rent for the leased Premises under Section 4 of this Lease and shall be due and payable to Landlord on demand. The acceptance by Landlord of any installment of fixed rent, or of any Additional Rent due under this or any other Paragraph of this Lease, shall not be a waiver of any other rent then due nor of the right to demand the performance of any other obligation of the Tenant under this Lease. Interest shall be paid to Landlord on all sums advanced by Landlord at an annual interest rate of ten percent (10%).

          If Tenant shall make default in fulfillment of any of the covenants or conditions of this Lease (other than the covenants for the payment of rent or other amounts) and any such default shall continue for a period of thirty (30) days after written notice, then Landlord may, at its option, terminate this Lease by giving Tenant written notice of such termination and, thereupon, this Lease shall expire as fully and completely as if that day were the date definitely fixed for the expiration of the terms of this Lease and Tenant shall quit and surrender the leased Premises.

     26. DEFAULT IN RENT, INSOLVENCY OF TENANT If Tenant shall make default in the payment of the rent reserved hereunder, or any part thereof, or in making any other payment herein provided for, and any such default shall continue for a period of ten (10) days, or if the leased Premises or any part thereof shall be abandoned or vacated or if Tenant shall be legally dismissed therefrom by or under any authority other than Landlord, or it Tenant shall file a voluntary petition in bankruptcy or if Tenant shall file any petition or institute any proceedings under any insolvency or Bankruptcy Act or any amendment thereto hereafter made, seeking to effect its reorganization or a composition with its creditors, or if in any proceedings based on the insolvency of Tenant or relating to bankruptcy proceedings, a receiver or trustee shall be appointed for Tenant or the leased Premises or if any proceedings shall be commenced for the reorganization of tenant or if the leasehold estate created hereby shall be taken on execution or by any process of law or if Tenant shall admit in writing its inability to pay its obligations generally as they become due, then Landlord, in addition to any other rights or remedies it may have, Landlord may elect to re-enter as herein provided or Landlord may take possession pursuant to this Lease and relet said Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in the exercise of

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          Landlord's sole discretion may deem advisable with the right to make alterations and repairs to said Premises. Upon each such reletting, Tenant shall be immediately liable for and shall pay to Landlord, in addition to any indebtedness due hereunder the Tenant's proportionate share up to the end of the current lease term for the costs and expenses of such reletting including advertising costs, brokerage fees, any reasonable attorney's fees incurred. No such re-entry or taking possession of the Premises by Landlord shall be construed as an election by Landlord to terminate this Lease unless the termination thereof be decreed by a court of competent jurisdiction or stated specifically by the Landlord in writing addressed to Tenant. In no event, shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings. Notwithstanding the above the laws of the State of Utah pertaning to such default, abandonment or vacation of the leased Premises shall take precedence.

     27. ENFORCEMENT In the event either party shall enforce the terms of the Lease by suit or otherwise, the party at fault shall pay the costs and expenses incident thereto, including a reasonable attorney's fee.

     28. FAILURE TO PERFORM COVENANT Any failure on the part of either party to this Lease to perform any obligation hereunder shall be excused if such failure or delay is caused by any strike, lockout, governmental restriction or any similar cause beyond the control of the party so failing to perform, to the extent and for the period that such continues.

     29. RIGHTS OF SUCCESSORS AND ASSIGNS The covenants and agreements contained in this Lease will apply to, inure to the benefit of, and be binding upon the parties hereto, their heirs, distributees, executors, administrators, legal representatives, assigns, and upon their respective successors in interest, except as expressly otherwise herein above provided.

     30. TIME Time is of the essence for this Lease and every term, covenant and condition herein contained.

     31. LIENS Tenant agrees not to permit any lien for monies owing by Tenant to remain against the leased Premises for a period of more than thirty
          (30) days following discovery of the same by Tenant; provided, however, that nothing herein contained shall prevent Tenant, in good faith and for good cause, from contesting in the courts the claim or claims of any person, firm or corporation growing out of Tenant's operation of the Premises or costs of improvements by Tenant on the Premises, and the postponement of payment of such claim or claims, until such contest shall finally be decided by the courts. Should any such lien be filed and not released or discharged or action not commenced to declare the same invalid within thirty (30) days after discovery of the same by Tenant, Landlord may at Landlord's option (but without any obligation to do so) pay and discharge such lien and may likewise pay and discharge any taxes, assessments or other charges against the leased Premises which Tenant is obligated to pay and which may or might become a lien on said Premises. Tenant agrees to repay any sum so paid by Landlord upon demand therefore as provided for in Paragraph 21 herein.

     32. CONSTRUCTION OF LEASE Words of gender used in this Lease shall be held to include any other gender, and words in the singular number shall be held to include the plural when the context requires.

     33. PARAGRAPH HEADINGS The paragraph heading as to the contents of particular paragraphs herein, are inserted only for convenience and are in no way to be construed as part of such paragraph or as a limitation on the scope of the particular paragraph to which they refer.

     34. NOTICES It is agreed that the legal address of the parties for all notices required or permitted to be given hereunder, or for purposes of billing, process, correspondence, and any other legal


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          purposes whatsoever, shall be deemed sufficient if given by communication in writing by United States mail, postage prepaid and addressed as follows:

       If to Landlord, at the following address:
         Cyberstudio, Inc.
         268 West 400 South, Suite 300
         Salt Lake City, Utah 84101
         Tel. 801-575-8073
         Fax 801-521-2081
       If to Tenant, at the following address:
         Deseret Mutual Benefit Administrators
         60 East South Temple 4th Floor, SLC, Utah 84111
         Tel. 801-578-5850
         Fax.801-578-5904

     35. GOVERNING LAW AND VENUE The validity, interpretation, and performance of this Lease shall be governed by the laws of the State of Utah, without regard to its law on the conflict of laws. Any dispute arising out of this Lease shall be brought in a court of competent jurisdiction in Salt Lake County, State of Utah. The parties exclude any and all statutes, laws and treaties which would allow or require any dispute to be decided in another forum or by other rules of decision than provided in this Lease.

     36. DOCUMENTATION The parties hereto agree to execute such additional documentation as may be necessary or desirable to carry out the intent of this Lease.


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



     37. CONTINGENCY REGARDING USE This Lease is contingent upon there being no restrictions, covenants, agreements, laws, ordinances, rules or regulations which would prohibit Tenant from using the above described Premises for the purposes described herein.

     38. EMINENT DOMAIN If at any time during the term of this Lease the entire Premises or any part thereof shall be taken as result of the exercise of the power of eminent domain or by an agreement in lieu thereof, this Lease shall terminate as to the part so taken as of the date possession is taken by the condemning authority. If all or any substantial portion of the Premises shall be taken, Landlord may terminate this Lease at its option by giving Tenant written notice of such termination within thirty (30) days of such taking. If the portion of the Premises taken is so substantial that Tenant's use of the Premises is substantially impaired, Tenant may terminate this Lease at its option, but after giving Landlord written notice of such termination within thirty (30) days of such taking. If neither party terminates this Lease pursuant to this Article, this Lease shall remain in full force and effect, except that the rent payable by Tenant hereunder shall be reduced in the proportion that the area of the Premises so taken bears to the total Premises. Landlord shall be entitled to and Tenant hereby assigns to Landlord the entire amount of any award in connection with such a taking. Nothing in this Section shall give Landlord any interest in or preclude Tenant from seeking, on its own account, any award attributable to the taking of personal property or trade fixtures belonging to Tenant, or for the interruption of Tenant's business.

     39. REPRESENTATION REGARDING AUTHORITY The persons who have executed this Lease represent and warrant that they are duly authorized to execute this Lease in the capacities indicated below.

     40. ENTIRE AGREEMENT This Lease constitutes the entire agreement and understanding between the parties hereto and supersedes all prior discussions, understandings and agreements. This Lease may not be altered or amended except by a subsequent written agreement executed by all of the parties hereto.

     41. REVIEW OF DOCUMENTS The parties hereto represent that they have read and understand the terms of this Lease and that they have sought legal counsel to the extent deemed necessary in order to protect their respective interests.

     42. KEYS AND LOCKS Tenant shall not change locks or install other locks on doors without the written consent of the Landlord who agrees not to unreasonably withhold its consent. Tenant upon the termination of the tenancy shall deliver to the Landlord all the keys to the Premises that have been furnished to Tenant.

     43. AUCTION, FIRE OR BANKRUPTCY SALE Tenant shall not conduct any auction nor permit any fire or bankruptcy sale to be held on the Premises.

     44. ESTOPPEL CERTIFICATE 44.1 Landlord's Right to Estoppel Certificate. Tenant shall, within fifteen (15) days after Landlord's request, execute and deliver to Landlord a written declaration in recordable form: (1) ratifying this Lease; (2) expressing the Commencement Date and termination date hereof; (3) certifying that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writing as shall be stated); (4) stating that all conditions under this Lease to be performed by Landlord have been satisfied; (5) stating that there are no defenses or offsets against the enforcement of this Lease by the Landlord, or stating those claimed by Tenant; (6) stating the amount of advance rental, if any (or none if such is the case), paid by Tenant; (7) stating the date to which rental has been paid; (8) stating the amount of


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          security deposited with Landlord; and (9) stating such other information as Landlord may reasonably request. Landlord's mortgage lenders and/or purchasers may be entitled to rely upon such declaration.

     44.2 Effect of Failure to Provide Estoppel Certificate. If Tenant fails to furnish any Estoppel Certificate within fifteen (15) days after a request made pursuant to the above Paragraph, its shall be conclusively presumed that: (a) this Lease is in full force and effect without modification in accordance with the terms set forth in the request; (b) that there are no unusual breaches or defaults on the part of the Landlord; and (C) that no more than one (1) month's rent has been paid in advance.

            LANDLORD AND TENANT HAVE SIGNED THIS LEASE AT THE PLACE AND ON THE DATES SPECIFIED ADJACENT TO THEIR SIGNATURES BELOW AND HAVE INITIALED ALL RIDERS WHICH ARE ATTACHED TO OR INCORPORATED BY REFERENCE IN THIS LEASE

         SPACE IS LEASED IN "AS IS" CONDITION

 .

Signed on: September 2,  1998  By: Richard Surber
                               Title: President, Cyberstudio, Inc.

                               By: James Fontanie
                               Title: Vice President, Desert Mutual
                                                      Benefit Administration



    CONSULT YOUR ATTORNEY - This document has been prepared for approval by your attorney. No representation or recommendation is made as to the legal sufficiency, legal effect, or tax consequences of this document or the transaction to which it relates. These are questions for your attorney.


                                 Exhibit 10(vi)
                                 LEASE AGREEMENT

PARTIES This Lease is made by and between Kearns Development Corporation, Inc., a Utah corporation ("Landlord"), and Salt Lake Community Action Program, ("Tenant"). PREMISES Landlord hereby leases to Tenant and Tenant leases from landlord suite ________(the" Premises" -outlined in red on Exhibit "A" attached hereto) for the term stated herein, at the rental and upon the conditions set forth herein, that certain real property situated in the County of Salt Lake, State of Utah commonly described as a one story office building located at 5295 South 4115 West, Salt Lake City, Utah; the first floor being office space with the ground. On East and South sides is a parking area.

    TERM
3.1 Term. The term of this lease shall be for three (3) years commencing on June 1, 2001 (Commencement Date") and ending on May 31, 2004 unless terminated sooner pursuant to any provision hereof.


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     Tenant shall have the option to renew this lease for a second and third terms of five years each upon the same terms as provided in this lease, except that the basic annual rent provided for in Paragraph 4.1 shall be determined at the time of renewal according to current local market conditions. The option must be exercised by Tenant giving written notice to Landlord at least thirty (30) days prior to the expiration of the initial term hereof.

3.2 Delay in Commencement. Notwithstanding said Commencement Date, if for any reason Landlord cannot deliver possession of the Premises to Tenant on said date, Landlord shall not be subject to any liability therefore, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder or extend the term hereof, but in such case Tenant shall not be obligated to pay rent until possession of the Premises is tendered to Tenant; provided, however, that if Landlord shall not have delivered possession of the Premises within sixty (60) days from said Commencement Date, Tenant may, at Tenant's option, by notice in writing to Landlord within ten (10) days thereafter, cancel this Lease, in which event the parties shall be discharged from all obligations hereunder. If Tenant occupies the Premises prior to said Commencement Date, such occupancy shall be subject to all provisions hereof, such occupancy shall not advance the termination date, and the Tenant shall pay rent for such period at the initial monthly rates set forth below.

    BASIC RENTAL PAYMENTS

4.1 Basic Annual Rent. Tenant agrees to pay the Landlord as basic annual rent (the "Basic Annual Rent") at such place as Landlord may designate, without prior demand therefore and without any deduction or set off whatsoever, the following:
                    Lease of approximately 3920 square feet.


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                          Base price per square foot: $ 10.21.
                    Monthly Rents
                           June 1, 2001 - May 31, 2002 $3,335
                           June 1, 2001- May  31, 2003 $3,468
                           June 1, 2003 - May 31, 2004 $3,607

     The basic annual rent shall increase by four percent (4%) on each anniversary of the lease. Said monthly installments shall be paid in advance on the first day of each calendar month during the term of the lease. Simultaneously with the execution hereof, Tenant has paid to Landlord the first month's rent, receipt whereof is hereby acknowledged subject to collection, however, if made by check. In the event the Commencement Date occurs on a day other than the first day of a calendar month, then rent shall be paid on the Commencement Date for the initial fractional calendar month pro-rated on a per diem basis (based upon a thirty (30) day month), and paid on the Commencement Date.

4.2 Additional Monetary Obligations. Tenant shall also pay as base rental (in addition to the Basic Annual Rent) all other sums of money as shall become due and payable by Tenant to Landlord under the other Sections of this Lease including, but not limited to, those required under Paragraphs 7.1 and 25 hereunder. Landlord shall have the same remedies in the case of a default in the payment of sums required under this Section as are available to Landlord in the case of a default in the payment of one or more installments of the Basic Annual Rent. 4.3 Late Charges. Landlord shall be charged a five ( 5%) percent late fee on all rental payments which are received by Landlord more than ten (10) days after their due date. Such late fee shall compensate Lessor for (I) the costs attributable to giving notice of delinquency, (ii) the expense of servicing the mortgage loan, if any, on Landlord's Building from alternate funds, and (iii)


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     Landlord's loss of interest. Any rental payments which are not paid within twenty (20) days of their due date shall bear interest thereafter at the rate of one and one-half percent (1 1/2%) per month, or the highest rate permitted by law, whichever is lower, until paid.

     SECURITY DEPOSIT Landlord will waive the requirement for security deposit

     AUTHORIZED USE Tenant shall use the leased Premises for the following purpose, and for no other purpose whatsoever, without the written consent of Landlord first had and obtained: Program Management offices for Salt Lake Community Action Program. Tenant shall not commit or knowingly permit or allow any waste of the leased Premises and shall not knowingly permit any part of the leased Premises to be used for any unlawful purpose. The Tenant will comply with all applicable Federal, State and local laws, ordinances and regulations relating to the leased Premises and its use and operation by the Tenant. Landlord confirms that current zoning permits use of the premises for an insurance office. Tenant has rights to use 20 (twenty) parking stalls.

    PERSONAL  PROPERTY TAXES
7.1 Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall try to have personal property taxed separately from the Premises.

7.1 If any of Tenant's personal property is taxed with the Premises, Tenant shall pay Landlord the taxes for the personal property within fifteen (15) days after Tenant receives a written statement from Landlord for such personal property taxes.

    INSURANCE AND INDEMNIFICATION

8.1 Fire and Casualty Insurance. It shall be the responsibility of the Tenant to insure his equipment, furniture fixtures and other personal property. Tenant shall insure and keep insured his leasehold improvements against the perils of fire, lightning, the "Extended Coverages," vandalism


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     and malicious mischief in an amount sufficient to provide recovery of not less than ninety percent (90%) of the replacement value of Tenant's leasehold improvements. Such insurance shall be made payable to Landlord and Mortgagee (if any) as their interests may appear. Tenant shall be responsible for any damage to Premises as a result of forced entry into his space or burglary thereof. Such insurance provided for hereunder shall be with a company or companies acceptable to Landlord and shall be procured and paid for by Tenant, and a certificate of insurance for said policy or policies will be delivered to landlord. Such insurance may, at Tenant's election, be carried under any General Blanket Insurance Policy of Tenant; provided, however, that a satisfactory Certificate of Insurance, together with proof of payment of the premium, shall be deposited with Landlord. Upon Landlord's written request, Tenant agrees to reinvest all insurance proceeds received from the loss, damage or destruction of the leasehold improvements to rebuild said improvements to their former condition, regardless of whether or not Tenant elects to terminate this Lease as herein provided. In the event Tenant elects to terminate this Lease as provided in Paragraph 18, and providing said leasehold improvements are not rebuilt, Tenant does hereby assign all of his right, title and interest in the insurance proceeds covering leasehold improvements to Landlord. Landlord shall insure the Premises (as a Basic Cost) against the perils of fire, lightning, the "Extended Coverages," vandalism and malicious mischief in an amount sufficient to provide recovery of not less than ninety percent (90%) of replacement value exclusive of Tenant's leasehold improvements.
     8.2 Increasing Insurance Risk on Leased Premises. Tenant will not permit said leased Premises to be used for any purpose which would render the insurance thereon void or cause cancellation thereof or increase the insurance risk or insurance premiums in effect at the time just prior to



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     the commencement of the term of this Lease. Tenant will not keep, use or sell, or allow to be kept, used or sold in or about the leased Premises, any articles or material which are prohibited by law or by standard fire insurance policies of the kind customarily in force with respect to premises of the same general type as those covered by this Lease. Tenant further agrees to pay to the Landlord, on demand, any increase in insurance premiums on the Premises resulting from any cause whatsoever, over those premiums in effect at the time just prior to the commencement of the term of this Lease. A mutual agreement between Tenant and Landlord must be met prior to any change in insurance coverage of Landlord Policy that would increase the payments of Tenant under this Paragraph.

8.3 Liability Insurance and Property Insurance. Landlord will pay the Liability and Property Insurance and Property Taxes on the building.

9. UTILITIES Tenant must pay Tenant's telephone and internet service expenses including any necessary capital outlays and phone line charges. Landlord will maintain utilities and services (water, power, gas, heat, and cooling), removal of sewage and garbage, property management (landscaping and snow removal).

10. REPAIR AND CARE OF BUILDING Tenant agrees to keep the interior of the Premises in good condition and repair and agrees to pay for all labor, materials and other repairs, to clean and paint the interior of the leased Premises as the same may or might be necessary in order to maintain said Premises in a clean, attractive and sanitary condition. Tenant agrees to maintain premises in a clean condition and repair if needed the floor covering within the leased premises. Tenant agrees to immediately replace all premises interior glass broken or damaged during the term of this Lease with glass of the same quality as that broken or damaged.


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11.  REPAIR OF BUILDING BY LANDLORD Landlord agrees, for the term of this Lease, to maintain the roof in good condition and to repair any latent defects in the exterior walls, entry doors to the building, floor joints, and foundations. Landlord shall repair and maintain plumbing, electrical, heating, air conditioning systems and common areas, as well as any damage that might result from acts of Landlord or Landlord's representatives. Landlord shall not, however, be obligated to repair any such damage until written notice of the need of repair shall have been given to Landlord by Tenant, and, after such notice is so given, landlord shall have a reasonable time in which to make such repairs. Landlord agrees to provide janitorial services to the Premises.

12.CONDITION OF THE PREMISES Tenant accepts the leased Premises in the condition they are in at the time of its taking possession of said Premises, except Landlord shall insure that all building systems, including but not limited to plumbing, electrical, heat and air conditioning shall be complete and operational. Tenant agrees, if, during the term of this Lease, Tenant shall change the usual method of conducting Tenant's business on the leased Premises, or should Tenant install thereon or therein any new facilities, or should new laws and regulations be imposed concerning Tenant's authorized use, Tenant will, at the sole cost and expense of Tenant, make alterations or improvements in or to the demised Premises which may be required by reason of any Federal of State law, or by any municipal ordinance, or regulation applicable thereto. Notwithstanding, the above Landlord shall provide to Tenant the sum of four thousand dollars ($4,000.00) to be expended on Tenant improvements. Such amount shall be payable to Tenant promptly upon Tenant providing copies of invoices as proof of Tenant improvement completion.


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13.  ALTERATION OF BUILDING AND INSTALLATION OF FIXTURES AND OTHER APPURTENANCES
     Tenant may, with written consent of Landlord, who agrees not to withhold his consent unnecessarily, but at Tenant's sole cost and expense in a good workmanlike manner, make such alterations and repairs to the leased
     Premises as Tenant may require for the conduct of its business without materially altering the basic character of the building or improvements, or weakening any structure on the demised Premises. Tenant shall have the right, with the written permission of Landlord, to erect, at Tenant's sole cost and expense, such temporary or permanent partitions, including office partitions, as may be necessary to facilitate the handling of Tenant's business and to install telephone equipment and wiring, and electrical fixtures, an electrical generator on a concrete pad, security system, lights and wiring and other trade appliances. All installations shall be done in a good workmanlike manner. Any alterations or improvements to the leased Premises, including fixed partitions, all electrical fixtures, lights and wiring, shall, at the option of Landlord, become the property of Landlord, at the expiration or sooner termination of this Lease, except the electrical generator and related equipment. By mutual agreement Tenant shall have the right to change any leasehold improvements prior to termination of the Lease. Temporary shelves, bins and machinery installed by Tenant shall remain the property of Tenant and may be removed by Tenant at any time; provided, however, that all covenants, including rent, due hereunder to Landlord shall have been complied with and/or paid. At the expiration or sooner termination of this Lease, or any extension thereof, Tenant shall remove said shelves, bins and machinery, and repair, in a good workmanlike manner, all damage done to the leased premises by such removal.

14. ERECTION AND REMOVAL OF SIGNS Tenant may, if building policy permits, place suitable signs on the leased Premises for the purpose of indicating the



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     nature of the business carried on by Tenant in such Premises; provided, however, that such signs shall be in keeping with other signs in the district where the leased Premises are located; and provided, further, that the location and size of such signs shall be approved by Landlord prior to their erection. Signs shall be removed prior to the expiration of this lease and any damage to the leased Premises caused by installation or removal of signs shall be repaired at expenses of the Tenant. All work shall be completed in a good workmanlike manner 15. GLASS Tenant and Landlord agree to immediately replace all premises exterior glass broken or damaged during the term of this Lease with glass of the same quality as that broken or damaged and share the expense thereof equally.

16. RIGHT OF ENTRY BY LANDLORD Tenant shall permit inspection of the premises during reasonable business hours, with prior 24-hour notification, by Landlord or Landlord's agents or representatives for the purpose of ascertaining the condition of the Premises and in order that Landlord may make such repairs as may be required to be made by Landlord under the terms of this Lease. Thirty (30) days prior to expiration of this Lease, Landlord may post suitable notice on the Premises that the same are "For Rent" and may show the Premises to prospective tenants at reasonable times with 24-hour notification. Landlord may not, however, thereby unnecessarily interfere with the use of Premises by Tenant.

17. ASSIGNMENT AND SUBLETTING Neither this Lease nor any interest herein may be assigned by Tenant voluntarily, involuntarily or by operation of law, and neither all nor any part of the leased Premises shall be sublet by tenant without the Landlord's written approval to do so, which approval shall not unreasonably be withheld.

18. DAMAGE OR DESTRUCTION If the Premises or any part thereof shall be damaged or destroyed by fire or other casualty, Landlord shall promptly repair all



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     such damage and restore the demised Premises without expense or interest to
     Tenant, subject to delays due to adjustment of insurance claims, strikes and other causes beyond Landlord's control. If such damage or destruction shall render the Premises uninhabitable in whole or in part, the rent shall be abated wholly or proportionately as the case may be until the damage shall be repaired and the Premises restored. If the damage or destruction shall be so extensive as to require the substantial rebuilding, i.e. expenditure of fifty percent (50%) or more of replacement cost of the building or buildings on the Premises, Landlord or Tenant may elect to terminate this Lease by written notice to the other given within thirty
     (30) days after occurrence of such damage or destruction. Landlord and Tenant hereby release each other from responsibility for loss or damage occurring on or to the leased Premises or the premises of which they are a part or to the contents of either thereof, caused by fire or other hazards ordinarily covered by fire and extended coverage insurance policies and each waives all rights of recovery against the other for such loss of damage. Willful misconduct lawfully attributed to either party, whether in whole or in part, as a contributing cause of the casualty giving rise to the loss or damage, shall not be excused under the foregoing release and waiver.

19. INDEMNIFICATION Tenant and Landlord agree to indemnify and hold harmless each other from any and all claims of any kind or nature during the term hereof, and Tenant hereby waives all claims against Landlord for damage to goods, wares, merchandise or for injury to persons in and upon the Premises from any cause whatsoever, except such as might result from defect of the building or the negligence of Landlord or Landlord's representatives or from performance by Landlord. Tenant and Landlord shall at all times during the term hereof keep in effect with responsible companies liability insurance in the names of and for the benefit of Tenant and Landlord with



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     limits as follows: Bodily Injury, $500,000 each occurrence; Property
     Damage, $100,000; or in lieu thereof, a combined limit of bodily injury and property damage liability of not less than $1,000,000. Such insurance may, at Tenant's and Landlord's election, be carried under any general blanket coverage. A renewal policy shall be procured to provide a continuity o f insurance coverage. Each original policy or a certified copy thereof, or a satisfactory certificate of the insured evidencing insurance carried with proof of payment of the premium shall be deposited by each party to the other party. Each party shall have the right to settle and adjust all liability claims and all other claims against the insuring companies, but without subjecting each other to any liability or obligation.

20. SURRENDER OF PREMISES Tenant agrees to surrender the leased Premises at the expiration or sooner termination of this Lease, or any extension thereof, in the same condition as when said Premises were delivered to Tenant, or as altered, pursuant to the provisions of this Lease, ordinary wear, tear and damage by the elements excepted, and tenant shall remove all its personal property.

20.1 UNFORSEEN EVENT, This lease may be terminated with ninety (90) days written notice if the following unforseen event occurs: the receipts of Federal funding halls below $9,000,000 ( nine million dollars) per grant year, as awarded by the department of Health and Human Services. It is further understood that the lease payments will be made during this ninety (90) day notification period. If Tenant termination this lease for the reason mentioned in this paragraph, Tenant agrees to re-pay a pro-rated portion if the Tenant improvement allowance described in Section 12 of this lease. The pro-ration will be calculated as such: Total Tenant Improvement Allowance divided equally bu the number of months in this lease term. The Tenant will pay the Landlord the pro-rated amount for such Landlord Allowances, as



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     listed in paragrapk12, for the number of months remaining in this lease term within sixty (60) days of Tenant's notice to terminate this lease. See
     Section 3.1 for lease term reference.

21. HOLDOVER Should the Landlord permit Tenant to holdover the leased Premises or any part thereof after the expiration of the term of this Lease, then and unless otherwise agreed in writing, such holding over shall constitute a tenancy from month to month only, and shall in no event be construed as a renewal of this Lease and all provisions of this Lease not inconsistent with a tenancy from month to month shall remain in full force and effect during the month to month tenancy. Once Holdover commences, Tenant shall be required to give Landlord sixty (60) days prior written notice of its intent to vacate the Premises. The rental for the month to month tenancy shall be equal to the tenants actual rent at that time.

22. QUIET ENJOYMENT If and so long as Tenant pays the rents reserved by this Lease and performs and observes all the covenants and provisions hereof, Tenant shall quietly enjoy the demised Premises, subject, however, to the terms of this Lease, and Landlord will warrant and defend Tenant in the enjoyment and peaceful possession of the demised Premises throughout the terms of this Lease.

23. NO SMOKING ENVIRONMENT Tenant agrees that the premises are smoke free and that the use of any smoking product within the building is an event of default under this lease. Smoking product includes but is not limited to cigarettes, cigars and pipes.

24 WAIVER OF COVENANTS The failure of any party to enforce the provisions of this Agreement shall not constitute a waiver unless specifically stated in writing, signed by the party whose rights are deemed waived, regardless of a party's knowledge of a breach hereunder.


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25   DEFAULT If Tenant shall make default in the fulfillment of any of the covenants and conditions hereof except default in payment of rent, Landlord may, at its option, after thirty (30) days prior written notice to Tenant, make performance for Tenant and for that purpose advance such amounts as may be necessary. Any amounts so advanced, or any expense incurred, or sum of money paid by Landlord by reason of the failure of Tenant to comply with any covenant, agreement, obligation or provision of this Lease, or in defending any action to which Landlord may be subjected by reason of any such failure, shall be deemed to be Additional Rent for the leased Premises under Section 4 of this Lease and shall be due and payable to Landlord on demand. The acceptance by Landlord of any installment of fixed rent, or of any Additional Rent due under this or any other Paragraph of this Lease, shall not be a waiver of any other rent then due nor of the right to demand the performance of any other obligation of the Tenant under this Lease. Interest shall be paid to Landlord on all sums advanced by Landlord at an annual interest rate of ten percent (10%). If Tenant shall make default in fulfillment of any of the covenants or conditions of this Lease (other than the covenants for the payment of rent or other amounts) and any such default shall continue for a period of thirty (30) days after written notice, then Landlord may, at its option, terminate this Lease by giving Tenant written notice of such termination and, thereupon, this Lease shall expire as fully and completely as if that day were the date definitely fixed for the expiration of the terms of this Lease and Tenant shall quit and surrender the leased Premises.

26. DEFAULT IN RENT, INSOLVENCY OF TENANT If Tenant shall make default in the payment of the rent reserved hereunder, or any part thereof, or in making any other payment herein provided for, and any such default shall continue for a period of ten (10) days, or if the leased Premises or any part thereof shall be abandoned or vacated or if Tenant shall be legally dismissed therefrom by or under any authority other than Landlord, or it



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     Tenant shall file a voluntary petition in bankruptcy or if Tenant shall file any petition or institute any proceedings under any insolvency or Bankruptcy Act or any amendment thereto hereafter made, seeking to effect its reorganization or a composition with its creditors, or if in any proceedings based on the insolvency of Tenant or relating to bankruptcy proceedings, a receiver or trustee shall be appointed for Tenant or the leased Premises or if any proceedings shall be commenced for the reorganization of tenant or if the leasehold estate created hereby shall be taken on execution or by any process of law or if Tenant shall admit in writing its inability to pay its obligations generally as they become due, then Landlord, in addition to any other rights or remedies it may have, Landlord may elect to re-enter as herein provided or Landlord may take possession pursuant to this Lease and relet said Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in the exercise of Landlord's sole discretion may deem advisable with the right to make alterations and repairs to said Premises. Upon each such reletting, Tenant shall be immediately liable for and shall pay to Landlord, in addition to any indebtedness due hereunder the Tenant's proportionate share up to the end of the current lease term for the costs and expenses of such reletting including advertising costs, brokerage fees, any reasonable attorney's fees incurred. No such re-entry or taking possession of the Premises by Landlord shall be construed as an election by Landlord to terminate this Lease unless the termination thereof be decreed by a court of competent jurisdiction or stated specifically by the Landlord in writing addressed to Tenant. In no event, shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings. Notwithstanding the above the laws of the State of Utah pertaning to such default, abandonment or vacation of the leased Premises shall take precedence.


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27.  ENFORCEMENT In the event either party shall enforce the terms of the Lease by suit or otherwise, the party at fault shall pay the costs and expenses incident thereto, including a reasonable attorney's fee.

28. FAILURE TO PERFORM COVENANT Any failure on the part of either party to this Lease to perform any obligation hereunder shall be excused if such failure or delay is caused by any strike, lockout, governmental restriction or any similar cause beyond the control of the party so failing to perform, to the extent and for the period that such continues.

29. RIGHTS OF SUCCESSORS AND ASSIGNS The covenants and agreements contained in this Lease will apply to, inure to the benefit of, and be binding upon the parties hereto, their heirs, distributees, executors, administrators, legal representatives, assigns, and upon their respective successors in interest, except as expressly otherwise herein above provided.

30. TIME Time is of the essence for this Lease and every term, covenant and condition herein contained.

31. LIENS Tenant agrees not to permit any lien for monies owing by Tenant to remain against the leased Premises for a period of more than thirty (30) days following discovery of the same by Tenant; provided, however, that nothing herein contained shall prevent Tenant, in good faith and for good cause, from contesting in the courts the claim or claims of any person, firm or corporation growing out of Tenant's operation of the Premises or costs of improvements by Tenant on the Premises, and the postponement of payment of such claim or claims, until such contest shall finally be decided by the courts. Should any such lien be filed and not released or discharged or action not commenced to declare the same invalid within thirty (30) days after discovery of the same by Tenant, Landlord may at Landlord's option (but without any obligation to do so) pay and discharge such lien and may likewise pay and discharge any taxes, assessments or



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     other charges against the leased Premises which Tenant is obligated to pay and which may or might become a lien on said Premises. Tenant agrees to repay any sum so paid by Landlord upon demand therefore as provided for in Paragraph 21 herein.

32. CONSTRUCTION OF LEASE Words of gender used in this Lease shall be held to include any other gender, and words in the singular number shall be held to include the plural when the context requires.

33. PARAGRAPH HEADINGS The paragraph heading as to the contents of particular paragraphs herein, are inserted only for convenience and are in no way to be construed as part of such paragraph or as a limitation on the scope of the particular paragraph to which they refer.

34. NOTICES It is agreed that the legal address of the parties for all notices required or permitted to be given hereunder, or for purposes of billing, process, correspondence, and any other legal purposes whatsoever, shall be deemed sufficient if given by communication in writing by United States mail, postage prepaid and addressed as follows:

         If to Landlord, at the following address:

            Kearns Development Corp.
            268 West 400 South, Suite 300
            Salt Lake City, Utah 84101
            Tel. 801-575-8073
            Fax 801-521-2081

         If to Tenant, at the following address:
            Salt Lake Community Action Program
            764 South 200 West
            Salt Lake City, Utah 84101


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         Attention: Catherine Hoskins, Executive Director or
         James R. Russell, Board Pres.
         Tel: 801- 359-2444
         Fax: 801- 355-1798

35. GOVERNING LAW AND VENUE The validity, interpretation, and performance of this Lease shall be governed by the laws of the State of Utah, without regard to its law on the conflict of laws. Any dispute arising out of this Lease shall be brought in a court of competent jurisdiction in Salt Lake County, State of Utah. The parties exclude any and all statutes, laws and treaties which would allow or require any dispute to be decided in another forum or by other rules of decision than provided in this Lease.

36. DOCUMENTATION The parties hereto agree to execute such additional documentation as may be necessary or desirable to carry out the intent of this Lease.

37. CONTINGENCY REGARDING USE This Lease is contingent upon there being no restrictions, covenants, agreements, laws, ordinances, rules or regulations which would prohibit Tenant from using the above described Premises for the purposes described herein.

38. EMINENT DOMAIN If at any time during the term of this Lease the entire Premises or any part thereof shall be taken as result of the exercise of the power of eminent domain or by an agreement in lieu thereof, this Lease shall terminate as to the part so taken as of the date possession is taken by the condemning authority. If all or any substantial portion of the Premises shall be taken, Landlord may terminate this Lease at its option by giving Tenant written notice of such termination within thirty (30) days of such taking. If the portion of the Premises taken is so substantial that Tenant's use of the Premises is substantially impaired, Tenant may terminate this Lease at its option, but after giving Landlord written notice of such termination within thirty (30) days of such taking. If



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     neither party terminates this Lease pursuant to this Article, this Lease shall remain in full force and effect, except that the rent payable by Tenant hereunder shall be reduced in the proportion that the area of the Premises so taken bears to the total Premises. Landlord shall be entitled to and Tenant hereby assigns to Landlord the entire amount of any award in connection with such a taking. Nothing in this Section shall give Landlord any interest in or preclude Tenant from seeking, on its own account, any award attributable to the taking of personal property or trade fixtures belonging to Tenant, or for the interruption of Tenant's business.

39. REPRESENTATION REGARDING AUTHORITY The persons who have executed this Lease represent and warrant that they are duly authorized to execute this Lease in the capacities indicated below.

40. ENTIRE AGREEMENT This Lease constitutes the entire agreement and understanding between the parties hereto and supersedes all prior discussions, understandings and agreements. This Lease may not be altered or amended except by a subsequent written agreement executed by all of the parties hereto.

41. REVIEW OF DOCUMENTS The parties hereto represent that they have read and understand the terms of this Lease and that they have sought legal counsel to the extent deemed necessary in order to protect their respective interests.

42. KEYS AND LOCKS Tenant shall not change locks or install other locks on doors without the written consent of the Landlord who agrees not to unreasonably withhold its consent. Tenant upon the termination of the tenancy shall deliver to the Landlord all the keys to the Premises that have been furnished to Tenant.

43. AUCTION, FIRE OR BANKRUPTCY SALE Tenant shall not conduct any auction nor permit any fire or bankruptcy sale to be held on the Premises.


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44.  ESTOPPEL CERTIFICATE 44.1 Landlord's Right to Estoppel Certificate. Tenant
     shall, within fifteen (15) days after Landlord's request, execute and deliver to Landlord a written declaration in recordable form: (1) ratifying this Lease; (2) expressing the Commencement Date and termination date hereof; (3) certifying that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writing as shall be stated); (4) stating that all conditions under this Lease to be performed by Landlord have been satisfied; (5) stating that there are no defenses or offsets against the enforcement of this Lease by the Landlord, or stating those claimed by Tenant; (6) stating the amount of advance rental, if any (or none if such is the case), paid by Tenant; (7) stating the date to which rental has been paid; (8) stating the amount of security deposited with Landlord; and (9) stating such other information as Landlord may reasonably request. Landlord's mortgage lenders and/or purchasers may be entitled to rely upon such declaration. 44.2 Effect of Failure to Provide Estoppel Certificate. If Tenant fails to furnish any Estoppel Certificate within fifteen (15) days after a request made pursuant to the above Paragraph, its shall be conclusively presumed that: (a) this Lease is in full force and effect without modification in accordance with the terms set forth in the request; (b) that there are no unusual breaches or defaults on the part of the Landlord; and (C) that no more than one (1) month's rent has been paid in advance. LANDLORD AND TENANT HAVE SIGNED THIS LEASE AT THE PLACE AND ON THE DATES SPECIFIED ADJACENT TO THEIR SIGNATURES BELOW AND HAVE INITIALED ALL RIDERS WHICH ARE ATTACHED TO OR INCORPORATED BY REFERENCE IN THIS LEASE


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    Signed on May 10,  2001          By    /s/ James R. Russell
    -----------------------
    at                               Title Pres. Board of Trustees, Salt Lake
                                      Community Action Program


    Signed:  on May 10, 2001         By /s/ Catherine Hoskins
    at: Salt Lake County             Title : Executive Director, Salt Lake
                                     Community Action Program






    Signed on May 11, 2001           By /s/ Richard Surber
                                     Title: President, Kearns Development Corp.


    CONSULT YOUR ATTORNEY - This document has been prepared for approval by your attorney. No representation or recommendation is made as to the legal sufficiency, legal effect, or tax consequences of this document or the transaction to which it relates. These are questions for your attorney.






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    Exhibit 23
                                (letterhead of)
                               Mantayla McReynolds
               Certified Public Accountants and Business Advisors
                           A Professional Corporation



We consent to the use of our audit report of Kearns Development Corporation dated May 24, 2001 for the period ended December 31, 2000 in this Form SB-2.






/s/ Mantyla Mc Reynolds
--------------------------
    Mantyla Mc Reynolds






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